    AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON MARCH 24, 1998.
                                               Registration No. 333-
================================================================================
                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549
                           -------------------------

                                    FORM S-4
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                           -------------------------

                         GAYLORD CONTAINER CORPORATION
             (Exact name of registrant as specified in its charter)

                                    DELAWARE
                        (State or other jurisdiction of
                         incorporation or organization)
                                      2653
                          (Primary Standard Industrial
                             Classification Number)
                                   36-3472452
                                (I.R.S. Employer
                              Identification No.)

                           -------------------------

                               500 LAKE COOK ROAD
                           DEERFIELD, ILLINOIS 60015
                           TELEPHONE: (847) 405-5500
  (Address, including zip code, and telephone number, including area code, of registrants' principal executive offices)
                           -------------------------

                                DANIEL P. CASEY
                               500 LAKE COOK ROAD
                           DEERFIELD, ILLINOIS 60015
                           TELEPHONE: (847) 405-5500
 (Name, address, including zip code, and telephone number, including area code, of agent for service)
                           -------------------------

                                    Copy to:

                            WILLIAM S. KIRSCH, P.C.
                                KIRKLAND & ELLIS
                            200 EAST RANDOLPH DRIVE
                            CHICAGO, ILLINOIS 60601
                           TELEPHONE: (312) 861-2000

     APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE OF THE SECURITIES TO THE
PUBLIC: As soon as practicable after this Registration Statement becomes effective.

     If any securities being registered on this form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. [ ]
                           -------------------------

                        CALCULATION OF REGISTRATION FEE

=====================================================================================================================
 TITLE OF EACH CLASS OF                          PROPOSED MAXIMUM        PROPOSED MAXIMUM
    SECURITIES TO BE          AMOUNT TO           OFFERING PRICE        AGGREGATE OFFERING           AMOUNT OF
       REGISTERED           BE REGISTERED          PER UNIT(1)               PRICE(1)             REGISTRATION FEE
---------------------------------------------------------------------------------------------------------------------
9 3/8% Senior Notes due
  2007, Series B             $200,000,000              100%                $200,000,000               $59,000
---------------------------------------------------------------------------------------------------------------------
9 7/8% Senior
  Subordinated Notes due
  2008, Series B             $250,000,000              100%                $250,000,000               $73,750
=====================================================================================================================

(1) Estimated solely for purposes of calculating the registration fee pursuant to Rule 457(f)
                           -------------------------

    THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT THAT SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.
================================================================================

Information contained herein is subject to completion or amendment. A registration statement relating to these securities has been filed with the Securities and Exchange Commission. These securities may not be sold nor may offers to buy be accepted prior to the time the registration statement becomes effective. This prospectus shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any State in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such State.

                  SUBJECT TO COMPLETION, DATED MARCH 24, 1998

PRELIMINARY PROSPECTUS
             , 1998

                         GAYLORD CONTAINER CORPORATION

OFFER TO EXCHANGE ITS 9 3/8% SENIOR NOTES DUE 2007, SERIES B FOR ANY AND ALL OF
  ITS OUTSTANDING 9 3/8% SENIOR NOTES DUE 2007, SERIES A AND ITS 9 7/8% SENIOR SUBORDINATED NOTES DUE 2008, SERIES B FOR ANY AND ALL OF ITS OUTSTANDING 9 7/8%
                 SENIOR SUBORDINATED NOTES DUE 2008, SERIES A.

     THE EXCHANGE OFFER WILL EXPIRE AT 5:00 P.M., NEW YORK CITY TIME, ON
            , 1998, UNLESS EXTENDED.

    Gaylord Container Corporation, a Delaware corporation (the "Company") hereby offers (the "Exchange Offer"), upon the terms and conditions set forth in this Prospectus (the "Prospectus") and the accompanying Letter of Transmittal (the "Letter of Transmittal"), to exchange: (i) $1,000 principal amount of its 9 3/8% Senior Notes due 2007, Series B (the "Senior Exchange Notes"), which will have been registered under the Securities Act of 1933, as amended (the "Securities Act"), pursuant to a Registration Statement of which this Prospectus is a part, for each $1,000 principal amount of its outstanding 9 3/8% Senior Notes due 2007, Series A (the "Old Senior Notes"), of which $200,000,000 principal amount is outstanding and (ii) $1,000 principal amount of its 9 7/8% Senior Subordinated Notes due 2008, Series B (the "Senior Subordinated Exchange Notes" and, together with the Senior Exchange Notes, the "Exchange Notes"), which will have been registered under the Securities Act, pursuant to a Registration Statement of which this Prospectus is a part, for each $1,000 principal amount of its outstanding 9 7/8% Senior Subordinated Notes due 2008, Series A (the "Old Senior Subordinated Notes" and, together with the Old Senior Notes, the "Old Notes") of which $250,000,000 principal amount is outstanding. The form and terms of the Exchange Notes are the same as the form and term of the Old Notes except that (i) the Exchange Notes will bear a Series B designation, (ii) the Exchange Notes will have been registered under the Securities Act and, therefore, will not bear legends restricting the transfer thereof and (iii) holders of the Exchange Notes will not be entitled to certain rights of holders of Old Notes under the Registration Rights Agreements (as defined). The Senior Exchange Notes will evidence the same debt as the Old Senior Notes (which they replace) and will be issued under and be entitled to the benefits of the Indenture dated as of February 23, 1998 (the "Senior Note Indenture") by and among the Company and State Street Bank and Trust Company, as trustee, governing the Senior Notes. The Senior Subordinated Exchange Notes will evidence the same debt as the Old Senior Subordinated Notes (which they replace) and will be issued under and be entitled to the benefits of the Indenture dated as of February 23, 1998 (the "Senior Subordinated Note Indenture" and, together with the Senior Note Indenture, the "Indentures") by and among the Company and Chase Bank of Texas, National Association, as trustee, governing the Senior Subordinated Notes. See "The Exchange Offer" and "Description of Notes." The Old Senior Notes and the Senior Exchange Notes are sometimes referred to herein collectively as the "Senior Notes," the Old Senior Subordinated Notes and the Senior Subordinated Exchange Notes are sometimes referred to herein collectively as the "Senior Subordinated Notes" and the Senior Notes and the Senior Subordinated Notes are sometimes referred to herein collectively as the "Notes."

    The proceeds of the Initial Offering (as defined) were used to redeem (the "Redemption") all of the Company's 12 3/4% Senior Discount Debentures due 2005 (the "Old Debentures"). The Initial Offering and the Redemption are collectively referred to herein as the "Refinancing." See "The Refinancing."

    The Company will accept for exchange any and all Old Notes validly tendered
and not withdrawn prior to 5:00 p.m., New York City time on             , 1998,
unless extended by the Company in its sole discretion (the "Expiration Date"). Tenders of Old Notes may be withdrawn at any time prior to 5:00 p.m. on the Expiration Date. The Exchange Offer is subject to certain customary conditions. See "The Exchange Offer."

    Interest on the Senior Notes will accrue from their date of original issuance and will be payable semiannually in arrears on June 15 and December 15 of each year, commencing June 15, 1998, at the rate of 9 3/8% per annum. The Senior Notes will mature on June 15, 2007. The Senior Notes are redeemable, in whole or in part, at the option of the Company on or after June 15, 2002, at the redemption prices set forth herein, plus accrued and unpaid interest, if any, to the date of redemption. In addition, prior to June 15, 2000, the Company, at its option, may redeem up to 33% of the aggregate principal amount of the Senior Notes originally issued with the net cash proceeds of one or more Equity Offerings (as defined) at a redemption price equal to 109.375% of the principal amount thereof, plus accrued and unpaid interest, if any, to the date of redemption; provided that at least $100 million of the aggregate principal amount of the Senior Notes originally issued remain outstanding following such redemption.
                                        (Cover page continued on following page)
                     -------------------------------------

    SEE "RISK FACTORS" BEGINNING ON PAGE 13 FOR A DESCRIPTION OF CERTAIN RISKS TO BE CONSIDERED BY HOLDERS WHO TENDER THEIR OLD NOTES IN THE EXCHANGE OFFER.

    THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

(Cover page continued)
     Interest on the Senior Subordinated Notes will accrue from the date of original issuance and will be payable semiannually in arrears on February 15 and August 15 of each year, commencing August 15, 1998, at the rate of 9 7/8% per annum. The Senior Subordinated Notes will mature on February 15, 2008. The Senior Subordinated Notes are redeemable, in whole or in part, at the option of the Company on or after February 15, 2003, at the redemption prices set forth herein, plus accrued and unpaid interest, if any, to the date of redemption. In addition, prior to February 15, 2001, the Company, at its option, may redeem up to 33% of the aggregate principal amount of the Senior Subordinated Notes originally issued with the net cash proceeds of one or more Equity Offerings at a redemption price equal to 109.875% of the principal amount thereof, plus accrued and unpaid interest, if any, to the date of redemption; provided that at least $125 million of the aggregate principal amount of the Senior Subordinated Notes originally issued remain outstanding following such redemption.

     The Senior Notes will be general unsecured obligations of the Company, will rank pari passu in right of payment to all senior indebtedness of the Company, including indebtedness under the Credit Agreement (as defined) and the 9 3/4% Senior Notes (as defined), will be structurally subordinated to all indebtedness of the subsidiaries of the Company that do not become Subsidiary Guarantors (as defined), including the Trade Receivable Facility (as defined), and will rank senior in right of payment to the Senior Subordinated Notes. The Senior Subordinated Notes will be general unsecured obligations of the Company, will be subordinate in right of payment to all Senior Debt (as defined) of the Company, including indebtedness under the Credit Agreement, the 9 3/4% Senior Notes and the Senior Notes, will be structurally subordinated to all indebtedness of the subsidiaries of the Company that do not become Subsidiary Guarantors, including the Trade Receivable Facility, and will rank pari passu in right of payment to all existing and future senior subordinated indebtedness of the Company. There are currently no Subsidiary Guarantors of the Notes. All indebtedness under the Credit Agreement is secured by substantially all of the assets of the Company. At December 31, 1997, there was $64 million of indebtedness outstanding under the Credit Agreement (and there was approximately $93 million of credit available under the revolving portion of the Credit Agreement as well as undrawn letters of credit of approximately $12 million) and the total outstanding indebtedness under the Trade Receivable Facility was $54 million (no additional amounts of credit were available under the Trade Receivable Facility). See "Description of Notes."

     Upon a Change of Control (as defined), each holder of the Notes will have the right to require the Company to repurchase such holder's Notes at a price equal to 101% of the principal amount thereof, plus accrued and unpaid interest, if any, to the date of repurchase. Upon the occurrence of a Change of Control prior to June 15, 2002, the Company, at its option, may redeem all, but not less than all, of the outstanding Senior Notes at a redemption price equal to 100% of the principal amount thereof, plus the applicable Make-Whole Premium (as defined). Upon the occurrence of a Change of Control prior to February 15, 2003, the Company, at its option, may redeem all, but not less than all, of the outstanding Senior Subordinated Notes at a redemption price equal to 100% of the principal amount thereof, plus the applicable Make-Whole Premium. In addition, the Company will be obligated to offer to repurchase the Notes at 100% of the principal amount thereof, plus accrued and unpaid interest, if any, to the date of repurchase in the event of certain asset sales. See "Description of Notes."

     The Old Notes were sold by the Company on February 23, 1998 (the "Issue Date") to BT Alex. Brown Incorporated, Donaldson Lufkin & Jenrette Securities Corporation, Bear Stearns & Co. Inc., Salomon Brothers Inc and NationsBanc Montgomery Securities LLC (the "Initial Purchasers") in a transaction not registered under the Securities Act in reliance upon an exemption under the Securities Act (the "Initial Offering"). The Initial Purchasers subsequently placed the Old Notes with (i) qualified institutional buyers in reliance upon Rule 144A under the Securities Act and (ii) qualified buyers outside the United States in reliance upon Regulation S under the Securities Act. Accordingly, the Old Notes may not be reoffered, resold or otherwise transferred in the United States unless registered under the Securities Act or unless an applicable exemption from the registration requirements of the Securities Act is available. The Exchange Notes are being offered hereunder in order to satisfy the obligations of the Company under the Registration Rights Agreements entered into by the Company and the Initial Purchasers in connection with the Initial Offering (the "Registration Rights Agreements"). See "The Exchange Offer."

(Cover page continued)

     Based upon an interpretation by the staff of the Securities and Exchange Commission (the "Commission") set forth in certain no-action letters issued to third parties, the Company believes that the Exchange Notes issued pursuant to the Exchange Offer in exchange for Old Notes may be offered for resale, resold and otherwise transferred by any holder thereof (other than any such holder that is an "affiliate" of the Company within the meaning of Rule 405 under the Securities Act) without compliance with the registration and prospectus delivery requirements of the Securities Act, provided that such Exchange Notes are acquired in the ordinary course of such holder's business and such holder has no arrangement or understanding with any person to participate in the distribution of such Exchange Notes. See "The Exchange Offer -- Resale of the Exchange Notes." Holders of Old Notes wishing to accept the Exchange Offer must represent to the Company, as required by the Registration Rights Agreements, that such conditions have been met. Each broker-dealer (a "Participating Broker-Dealer") that receives Exchange Notes for its own account pursuant to the Exchange Offer must acknowledge that it will deliver a prospectus in connection with any resale of such Exchange Notes. The Letter of Transmittal states that by so acknowledging and by delivering a prospectus, a participating Broker-Dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act. This Prospectus, as it may be amended or supplemented from time to time, may be used by a Participating Broker-Dealer in connection with resales of Exchange Notes received in exchange for Old Notes where such Old Notes were acquired by such Participating Broker-Dealer as a result of market-making activities or other trading activities. The Company has agreed that, for a period of 180 days after the Expiration Date, it will make this Prospectus available to any Participating Broker-Dealer for use in connection with any such resale. See "Plan of Distribution."

     The Company will not receive any proceeds from the Exchange Offer. The Company has agreed to bear the expenses of the Exchange Offer. No underwriter is being used in connection with the Exchange Offer.

     There has not previously been any public market for the Old Notes or the Exchange Notes. The Company does not intend to list the Exchange Notes on any securities exchange or to seek approval for quotation through any automated quotation system. There can be no assurance that an active market for the Exchange Notes will develop. See "Risk Factors -- Absence of a Public Market Could Adversely Affect the Value of Exchange Notes." Moreover, to the extent that Old Notes are tendered and accepted in the Exchange Offer, the trading market for untendered and tendered but unaccepted Old Notes could be adversely affected.

     The Exchange Notes will be available initially only in book-entry form. Except as described under "Book-Entry; Delivery and Form," the Company expects that the Exchange Notes issued pursuant to the Exchange Offer will be represented by Global Notes (as defined), which will be deposited with, or on behalf of, the Depository Trust Company ("DTC") and registered in its name or in the name of Cede & Co., its nominee. Beneficial interests in the Global Notes representing the Exchange Notes will be shown on, and transfers thereof will be effected through, records maintained by DTC and its participants. After the initial issuance of the Global Notes, notes in certificated form will be issued in exchange for the Global Notes only under limited circumstances as set forth in the indenture. See "Book-Entry; Delivery and Form."

     THE EXCHANGE OFFER IS NOT BEING MADE TO, NOR WILL THE COMPANY ACCEPT SURRENDERS FOR EXCHANGE FROM, HOLDERS OF OLD NOTES IN ANY JURISDICTION IN WHICH THE EXCHANGE OFFER OR THE ACCEPTANCE THEREOF WOULD NOT BE IN COMPLIANCE WITH THE SECURITIES OR BLUE SKY LAWS OF SUCH JURISDICTION.

     NO PERSON IS AUTHORIZED IN CONNECTION WITH ANY OFFERING HEREBY TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATION NOT CONTAINED IN THIS PROSPECTUS OR THE ACCOMPANYING LETTER OF TRANSMITTAL, AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATION MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE COMPANY.

     PROSPECTIVE INVESTORS IN THE EXCHANGE NOTES ARE NOT TO CONSTRUE THE CONTENTS OF THIS PROSPECTUS AS INVESTMENT, LEGAL OR TAX ADVICE. EACH INVESTOR SHOULD CONSULT ITS OWN COUNSEL, ACCOUNTANT AND OTHER ADVISORS AS TO LEGAL, TAX, BUSINESS, FINANCIAL AND RELATED ASPECTS OF THE EXCHANGE NOTES. NEITHER THE COMPANY NOR ANY OTHER PERSON IS MAKING ANY REPRESENTATION TO ANY PROSPECTIVE INVESTOR IN THE EXCHANGE NOTES REGARDING THE LEGALITY OF AN INVESTMENT THEREIN BY SUCH PERSON UNDER APPROPRIATE LEGAL INVESTMENT OR SIMILAR LAWS.

                                  MARKET DATA

     MARKET DATA USED THROUGHOUT THIS OFFERING MEMORANDUM WERE OBTAINED FROM INTERNAL COMPANY SURVEYS AND INDUSTRY PUBLICATIONS. INDUSTRY PUBLICATIONS GENERALLY STATE THAT THE INFORMATION CONTAINED THEREIN HAS BEEN OBTAINED FROM SOURCES BELIEVED TO BE RELIABLE, BUT THAT THE ACCURACY AND COMPLETENESS OF SUCH INFORMATION IS NOT GUARANTEED. THE COMPANY HAS NOT INDEPENDENTLY VERIFIED THIS MARKET DATA. SIMILARLY, INTERNAL COMPANY SURVEYS, WHILE BELIEVED BY THE COMPANY TO BE RELIABLE, HAVE NOT BEEN VERIFIED BY ANY INDEPENDENT SOURCES.

                           FORWARD-LOOKING STATEMENTS

     FORWARD-LOOKING STATEMENTS IN THIS PROSPECTUS ARE MADE PURSUANT TO THE SAFE HARBOR PROVISIONS OF THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995. SUCH FORWARD-LOOKING STATEMENTS ARE SUBJECT TO RISKS AND UNCERTAINTIES AND ACTUAL RESULTS COULD DIFFER MATERIALLY. SUCH RISKS AND UNCERTAINTIES INCLUDE, BUT ARE NOT LIMITED TO, GENERAL ECONOMIC AND BUSINESS CONDITIONS, COMPETITIVE MARKET PRICING, INCREASES IN RAW MATERIAL, ENERGY AND OTHER MANUFACTURING COSTS, FLUCTUATIONS IN DEMAND FOR THE COMPANY'S PRODUCTS, POTENTIAL EQUIPMENT OR INFORMATION TECHNOLOGY MALFUNCTIONS AND PENDING LITIGATION.

                             AVAILABLE INFORMATION

     The Company has filed with the Commission a Registration Statement on Form S-4 (the "Exchange Offer Registration Statement," which term shall encompass all amendments, exhibits, annexes and schedules thereto) pursuant to the Securities Act, and the rules and regulations promulgated thereunder, covering the Exchange Offer contemplated hereby. This Prospectus does not contain all the information set forth in the Exchange Offer Registration Statement. For further information with respect to the Company and the Exchange Offer, reference is made to the Exchange Offer Registration Statement. Statements made in this Prospectus as to the contents of any contract, agreement or other document referred to are not necessarily complete. With respect to each such contract, agreement or other document filed as an exhibit to the Exchange Offer Registration Statement, reference is made to the exhibit for a more complete description of the document or matter involved, and each such statement shall be deemed qualified in its entirety by such reference.

     The Company is subject to the informational requirements of the Exchange Act and in accordance therewith files reports and other information with the Commission. The Exchange Offer Registration Statement, including the exhibits thereto, and periodic reports and other information filed by the Company with the Commission can be inspected and copied at the public reference facilities maintained by the Commission at Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549, and inspected at the Commission's regional offices at 7 World Trade Center, Suite 1300, New York, New York 10048 and Citicorp Center, Suite 1400, 500 West Madison Street, Chicago, Illinois 60601. Copies of such materials can be obtained from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. The Commission maintains a Web site that contains reports, proxy and information statements and other information regarding registrants that file electronically with the Commission. The address of such site is http://www.sec.gov.

     In addition, the Company has agreed that, whether or not it is required to do so by the rules and regulations of the Commission, for so long as any Notes remain outstanding, it will furnish to the holders of the Notes and, to the extent permitted by applicable law or regulation, file with the Commission (i) all quarterly and annual financial information that would be required to be contained in a filing with the Commission on Forms 10-Q and 10-K if the Company was required to file such Forms, including for each a "Management's Discussion and Analysis of Financial Condition and Results of Operations" and, with respect to the annual information only, a report thereof by the Company's independent certified public accountants and (ii) all reports that would be required to be filed on Form 8-K if it were required to file such reports. In addition, for so long as any of the Notes remain outstanding, the Company has agreed to make available to any prospective purchaser of the Notes or beneficial owner of the Notes, in connection with any sale thereof, the information required by Rule 144A(d)(4) under the Securities Act.

     The Company, a corporation organized under the laws of the state of Delaware, has its principal executive office located at 500 Lake Cook Road, Suite 400, Deerfield, Illinois; telephone number is (847) 405-5500.

               INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

     The following documents heretofore filed with the Commission pursuant to the Exchange Act (File No. 1-9915) are incorporated herein by reference:

     1. The Company's Annual Report on Form 10-K for the fiscal year ended September 30, 1997.

     2. The Company's Quarterly Report on Form 10-Q for the fiscal quarter ended December 31, 1997.

     All reports and other documents filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date of this Prospectus and prior to the Expiration Date, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of the filing of such reports and documents.

     Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein (or in any other subsequently filed document which also is incorporated or deemed to be incorporated by reference herein) modifies or supersedes such previous statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

     THIS PROSPECTUS INCORPORATES DOCUMENTS BY REFERENCE WHICH ARE NOT PRESENTED HEREIN OR DELIVERED HEREWITH. THE COMPANY WILL PROVIDE WITHOUT CHARGE TO EACH PERSON, INCLUDING ANY BENEFICIAL OWNER, TO WHOM A PROSPECTUS IS DELIVERED A COPY OF ANY AND ALL OF THE INFORMATION THAT HAS BEEN INCORPORATED BY REFERENCE IN THIS PROSPECTUS (NOT INCLUDING EXHIBITS TO THE INFORMATION INCORPORATED BY REFERENCE UNLESS SUCH EXHIBITS ARE SPECIFICALLY INCORPORATED BY REFERENCE INTO THE INFORMATION THAT THE PROSPECTUS INCORPORATES) UPON WRITTEN OR ORAL REQUEST TO DAVID F. TANAKA, VICE PRESIDENT, GENERAL COUNSEL AND CORPORATE SECRETARY OF THE COMPANY, 500 LAKE COOK ROAD, SUITE 400, DEERFIELD, ILLINOIS 60015,
TELEPHONE: (847) 405-5500. IN ORDER TO ENSURE TIMELY DELIVERY OF THE DOCUMENTS,
ANY REQUEST SHOULD BE MADE BY                     , 1998 (FIVE BUSINESS DAYS
PRIOR TO THE EXPIRATION DATE).

                               PROSPECTUS SUMMARY

     The following summary information is qualified in its entirety by, and should be read in conjunction with, the more detailed information and financial statements, including notes thereto, appearing elsewhere in or incorporated by reference into this Prospectus. Reference is made to "Risk Factors" which contains certain factors that investors should consider prior to tendering Old Notes in exchange for Exchange Notes. Unless otherwise stated in this Prospectus or unless the context otherwise requires, the "Company" refers to Gaylord Container Corporation and its subsidiaries, and references to financial information presented on a "pro forma basis" give effect to the Refinancing.

                                  THE COMPANY

     The Company is a major national manufacturer and distributor of brown paper and brown paper packaging products. The Company produces linerboard and unbleached kraft paper at its paper mills located in Bogalusa, Louisiana; Antioch, California; and Pine Bluff, Arkansas. Through its network of 20 converting facilities, the Company converts the majority of its primary mill products into corrugated containers and sheets and multiwall bags for the food, beverage, agricultural and other industries. As of September 30, 1997, the Company was the ninth largest domestic producer of linerboard with approximately
1.35 million tons of annual capacity and the fourth largest producer of unbleached kraft paper with approximately 0.28 million tons of annual capacity.

     Since its inception in 1986, the Company has made significant capital expenditures primarily to expand capacity, install advanced paper making technology, improve product quality, realize operating efficiencies and maintain its existing facilities. As part of a major capital expenditure program completed in fiscal 1990, the Company invested approximately $240 million to expand capacity, improve operating efficiencies and enhance product quality at the Company's mills, providing the Company with a high-quality, cost-effective mill system. Mill productive capacity has increased by more than 65% compared to 1987 levels. The Company believes that all of its mills are low-cost producers in their respective segments and that its Bogalusa mill is one of the premier mills in the industry. The focus of the Company's current capital plan for the five year period beginning in fiscal 1994 is on its converting operations, with approximately 60% of the budgeted $250 million for that period allocated to upgrading and expanding the Company's corrugated container, sheet feeder and bag plants. The goal of the converting plant capital program is to increase capacity and to achieve quality enhancements and cost efficiencies similar to those at the Company's mills.

     The Company's operating strategy is to maintain or improve its position as a low-cost, high-quality producer of linerboard, unbleached kraft paper and related converted products. Specifically, the Company has emphasized production of high-performance linerboard, high-recycled content linerboard and packaging products, and the use of multicolor packaging graphics, because it believes these products represent the higher-growth segments of the brown paper packaging industry. Further, the Company's goal is to become 100% forward integrated over time by increasing converting capacity to a level that equals or exceeds its mill productive capacity. The Company will also continue to seek growth opportunities including acquisitions and other strategic investments.

     Approximately 94% of the Company's linerboard productive capacity is capable of manufacturing high-performance grades of linerboard, which have the same performance characteristics as standard grades of linerboard, but achieve these levels using less fiber which results in a lower basis weight. Basis weight is the weight of linerboard per 1,000 square feet. When converted into a corrugated container, high-performance linerboard, using the same square footage as standard linerboard, reduces weight while maintaining performance characteristics, and thus, is more economical.

     The Company is also a major producer in the growing recycled linerboard and packaging segments of the brown paper industry. The Antioch mill uses 100% recycled fiber, and the Company as a whole uses approximately 820 thousand tons annually of pre- and post-consumer waste as a fiber source. Recycled fiber provides approximately 45% of the Company's fiber needs.

     The Company continues to emphasize the use of high-quality packaging graphics through a preprint linerboard facility, state-of-the-art multicolor print capabilities at its converting facilities and computer-aided-design systems at its corrugated container facilities to meet customers' growing demand for these products and services. The Company believes participation in this segment provides higher margins and a more stable customer base.

     Consistent with its long term operating strategy, the Company intends to continue to sell primary mill product to independent converters and to the export market, and to purchase mill product in the open market. The Company believes that increased forward integration will reduce the impact of primary product price volatility on its profits, provide more stable demand (which enhances efficiency) for the Company's mill production and increase its product distribution capabilities. In fiscal 1997, the Company converted the equivalent of approximately 82% of its linerboard production and converted or sold to its grocery bag joint venture approximately 71% of its unbleached kraft paper production. The Company intends to continue to increase converting capacity through internal expansion, converting plant acquisitions and strategic joint ventures.

                                THE REFINANCING

     The Company believes that the Refinancing provides lower interest rates, extended maturities and additional financial flexibility, thus enhancing the Company's ability to implement its operating strategy.

     The net proceeds of the Initial Offering were used to defease the outstanding Old Debentures in accordance with the terms of the Old Debenture Indenture (as defined). Upon consummation of the Offering, the Company deposited with the Old Debenture Trustee U.S. Treasury securities having a maturity of May 14, 1998, and a future value sufficient to redeem the Old Debentures, and pay the call premium and accrued and unpaid interest through May 14, 1998. The Old Debentures will be redeemed by the Old Debenture Trustee on May 15, 1998.

                              THE INITIAL OFFERING

Old Notes.....................   The Old Notes were sold by the Company on
                                 February 23, 1998 to the Initial Purchasers pursuant to a Purchase Agreement dated February
                                 13, 1998 (the "Purchase Agreement"). The
                                 Initial Purchasers subsequently resold the Old
                                 Notes to (i) qualified institutional buyers pursuant to Rule 144A under the Securities Act and (ii) qualified buyers outside the United
                                 States in reliance upon Regulation S under the Securities Act.

Registration Rights
Agreements....................   Pursuant to the Purchase Agreement, the Company
                                 and the Initial Purchasers entered into the Registration Rights Agreements each dated as of February 23, 1998 and each of which grant the holders of the Old Notes certain exchange and registration rights. The Exchange Offer is intended to satisfy such exchange rights which terminate upon the consummation of the Exchange
                                 Offer. Upon consummation of the Exchange Offer, the Company will have no further obligation under the Registration Rights Agreements to register Old Notes except in the limited circumstances in which the Company has agreed to file a Shelf Registration Statement. See
                                 "Prospectus Summary -- The Exchange
                                 Offer -- Untendered Old Notes" and "The
                                 Exchange Offer -- Purpose and Effect of the
                                 Exchange Offer."

                               THE EXCHANGE OFFER

Securities Offered............   $200,000,000 aggregate principal amount of
                                 9 3/8% Senior Notes due 2007, Series B (the
                                 "Senior Exchange Notes"), and $250,000,000 aggregate principal amount 9 7/8% Senior
                                 Subordinated Notes due 2008, Series B (the
                                 "Senior Subordinated Exchange Notes" and, together with the Senior Exchange Notes, the "Exchange Notes").

The Exchange Offer............   $1,000 principal amount of Senior Exchange
                                 Notes in exchange for each $1,000 principal amount of Old Senior Notes. As of the date hereof, $200,000,000 aggregate principal amount of Old Senior Notes are outstanding. $1,000 principal amount of Senior Subordinated
                                 Exchange Notes in exchange for each $1,000 principal amount of Old Senior Subordinated
                                 Notes. As of the date hereof, $250,000,000 aggregate principal amount of Old Senior
                                 Subordinated Notes are outstanding. The Company will issue the Exchange Notes to holders on or promptly after the Expiration Date.

                                 Based on an interpretation by the staff of the Commission set forth in no-action letters issued to third parties, the Company believes that Exchange Notes issued pursuant to the Exchange Offer in exchange for Old Notes may be offered for resale, resold and otherwise transferred by any holder thereof (other than any such holder which is an "affiliate" of the Company within the meaning of Rule 405 under the Securities Act) without compliance with the registration and prospectus delivery provisions of the Securities Act, provided that such Exchange Notes are acquired in the ordinary course of such holder's business and that such holder does not intend to participate and has no arrangement or understanding with any person to participate in the distribution of such Exchange Notes.

                                    Any Participating Broker-Dealer that
                                    acquired Old Notes for its own account as a result of market-making activities or other trading activities may be a statutory underwriter. Each Participating
                                    Broker-Dealer that receives Exchange Notes for its own account pursuant to the Exchange Offer must acknowledge that it will deliver a prospectus in connection with any resale of such Exchange Notes. The Letter of Transmittal states that by so acknowledging and by delivering a prospectus, a Participating Broker-Dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act. This Prospectus, as it may be amended or supplemented from time to time, may be used by a Participating Broker-Dealer in connection with resales of Exchange Notes received in exchange for Old Notes where such Old Notes were acquired by such Participating Broker-Dealer as a result of market-making activities or other trading activities. The Company has agreed that, for a period of 180 days after the Expiration Date, it will make this Prospectus available to any Participating Broker-Dealer for use in connection with any such resale. See "Plan of Distribution."

                                    Any holder who tenders in the Exchange
                                    Offer with the intention to participate, or for the purpose of participating, in a distribution of the Exchange Notes can not rely on the position of the staff of the Commission enunciated in no-action letters and, in the absence of an exemption therefrom, must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale transaction. Failure to comply with such requirements in such instance may result in such holder incurring liability under the Securities Act for which the holder is not indemnified by the Company.

Expiration Date...............      5:00 p.m., New York City time, on
                                             , 1998 unless the Exchange Offer is
                                    extended, in which case the term "Expiration
                                    Date" means the latest date and time to
                                    which the Exchange Offer is extended.

Accrued Interest on the Exchange
  Notes and the Old Notes.....      Each Exchange Note will bear interest from
                                    its issuance date. Holders of Old Notes that are accepted for exchange will receive, in cash, accrued interest thereon to, but not including, the issuance date of the Exchange
                                    Notes. Such interest will be paid with the first interest payment on the Exchange Notes
                                    (June 15, 1998 in the case of the Senior
                                    Exchange Notes and August 15, 1998 in the case of the Senior Subordinated Exchange
                                    Notes). Interest on the Old Notes accepted for exchange will cease to accrue upon issuance of the Exchange Notes.

Conditions to the Exchange Offer..  The Exchange Offer is subject to certain customary conditions, which may be waived by the Company. See "The Exchange Offer -- Conditions."

Procedures for Tendering Old Notes  Each holder of Old Notes wishing to accept the Exchange Offer must complete, sign and date the accompanying Letter of Transmittal, or a facsimile thereof, in accordance with the instructions contained herein and therein, and mail or otherwise deliver such

                                 Letter of Transmittal, or such facsimile, together with the Old Notes and any other required documentation to the Exchange Agent (as defined) at the address set forth herein. By executing the Letter of Transmittal, each holder represents to the Company that, among other things, the Exchange Notes acquired pursuant to the Exchange Offer are being obtained in the ordinary course of business of the person receiving such Exchange Notes, whether or not such person is the holder, that neither the holder nor any such other person has any arrangement or understanding with any person to participate in the distribution of such Exchange Notes and that neither the holder nor any such other person is an "affiliate," as defined under Rule 405 of the Securities Act, of the Company. See "The Exchange Offer -- Purpose and Effect of the Exchange Offer" and "-- Procedures for Tendering."

Untendered Old Notes..........   Following the consummation of the Exchange
                                 Offer, holders of Old Notes eligible to
                                 participate but who do not tender their Old
                                 Notes will not have any further exchange rights and such Old Notes will continue to be subject to certain restrictions on transfer.
                                 Accordingly, the liquidity of the market for such Old Notes could be adversely affected.

Consequences of Failure to
  Exchange....................   The Old Notes that are not exchanged pursuant
                                 to the Exchange Offer will remain restricted securities. Accordingly, such Old Notes may be resold only (i) to the Company, (ii) pursuant to Rule 144A or Rule 144 under the Securities
                                 Act or pursuant to some other exemption under the Securities Act, (iii) outside the United
                                 States to a foreign person pursuant to the requirements of Rule 904 under the Securities
                                 Act, or (iv) pursuant to an effective
                                 registration statement under the Securities
                                 Act. See "The Exchange Offer -- Consequences of
                                 Failure to Exchange."

Federal Income Tax
Considerations................   The Company believes that the exchange of Old
                                 Notes for Exchange Notes pursuant to the Exchange Offer will not be treated as an "exchange" for federal income tax purposes because the Exchange Notes will not be considered to differ materially in kind or extent from the Old Notes.

Shelf Registration
Statement.....................   If any holder of the Old Notes (other than any
                                 such holder which is an "affiliate" of the Company within the meaning of Rule 405 under the Securities Act) is not eligible under applicable securities laws to participate in the Exchange Offer, and such holder has satisfied certain conditions relating to the provision of information to the Company for use therein, the Company has agreed to register the Old Notes on a shelf registration statement
                                 (the "Shelf Registration Statement") and use its best efforts to cause it to be declared effective by the Commission as promptly as practical on or after the consummation of the Exchange Offer. The Company has agreed to maintain the effectiveness of the Shelf
                                 Registration Statement for, under certain circumstances, a maximum of two years, to cover resales of the Old Notes held by any such holders.

Special Procedures for
Beneficial
  Owners......................   Any beneficial owner whose Old Notes are
                                 registered in the name of a broker, dealer, commercial bank, trust company or other nominee and who wishes to tender should contact such registered holder promptly and instruct such registered holder to tender on such beneficial owner's behalf. If such beneficial owner wishes to tender on such owner's own behalf, such owner must, prior to completing and executing the Letter of Transmittal and delivering its Old Notes, either make appropriate arrangements to register ownership of the Old Notes in such owner's name or obtain a properly completed bond power from the registered holder. The transfer of registered ownership may take considerable time. The Company will keep the Exchange Offer open for not less than twenty business days in order to provide for the transfer of registered ownership.

Guaranteed Delivery
Procedures....................   Holders of Old Notes who wish to tender their
                                 Old Notes and whose Old Notes are not
                                 immediately available or who cannot deliver their Old Notes, the Letter of Transmittal or any other documents required by the Letter of Transmittal to the Exchange Agent (or comply with the procedures for book-entry transfer) prior to the Expiration Date must tender their Old Notes according to the guaranteed delivery procedures set forth in "The Exchange Offer --
                                 Guaranteed Delivery Procedures."

Withdrawal Rights.............   Tenders may be withdrawn at any time prior to
                                 5:00 p.m., New York City time, on the
                                 Expiration Date.

Acceptance of Old Notes and
Delivery of Exchange Notes....   The Company will accept for exchange any and
                                 all Old Notes which are properly tendered in the Exchange Offer prior to 5:00 p.m., New York
                                 City time, on the Expiration Date. The Exchange
                                 Notes issued pursuant to the Exchange Offer will be delivered promptly following the Expiration Date. See "The Exchange Offer --
                                 Terms of the Exchange Offer."

Use of Proceeds...............   There will be no cash proceeds to the Company
                                 from the exchange pursuant to the Exchange
                                 Offer.

Exchange Agent................   State Street Bank and Trust Company is serving
                                 as Exchange Agent in connection with the exchange offer of Senior Exchange Notes for Old
                                 Senior Notes. Chase Bank of Texas, National
                                 Association is serving as Exchange Agent in connection with the exchange offer for Senior
                                 Subordinated Exchange Notes for Old Senior
                                 Subordinated Notes. State Street Bank and Trust
                                 Company and Chase Bank of Texas, National
                                 Association are collectively referred to herein as the "Exchange Agent."

                               THE EXCHANGE NOTES

General.......................   The form and terms of the Exchange Notes are
                                 the same as the form and terms of the Old Notes
                                 (which they replace) except that (i) the Exchange Notes bear a Series B designation,
                                 (ii) the Exchange Notes have been registered under the Securities Act and, therefore, will not bear legends restricting the transfer thereof, and (iii) the holders of Exchange Notes will not be entitled to certain rights under the Registration Rights Agreements, including the provisions providing for an increase in the interest rate on the Old Notes in certain circumstances relating to the timing of the Exchange Offer, which rights will terminate when the Exchange Offer is consummated. See
                                 "The Exchange Offer -- Purpose and Effect of the Exchange Offer." The Exchange Notes will evidence the same debt as the Old Notes and will be entitled to the benefits of the Indentures. See "Description of Notes."

THE SENIOR EXCHANGE NOTES

Maturity Date.................   June 15, 2007.

Interest Rate and Payment
Dates.........................   The Senior Exchange Notes will bear interest at
                                 a rate of 9 3/8% per annum. Interest on the Senior Exchange Notes will accrue from the date of issuance and is payable semi-annually on each June 15 and December 15, commencing June
                                 15, 1998.

Ranking.......................   The Senior Exchange Notes will be, as the Old
                                 Senior Notes (which they replace) are, general unsecured obligations of the Company, will rank pari passu in right of payment to all senior indebtedness of the Company including indebtedness under the Credit Agreement and the 9 3/4% Senior Notes, will be structurally subordinated to all indebtedness of the subsidiaries of the Company that do not become
                                 Subsidiary Guarantors, including the Trade
                                 Receivable Facility, and will rank senior in right of payment to the Senior Subordinated
                                 Notes. All indebtedness under the Credit
                                 Agreement is secured by substantially all of the assets of the Company. At December 31, 1997, there was $64 million of indebtedness outstanding under the Credit Agreement (and there was approximately $93 million of credit available under the revolving portion of the Credit Agreement as well as undrawn letters of credit of approximately $12 million) and the total outstanding indebtedness under the Trade
                                 Receivable Facility was $54 million (no
                                 additional amounts of credit were available under the Trade Receivable Facility). See
                                 "Management's Discussion and Analysis of
                                 Financial Condition and Results of Operations
                                 -- Liquidity and Capital Resources" and
                                 "Description of Notes."

Optional Redemption...........   The Senior Notes are redeemable, in whole or in
                                 part at the option of the Company on or after June 15, 2002, at the redemption prices set forth herein, plus accrued and unpaid interest, if any, to the date of redemption. In addition, prior to June 15, 2000 the Company, at its option, may redeem up to 33% of the aggregate principal amount of the Senior Notes originally issued with the net cash proceeds of one or more Equity Offerings at a redemption price equal to 109.375% of the principal amount thereof, plus accrued and unpaid interest, if any, to the date of redemption; provided that at least $100 million aggregate principal amount of the Senior Notes remain outstanding after any such redemption. See "Description of Notes -- Certain Terms of the Senior Notes --
                                 Optional Redemption."

Change of Control.............   Upon a Change of Control, each holder of the
                                 Senior Notes will have the right to require the Company to repurchase all or a portion of such holder's Senior Notes at a price equal to 101% of their principal amount, plus accrued and unpaid interest, if any, to the date of repurchase. In addition, upon the occurrence of a Change of Control prior to June 15, 2002, the Company, at its option, may redeem all, but not less than all, of the outstanding Senior Notes at a redemption price equal to 100% of the principal amount thereof plus the applicable
                                 Make-Whole Premium. See "Description of Notes
                                 -- Certain Terms of the Senior Notes -- Change of Control." There can be no assurance that, in the event of a Change of Control, the Company will have, or be able to obtain, sufficient funds to repurchase the Senior Notes or that the Company will be permitted to do so under the Credit Agreement or any other indebtedness outstanding at such time. See "Risk Factors --
                                 Purchase of the Notes Upon Change of Control."
                                 As defined, a "Change of Control" may not include certain transactions which involve the transfer of additional voting power to certain affiliates or significant corporate transactions not involving transfers of voting power in excess of certain levels.

Offers to Purchase............   In the event of certain asset sales, the
                                 Company will be required to offer to repurchase the Senior Notes at 100% of their principal amount, plus accrued and unpaid interest, if any, to the date of repurchase, with the net proceeds of such asset sales.

Certain Covenants.............   The Senior Note Indenture imposes certain
                                 limitations on the ability of the Company and its Restricted Subsidiaries (as defined) to, among other things, incur additional indebtedness, incur liens, pay dividends or make certain other restricted payments or restricted investments, consummate certain asset sales, enter into certain transactions with affiliates, impose restrictions on the ability of a subsidiary to pay dividends or make certain payments to the Company and its Restricted Subsidiaries, merge or consolidate with any other person or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of the Company's assets. These restrictions are subject to a number of important qualifications and exceptions.

THE SENIOR SUBORDINATED EXCHANGE NOTES

Maturity Date.................   February 15, 2008.

Interest Rate and Payment
Dates.........................   The Senior Subordinated Exchange Notes will
                                 bear interest at a rate of 9 7/8% per annum.
                                 Interest on the Senior Subordinated Exchange
                                 Notes will accrue from the date of issuance and is payable semi-annually on each February 15 and August 15, commencing August 15, 1998.

Ranking.......................   The Senior Subordinated Exchange Notes will be,
                                 as the Old Senior Subordinated Notes (which they replace) are, general unsecured obligations of the Company, will be subordinate in right of payment to all Senior Debt (as defined) of the Company including indebtedness under the Credit Agreement, the 9 3/4% Senior
                                 Notes and the Senior Notes, will be
                                 structurally subordinated to all indebtedness of the subsidiaries of the Company that do not become Subsidiary Guarantors, including the Trade Receivable Facility, and will rank pari passu in right of payment to the existing and future senior subordinated indebtedness of the Company. All indebtedness under the Credit
                                 Agreement is secured by substantially all of the assets of the Company. At December 31, 1997, there was $64 million of indebtedness outstanding under the Credit Agreement (and there was approximately $93 million of credit available under the revolving portion of the Credit Agreement as well as undrawn letters of credit of approximately $12 million) and the total outstanding indebtedness under the Trade
                                 Receivable Facility was $54 million (no
                                 additional amounts of credit were available under the Trade Receivable Facility). See
                                 "Management's Discussion and Analysis of
                                 Financial Condition and Results of
                                 Operations -- Liquidity and Capital Resources" and "Description of Notes."

Optional Redemption...........   The Senior Subordinated Notes are redeemable,
                                 in whole or in part at the option of the Company on or after February 15, 2003, at the redemption prices set forth herein, plus accrued and unpaid interest, if any, to the date of redemption. In addition, prior to February 15, 2001, the Company, at its option, may redeem up to 33% of the aggregate principal amount of the Senior Subordinated Notes originally issued with the net cash proceeds of one or more Equity Offerings at a redemption price equal to 109.875% of the principal amount thereof, plus accrued and unpaid interest, if any, to the date of redemption; provided that at least $125 million aggregate principal amount of the Senior Subordinated Notes remain outstanding after any such redemption. See
                                 "Description of Notes -- Certain Terms of the
                                 Senior Subordinated Notes -- Optional
                                 Redemption."

Change of Control.............   Upon a Change of Control, each holder of the
                                 Senior Subordinated Notes will have the right to require the Company to repurchase all or a portion of such holder's Senior Subordinated
                                 Notes at a price equal to 101% of their
                                 principal amount, plus accrued and unpaid interest, if any, to the date of repurchase. In addition, upon the occurrence of a Change of Control prior to February 15, 2003, the
                                 Company, at its option, may redeem all, but not less than all, of the outstanding Senior
                                 Subordinated Notes at a redemption price equal to 100% of the principal amount thereof plus the applicable Make-Whole Premium. See
                                 "Description of Notes -- Certain Terms of the
                                 Senior Subordinated Notes -- Change of
                                 Control." There can be no assurance that, in the event of a Change of Control, the Company will have, or be able to obtain, sufficient funds to repurchase the Senior Subordinated
                                 Notes or that the Company will be permitted to do so under the Credit Agreement, the Senior
                                 Notes, the 9 3/4% Senior Notes or any other indebtedness outstanding at such time. See
                                 "Risk Factors -- Purchase of the Notes Upon
                                 Change of Control." As defined, a "Change of Control" may not include certain transactions which involve the transfer of additional voting power to certain affiliates or significant corporate transactions not involving transfers of voting power in excess of certain levels.

Offers to Purchase............   In the event of certain asset sales, the
                                 Company will be required to offer to repurchase the Senior Subordinated Notes at 100% of their principal amount, plus accrued and unpaid interest, if any, to the date of repurchase, with the net proceeds of such asset sales.

Certain Covenants.............   The Senior Subordinated Note Indenture imposes
                                 certain limitations on the ability of the Company and its Restricted Subsidiaries to, among other things, incur additional indebtedness, including indebtedness which is subordinate to rights of payment to any Senior
                                 Debt and senior in right of payment to the Senior Subordinated Notes, pay dividends or make certain other restricted payments or restricted investments, consummate certain asset sales, enter into certain transactions with affiliates, impose restrictions on the ability of a subsidiary to pay dividends or make certain payments to the Company and its Restricted Subsidiaries, merge or consolidate with any other person or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of the Company's assets. These restrictions are subject to a number of important qualifications and exceptions.

  For additional information regarding the Notes, see "Description of Notes."

                                USE OF PROCEEDS

     There will be no cash proceeds to the Company from the exchange pursuant to the Exchange Offer. The Company used the proceeds of the Initial Offering to redeem the Old Debentures pursuant to the Redemption. See "Use of Proceeds."

                                  RISK FACTORS

     See "Risk Factors" beginning on page 13 for a discussion of certain factors that should be considered before tendering Old Notes in exchange for Exchange Notes. These risk factors are generally applicable to the Old Notes as well as the Exchange Notes.

                SUMMARY HISTORICAL AND PRO FORMA FINANCIAL DATA

    The following summary historical consolidated financial data of the Company for the years ended September 30, 1993, 1994, 1995, 1996 and 1997 (other than operating data) were derived from the historical audited consolidated financial statements of the Company. The following selected historical consolidated financial data of the Company as of December 31, 1997 and for the three months ended December 31, 1996 and 1997 were derived from unaudited consolidated financial statements of the Company, which, in the opinion of the Company, reflect all adjustments necessary for a fair presentation of the results for the unaudited periods. The following selected unaudited pro forma consolidated income statement and other data have been prepared to give effect to the Refinancing as if such transaction occurred on October 1, 1996. The "As Adjusted" balance sheet data have been prepared to give effect to the Refinancing as if such transaction occurred on December 31, 1997.

                                                                                                             THREE MONTHS
                                                     YEAR ENDED SEPTEMBER 30,(1)                          ENDED DECEMBER 31,
                                   ----------------------------------------------------------------   ---------------------------
                                                                                          PRO FORMA                     PRO FORMA
                                     1993       1994       1995       1996       1997      1997(2)     1996     1997     1997(2)
                                     ----       ----       ----       ----       ----     ---------    ----     ----    ---------
                                                              (IN MILLIONS, EXCEPT PER SHARE AMOUNTS)
INCOME STATEMENT DATA:
  Net sales......................  $  733.5   $  784.4   $1,051.4   $  922.0   $  759.3    $759.3     $195.6   $197.6    $197.6
  Gross margin...................      81.4       93.0      296.4      205.8       42.0      42.0       21.4     11.5      11.5
  Selling and administrative
    costs........................     (73.8)     (81.0)     (95.5)     (99.1)     (81.1)    (81.1)     (20.5)   (20.6)    (20.6)
  Non-recurring charges..........      (9.9)     (15.5)      (5.4)      (8.1)        --        --         --       --        --
  Operating earnings (loss)......      (2.3)      (3.5)     195.5       98.6      (39.1)    (39.1)       0.9     (9.1)     (9.1)
  Interest expense -- net........     (68.2)     (80.3)     (86.1)     (78.3)     (80.7)    (72.9)     (19.4)   (21.1)    (19.1)
  Income (loss) before income
    taxes........................     (70.0)     (84.0)     110.0       20.1     (121.4)   (113.6)     (17.7)   (30.4)    (28.4)
  Income tax benefit (expense)...        --         --       24.2       (8.3)      47.1      44.1        8.0     11.6      10.9
  Income (loss) before
    extraordinary item and
    accounting change............     (70.0)     (84.0)     134.2       11.8      (74.3)    (69.5)      (9.7)   (18.8)    (17.5)
  Extraordinary item and
    accounting change............     200.2         --         --       (3.2)      (7.7)     (7.7)        --       --        --
  Net income (loss)..............     130.2      (84.0)     134.2        8.6      (82.0)    (77.2)      (9.7)   (18.8)    (17.5)
  Earnings per share(3):
    Basic:
      Income (loss) before
        extraordinary item and
        accounting change........     (1.40)     (1.57)      2.49       0.22      (1.40)    (1.31)     (0.18)   (0.35)    (0.33)
      Extraordinary item and
        accounting change........      4.01         --         --      (0.06)     (0.15)    (0.15)        --       --        --
      Net income (loss)..........      2.61      (1.57)      2.49       0.16      (1.55)    (1.46)     (0.18)   (0.35)    (0.33)
    Diluted:
      Income before extraordinary
        item and accounting
        change...................        --         --       2.44       0.22         --        --         --       --        --
      Extraordinary item and
        accounting change........        --         --         --      (0.06)        --        --         --       --        --
      Net income.................        --         --       2.44       0.16         --        --         --       --        --
  Cash dividends per share.......        --         --         --         --         --        --         --       --        --
  Ratio of earnings to fixed
    charges(4)...................        --         --        2.2x       1.2x        --        --         --       --        --
  Deficit of earnings to fixed
    charges(4)...................  $   70.5   $   84.9         --         --   $  122.2    $114.4     $ 17.9   $ 30.7    $ 28.7
OTHER DATA:
  Net cash provided by (used for)
    operations...................  $   13.0   $   29.7   $  194.2   $  164.4   $  (66.5)              $(38.2)  $(54.0)
  Net cash used for
    investments..................     (29.3)     (34.9)     (61.3)     (53.5)     (33.7)                (8.2)   (14.7)
  Net cash provided by (used for)
    financing....................     (20.6)      (5.0)    (117.8)    (104.2)      67.1                 10.7     68.2
  Depreciation and
    amortization(5)..............      61.1       61.2       64.8       64.5       65.1                 16.3     16.6
  Capital expenditures...........      23.7       40.4       58.9       54.8       31.1                  8.4     14.6
  EBITDA(5)......................      63.9       69.6      260.4      167.9       22.9                 16.4      6.7
  Ratio of EBITDA to interest
    expense -- net...............       0.9x       0.9x       3.0x       2.1x       0.3x                 0.8x     0.3x
OPERATING DATA:
  Production:
    Containerboard (thousand
      tons)......................   1,151.9    1,194.9    1,200.5    1,243.3    1,263.2                301.5    298.5
    Unbleached kraft paper
      (thousand tons)............     241.1      250.7      263.9      256.9      278.6                 62.0     72.4
  Shipments:
    Corrugated containers
      (billion square feet)......      11.9       12.7       12.3       13.3       13.6                  3.3      3.3
    Multiwall bags (thousand
      tons)......................      48.7       51.5       52.4       51.9       57.0                 14.1     14.9

                                                                                                          DECEMBER 31, 1997
                                                                        SEPTEMBER 30,                  -----------------------
                                                          ------------------------------------------                     AS
                                                           1993     1994     1995     1996     1997       ACTUAL      ADJUSTED
                                                           ----     ----     ----     ----     ----    ------------   --------
BALANCE SHEET DATA:
  Working capital.......................................  $ 99.9   $ 71.6   $156.4   $ 69.8   $ 36.9      $ 81.0       $ 87.3
  Property -- net.......................................   611.1    592.9    640.0    612.3    586.1       592.2        592.2
  Total assets..........................................   860.1    843.1    988.0    933.0    929.9       954.8        975.6
  Long-term debt........................................   670.1    696.8    671.5    623.1    701.7       780.0        835.4
  Stockholders' equity (deficit)........................    53.6    (23.8)   113.2    114.5     34.6        16.1        (12.2)

(1) The Company operates on a 52/53 week fiscal year. Fiscal 1993 through fiscal 1995 and fiscal 1997, were 52-week years and fiscal 1996 was a 53-week year. Certain information under Other Data has been reclassified to conform with the current year presentation.

(2) The summary unaudited pro forma consolidated income statement and other data have been prepared to give effect to the issuance of $200 million principal amount of the Company's 9 3/8% Senior Notes due 2007 and $250 million principal amount of the Company's 9 7/8% Senior Subordinated Notes due 2008, and the redemption of $404.3 million principal amount of the Company's
    12 3/4% Senior Subordinated Discount Debentures due 2005 as if such transaction occurred on October 1, 1996. Pro forma interest expense for the year ended September 30, 1997 and the three months ended December 31, 1997 has been increased by the interest expense relating to the Notes ($44.5 million and $11.1 million, respectively, including the amortization of related deferred financing costs) and reduced by the interest expense relating to the Old Debentures ($52.3 million and $13.1 million, respectively, including the amortization of related deferred financing costs). The redemption premium (approximately $25.8 million) and write-off of deferred financing fees associated with the Old Debentures, together with certain other items, are expected to result in an extraordinary loss of approximately $28.3 million which is net of an income tax benefit of $17.5 million. The extraordinary loss is not reflected in the pro forma income statement data.

(3) Earnings per share amounts have been restated for the fiscal years ended September 30, 1993, 1994, 1995, 1996 and 1997 to reflect the adoption of Financial Accounting Standard No. 128, "Earnings Per Share" effective October 1, 1997. Diluted earnings per share is not presented in periods were the effect is antidilutive (that is, results in increased earnings per share or decreased net loss per share).

(4) The ratio of earnings to fixed charges is determined by dividing the sum of earnings before extraordinary item, interest expense, taxes and one-third of rent expense by the sum of interest expense and one-third of rent expense. For the fiscal years ended September 30, 1993, 1994 and 1997 and the three months ended December 31, 1996 and 1997, earnings before fixed charges were insufficient to cover fixed charges by $70.5 million, $84.9 million, $122.2 million, $17.9 million and $30.7 million, respectively. On a pro forma basis for the fiscal year ended September 30, 1997 and the three months ended December 31, 1997, earnings before fixed charges were insufficient to cover fixed charges by $114.4 million and $28.7 million, respectively.

(5) "EBITDA" represents, for any relevant period, the sum of operating earnings, depreciation of property, plant and equipment, amortization of intangible assets included in operating earnings and non-recurring charges. The amounts shown for depreciation and amortization include $4.8 million, $3.6 million, $5.3 million, $3.3 million, $3.1 million, $0.8 million and $0.8 million of amortization of deferred financing costs included in interest expense for the fiscal years ended September 30, 1993, 1994, 1995, 1996 and 1997 and the three months ended December 31, 1996 and 1997, respectively. EBITDA is not a measure of financial performance under generally accepted accounting principles, should not be construed as an alternative to operating income or to cash flows from operating activities (as determined in accordance with generally accepted accounting principles), and does not necessarily indicate that cash flow will be sufficient to fund cash requirements. The Company understands that certain investors believe that EBITDA provides useful information regarding the Company's ability to service debt and to utilize cash for other purposes. EBITDA should not be considered in isolation or as a substitute for net income, cash flows from operations, or other income or cash flow data prepared in accordance with generally accepted accounting principles or as a measure of a company's operating performance, profitability or liquidity. In addition, EBITDA may not be comparable to other similarly titled measures of other companies.

                                  RISK FACTORS

     In addition to the other information set forth in this Prospectus, holders of the Old Notes should carefully consider the following risk factors before tendering Old Notes in exchange for Exchange Notes. The risk factors set forth below are generally applicable to the Old Notes as well as the Exchange Notes.

LEVERAGE

     At December 31, 1997, the Company had $794.6 million of total debt, including $401.9 million of Senior Debt (including undrawn letters of credit of approximately $12 million), $16.1 million of stockholders' equity and approximately $93 million of credit available under the revolving portion of the credit facilities. On a pro forma basis as of December 31, 1997, the Refinancing would have increased total debt by approximately $55.4 million, including $209.7 million of Senior Debt, and decreased stockholders' equity by approximately $28.3 million. In addition, subject to the restrictions in the Credit Agreement, the 9 3/4% Senior Note Indenture (as defined), the Senior Note Indenture and the Senior Subordinated Note Indenture, the Company may incur additional indebtedness from time to time to finance acquisitions or capital expenditures or for other purposes. See "Description of Other Indebtedness and Other Obligations."

     For the fiscal year ended September 30, 1997 and for the three months ended December 31, 1997, on a pro forma basis after giving effect to the Refinancing as if it had occurred on October 1, 1996, the Company's earnings before fixed charges would have been insufficient to cover fixed charges by $114.4 million and $28.7 million, respectively.

     The level of the Company's indebtedness could have important consequences to holders of the Notes, including: (i) a substantial portion of the Company's cash flow from operations must be dedicated to debt service and will not be available for other purposes; (ii) the Company's ability to obtain additional debt financing in the future for working capital, capital expenditures or acquisitions may be limited; and (iii) the Company's level of indebtedness could limit its flexibility in reacting to changes in the industry and economic conditions generally. Some of the Company's competitors currently operate on a less leveraged basis and have significantly greater operating and financing flexibility than the Company. The Company's ability to pay interest on the Notes and to satisfy its other debt obligations will depend upon its future operating performance, which will be affected by prevailing economic conditions and financial, business and other factors, some of which are beyond its control. See "Management's Discussion and Analysis of Financial Condition and Results of Operations -- Liquidity and Capital Resources."

RANKING

     The Senior Exchange Notes will be, as the Old Senior Notes (which they replace) are, general unsecured obligations of the Company and will rank pari passu in right of payment to all senior indebtedness of the Company, including indebtedness under the Credit Agreement and the 9 3/4% Senior Notes. All indebtedness under the Credit Agreement is secured by substantially all of the assets of the Company. As of December 31, 1997, there was $64 million of indebtedness outstanding under the Credit Agreement, and there was approximately $93 million of credit available under the Credit Agreement. As of December 31, 1997, the Company also had approximately $12 million of undrawn letters of credit outstanding under the Credit Agreement. In addition, certain other senior indebtedness of the Company is secured by the properties financed with such indebtedness. The Senior Exchange Notes will rank, as the Old Senior Notes (which they replace), senior in right of payment to the Senior Subordinated Notes. In the event of a bankruptcy, liquidation or reorganization of the Company, in the event of a Change of Control or a significant asset disposition or in the event that any default in payment of any secured indebtedness, holders of secured indebtedness of the Company will be entitled to payment in full from the proceeds of all assets of the Company pledged to secure such indebtedness prior to any payment of such proceeds to holders of the Senior Notes. Consequently, there can be no assurances that the Company will have sufficient funds to make such payments to holders of the Senior Notes. See "Description of Notes" and "Description of Other Indebtedness and Other Obligations."

     The Senior Subordinated Exchange Notes will be, as the Old Senior Subordinated (which they replace), are, general unsecured obligations of the Company, will be subordinate in right of payment to all Senior Debt of the Company, including indebtedness under the Credit Agreement, the 9 3/4% Senior Notes and the Senior Notes, and will rank pari passu in right of payment to all existing and future senior subordinated indebtedness of the Company. After giving effect to the Refinancing, at December 31, 1997, the total amount of outstanding debt that would have been senior to the Senior Subordinated Notes was approximately $611.6 million, including approximately $12 million of undrawn letters of credit under the Credit Agreement. In the event of a bankruptcy, liquidation or reorganization of the Company, in the event of a Change of Control or a significant asset disposition or in the event that any default in payment of any debt constituting such Senior Debt occurs, holders of Senior Debt will be entitled to payment in full from the proceeds of all assets of the Company prior to any payment of such proceeds to holders of the Senior Subordinated Notes. Consequently, there can be no assurances that the Company will have sufficient funds to make such payments to holders of the Senior Subordinated Notes. See "Description of Notes -- Subordination" and "Description of Other Indebtedness and Other Obligations."

     The Exchange Notes will be, as the Old Notes (which they replace) are, structurally subordinated to existing and future liabilities of the Company's subsidiaries, including trade payables and the Trade Receivable Facility, as to the assets of such subsidiaries except, in the case of the Senior Notes, subsidiaries that become Subsidiary Guarantors. As of December 31, 1997, liabilities (including trade payables) of the subsidiaries of the Company were approximately $57 million, including $54 million under the Trade Receivable Facility (no additional amounts of credit were available under the Trade Receivable Facility).

INDUSTRY AND CYCLICAL FACTORS

     Demand for corrugated containers, containerboard and unbleached kraft paper is cyclical and has historically corresponded to changes in the rate of growth in the U.S. economy and exchange rates for the U.S. dollar. Growth in the U.S. economy generally stimulates demand for packaging products. In addition, weakness of the U.S. dollar versus the currencies of the United States' major trading partners stimulates domestic demand for corrugated products and makes export sales of containerboard more price competitive.

     The cyclicality of demand is accentuated by the inelasticity of supply due to the capital intensive nature of the industry. Because productive capacity cannot be added quickly, during periods of rising demand containerboard and unbleached kraft paper inventory levels tend to fall, exerting upward pressure on prices. In periods when capacity exceeds demand, efforts to control inventory levels are limited because containerboard and unbleached kraft paper mills operate most economically near capacity operating levels.

     Adverse pricing conditions have affected the paper and corrugated container industry generally since the fall of 1995 and, as a result, the Company's cash flow levels have been substantially reduced. While favorable pricing conditions have resulted in a cumulative increase of $90 per ton in published containerboard prices (with corresponding increases in corrugated container prices) since July 1997, unless there is additional significant price improvement beginning in the spring of 1998, the Company will be required to seek modifications to certain financial covenants in the Credit Agreement. There can be no assurance that current industry conditions will continue to improve or will not deteriorate. See "Management's Discussion and Analysis of Financial Condition and Results of Operations -- Liquidity and Capital Resources" and "Description of Other Indebtedness and Other Obligations."

     In recent years, a number of domestic and foreign producers have increased their utilization of recycled fiber. This increased utilization of recycled fiber has resulted in greater volatility of recycled fiber costs. The volatility of recycled fiber costs may be particularly acute when containerboard prices increase. In addition, the Company's average cost of wood chips has been increasing due to greater demand for wood chips in the timberlands of the Southern United States. There can be no assurance that wood chip costs will not increase further. See "Business -- Raw Materials."

COMPETITION

     Many of the Company's competitors are substantially larger and have significantly greater financial resources; however, the most important competitive factors are price, quality and service. The manufacture of containerboard and unbleached kraft paper is capital intensive with high barriers to entry because new facilities require substantial capital and take at least two years to construct. Many of the Company's larger competitors own timberlands. Although the Company does not own timberlands, it has fiber supply agreements covering a substantial portion of its fiber needs. Such agreements covered approximately 35% of the Company's pulpwood and wood chip requirements in fiscal 1997.

     In contrast to paper mills which manufacture containerboard and unbleached kraft paper, converting facilities which produce corrugated products and multiwall bags have comparatively low barriers to entry. Competition in corrugated products and, to a lesser extent, multiwall bags, is primarily localized, with proximity to customers an important factor in minimizing shipping costs. There are a substantial number of competitors in each of the geographic areas in which the Company's converting facilities are located. Many of such competing facilities are owned by other integrated producers.

RESTRICTIONS IMPOSED BY TERMS OF THE COMPANY'S INDEBTEDNESS

     The Indentures restrict, among other things, the Company's ability to incur additional indebtedness, pay dividends or make certain other restricted payments, consummate certain asset sales, enter into certain transactions with affiliates, incur liens (in the case of the Senior Note Indenture), impose restrictions on the ability of a subsidiary to pay dividends or make certain payments to the Company and incur certain indebtedness, merge or consolidate with any other person or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of the assets of the Company.

     The Credit Agreement contains certain restrictions on the Company's operations and contains requirements that the Company achieve and maintain certain financial ratios. Such restrictions include, among other things, limitations on the ability of the Company and its subsidiaries to incur additional indebtedness, to create, incur or permit the existence of certain liens, to make certain investments, to make capital expenditures above certain levels, to make certain sales of assets, to make certain payments with respect to its outstanding stock, to effect certain fundamental changes and to enter into certain types of transactions. There can be no assurance that the Company will be able to achieve and maintain compliance with the prescribed financial ratio tests or other requirements of the Credit Agreement. Failure to achieve or maintain compliance with such financial ratio tests or other requirements under the Credit Agreement would result in an event of default and could lead to the acceleration of the Company's obligations under the Credit Agreement as well as the acceleration of other indebtedness of the Company which, by the terms of the instruments creating, evidencing or governing such indebtedness, would be in default upon an acceleration under the Credit Agreement. All indebtedness under the Credit Agreement is secured by substantially all of the assets of the Company. See "Description of Other Indebtedness and Other Obligations -- Credit Agreement."

     The 9 3/4% Senior Note Indenture restricts, among other things, the Company's ability to incur additional indebtedness, pay dividends or make certain other restricted payments, consummate certain asset sales, enter into certain transactions with affiliates, incur liens, incur certain indebtedness, impose restrictions on the ability of a subsidiary to pay dividends or make certain payments to the Company, merge or consolidate with any other person or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of the assets of the Company.

ENVIRONMENTAL MATTERS

     Compliance with federal, state and local environmental requirements, particularly relating to air and water quality, waste disposal and the cleanup of contaminated soil and groundwater, is a significant factor in the Company's business. The Company made capital expenditures for environmental purposes of approximately $1 million, $4 million and $5 million in fiscal 1997, fiscal 1996 and fiscal 1995, respectively. Inherent in manufacturing operations and the real estate ownership activity of the Company is the risk of environmental liabilities as a result of both current and past operations, which cannot be predicted with certainty. The

Company has incurred and will continue to incur costs, on an ongoing basis, associated with environmental regulatory compliance in its business. The Company believes that it is in compliance in all material respects with applicable federal, state and local environmental regulations. Although the Company will attempt to be in compliance with all existing environmental regulatory requirements, any newly adopted legislation or regulations, and changed interpretation of existing legislation or regulations, there can be no assurance that the Company will be in compliance, and any such noncompliance could have a material adverse effect on the Company. See "Business -- Environmental Matters."

LITIGATION

     The Company is a party to various legal proceedings, including litigation incidental to normal business activities and other litigation described in "Business -- Legal Proceedings." The Company believes the outcome of such litigation will not have a material adverse effect on the Company's financial position, results of operations or cash flows. There can be no assurance, however, that such litigation will not have such a material adverse effect.

ABSENCE OF A PUBLIC MARKET COULD ADVERSELY AFFECT THE VALUE OF EXCHANGE NOTES

     The Old Notes were issued to, and the Company believes are currently owned by, a relatively small number of beneficial owners. Prior to the Exchange Offer, there has not been any public market for the Old Notes. The Old Notes have not been registered under the Securities Act and will be subject to restrictions on transferability to the extent that they are not exchanged for Exchange Notes by holders who are entitled to participate in this Exchange Offer. The holders of Old Notes (other than any such holder that is an "affiliate" of the Company within the meaning of Rule 405 under the Securities Act) who are not eligible to participate in the Exchange Offer are entitled to certain registration rights, and the Company is required to file a Shelf Registration Statement with respect to such Old Notes. The Exchange Notes will constitute new issues of securities with no established trading market. The Company does not intend to list the Exchange Notes on any national securities exchange or seek the admission thereof to trading in the National Association of Securities Dealers Automated Quotation System. The Initial Purchasers have advised the Company that they currently intend to make a market in the Exchange Notes, but they are not obligated to do so and may discontinue such market making at any time. In addition, such market making activity will be subject to the limits imposed by the Securities Act and the Exchange Act and may be limited during the Exchange Offer and the pendency of the Shelf Registration Statement. Accordingly, no assurance can be given that an active public or other market will develop for the Exchange Notes or as to the liquidity of the trading market for the Exchange Notes. If a trading market does not develop or is not maintained, holders of the Exchange Notes may experience difficulty in reselling the Exchange Notes or may be unable to sell them at all. If a market for the Exchange Notes develops, any such market may be discontinued at any time.

     If a public trading market develops for the Exchange Notes, future trading prices of such securities will depend on many factors including, among other things, prevailing interest rates, the Company's results of operations and market for similar securities. Depending on prevailing interest rates, the market for similar securities and other factors, including the financial condition of the Company, the Exchange Notes may trade at a discount from their principal amount.

FAILURE TO FOLLOW EXCHANGE OFFER PROCEDURES COULD ADVERSELY AFFECT HOLDERS

     Issuance of the Exchange Notes in exchange for the Old Notes pursuant to the Exchange Offer will be made only after a timely receipt by the Company of such Old Notes, a properly completed and duly executed Letter of Transmittal and all other required documents. Therefore, holders of the Old Notes desiring to tender such Old Notes in exchange for Exchange Notes should allow sufficient time to ensure timely delivery. The Company is under no duty to give notification of defects or irregularities with respect to the tenders of Old Notes for exchange. Old Notes that are not tendered or are tendered but not accepted will, following the consummation of the Exchange Offer, continue to be subject to the existing restrictions upon transfer thereof, and, upon consummation of the Exchange Offer certain registration rights under the Registration Rights Agreements will terminate. In addition, any holder of Old Notes who tenders in the Exchange Offer for the purpose of participating in a distribution of the Exchange Notes may be deemed to have received restricted securities, and if so, will be required to comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale transaction. Each broker-dealer that receives Exchange Notes for its own account in exchange for Old Notes, where such Old Notes were acquired by such broker-dealer as a result of market-making activities or other trading activities, must acknowledge that it will deliver a prospectus in connection with any resale of such Exchange Notes. See "Plan of Distribution." To the extent that Old Notes are tendered and accepted in the Exchange Offer, the trading market for untendered and tendered but unaccepted Old Notes could be adversely affected. See "The Exchange Offer."

PURCHASE OF THE NOTES UPON CHANGE OF CONTROL

     Upon a Change of Control (such as, for example, the acquisition of a majority of the outstanding voting stock of the Company by a third party), each holder of the Notes will have the right to require that the Company offer to purchase all or a portion of such holder's Notes at 101% of the principal amount thereof plus accrued and unpaid interest, if any, to the date of purchase. The source of funds for any such purchase will be the Company's available cash or cash generated from operations or other sources, including borrowings, sales of assets, sales of equity or funds provided by a new controlling person. However, there can be no assurance that in the event of a Change of Control, the Company will have or be able to obtain sufficient funds to repurchase the Notes, or that the Company will be permitted to do so under the Credit Agreement or any other indebtedness outstanding at such time. See "Description of Notes -- Change of Control."

                                  THE COMPANY

GENERAL

     The Company is a major national manufacturer and distributor of brown paper and brown paper packaging products. The Company produces linerboard and unbleached kraft paper at its paper mills located in Bogalusa, Louisiana; Antioch, California; and Pine Bluff, Arkansas. Through its network of 20 converting facilities, the Company converts the majority of its primary mill products into corrugated containers and sheets and multiwall bags for the food, beverage, agricultural and other industries. As of September 30, 1997, the Company was the ninth largest domestic producer of linerboard with approximately
1.35 million tons of annual capacity and the fourth largest producer of unbleached kraft paper with approximately 0.28 million tons of annual capacity.

     Since its inception in 1986, the Company has made significant capital expenditures primarily to expand capacity, install advanced paper making technology, improve product quality, realize operating efficiencies and maintain its existing facilities. As part of a major capital expenditure program completed in fiscal 1990, the Company invested approximately $240 million to expand capacity, improve operating efficiencies and enhance product quality at the Company's mills, providing the Company with a high-quality, cost-effective mill system. Mill productive capacity has increased by more than 65% compared to 1987 levels. The Company believes that all of its mills are low-cost producers in their respective segments and that its Bogalusa mill is one of the premier mills in the industry. The focus of the Company's current capital plan for the five year period beginning in fiscal 1994 is on its converting operations, with approximately 60% of the budgeted $250 million for that period allocated to upgrading and expanding the Company's corrugated container, sheet feeder and bag plants. The goal of the converting plant capital program is to increase capacity and to achieve quality enhancements and cost efficiencies similar to those at the Company's mills.

OPERATING STRATEGY

     The Company's operating strategy is to maintain or improve its position as a low-cost, high-quality producer of linerboard, unbleached kraft paper and related converted products. Specifically, the Company has emphasized production of high-performance linerboard, high-recycled content linerboard and packaging products, and the use of multicolor packaging graphics, because it believes these products represent the higher-growth segments of the brown paper packaging industry. Further, the Company's goal is to become 100% forward integrated over time by increasing converting capacity to a level that equals or exceeds its mill productive capacity. The Company will also continue to seek growth opportunities including acquisitions and other strategic investments.

     High-Performance Linerboard. Approximately 94% of the Company's linerboard productive capacity is capable of manufacturing high-performance grades of linerboard, which have the same performance characteristics as standard grades of linerboard, but achieve these levels using less fiber which results in a lower basis weight. Basis weight is the weight of linerboard per 1,000 square feet. When converted into a corrugated container, high-performance linerboard, using the same square footage as standard linerboard, reduces weight while maintaining performance characteristics, and thus, is more economical.

     Recycled Linerboard and Recycled Packaging. The Company is also a major producer in the growing recycled linerboard and packaging segments of the brown paper industry. The Antioch mill uses 100% recycled fiber, and the Company as a whole uses approximately 820 thousand tons annually of pre- and post-consumer waste as a fiber source. Recycled fiber provides approximately 45% of the Company's fiber needs.

     Enhanced Graphic Capabilities. The Company continues to emphasize the use of high-quality packaging graphics through a preprint linerboard facility, state-of-the-art multicolor print capabilities at its converting facilities and computer-aided-design systems at its corrugated container facilities to meet customers' growing demand for these products and services. The Company believes participation in this segment provides higher margins and a more stable customer base.

     Integration. Consistent with its long term operating strategy, the Company intends to continue to sell primary mill product to independent converters and to the export market, and to purchase mill product in the open market. The Company believes that increased forward integration will reduce the impact of primary product price volatility on its profits, provide more stable demand (which enhances efficiency) for the Company's mill production and increase its product distribution capabilities. In fiscal 1997, the Company converted the equivalent of approximately 82% of its linerboard production and converted or sold to its grocery bag joint venture approximately 71% of its unbleached kraft paper production. The Company intends to continue to increase converting capacity through internal expansion, converting plant acquisitions and strategic joint ventures.

                                THE REFINANCING

     The Company believes that the Refinancing provides lower interest rates, extended maturities and additional financial flexibility, thus enhancing the Company's ability to implement its operating strategy.

     The net proceeds of the Initial Offering were used to defease the outstanding Old Debentures in accordance with the terms of the Old Debenture Indenture. Upon consummation of the Offering, the Company deposited with the Old Debenture Trustee U.S. Treasury securities having a maturity of May 14, 1998, and a future value sufficient to redeem the Old Debentures, and pay the call premium and accrued and unpaid interest through May 14, 1998. The Old Debentures will be redeemed by the Old Debenture Trustee on May 15, 1998.

                                USE OF PROCEEDS

     This Exchange Offer is intended to satisfy certain of the Company's obligations under the Purchase Agreement and the Registration Rights Agreements. The Company will not receive any cash proceeds from the issuance of the Exchange Notes offered hereby. In consideration for issuing the Exchange Notes contemplated in this Prospectus, the Company will receive Old Notes in like principal amount, the form and terms of which are the same as the form and terms of the Exchange Notes (which replace the Old Notes), except as otherwise described herein. The Old Notes surrendered in exchange for Exchange Notes will be retired and canceled and cannot be reissued. Accordingly, issuance of the Exchange Notes will not result in any increase or decrease in the indebtedness of the Company. As such, no effect has been given to the Exchange Offer in the pro forma statements or capitalization table.

     The net proceeds from the Initial Offering were used to consummate the Redemption and pay related fees and expenses. The remainder of the funds necessary to consummate the Redemption were provided by borrowings under the revolving portions of the Company's credit facilities.

                                 CAPITALIZATION

     The following table sets forth the short-term debt and capitalization of the Company as of December 31, 1997 and as adjusted to give effect to the Refinancing as if it occurred on such date. The information presented below should be read in conjunction with the financial statements and the notes thereto included elsewhere in this Prospectus.

                                                                  DECEMBER 31, 1997
                                                               ------------------------
                                                               HISTORICAL   AS ADJUSTED
                                                               ----------   -----------
                                                                    (IN MILLIONS)
Current maturities of long-term debt.......................     $  14.6       $  14.6
                                                                -------       -------
Long-term debt (less current maturities):
  Credit Agreement and Trade Receivable Facility debt(1)...       118.0         127.7
  Other senior debt........................................        32.7          32.7
  9 3/4% Senior Notes due 2007.............................       225.0         225.0
  9 3/8% Senior Notes due 2007.............................          --         200.0
  12 3/4% Senior Subordinated Discount Debentures due 2005.       404.3            --
  9 7/8% Senior Subordinated Notes due 2008................          --         250.0
                                                                -------       -------
       Total long-term debt................................       780.0         835.4
                                                                -------       -------
Stockholders' equity:
  Class A Common Stock.....................................          --            --
  Capital in excess of par value...........................       175.8         175.8
  Retained deficit(2)......................................      (146.9)       (175.2)
  Common stock in treasury-at cost.........................       (11.3)        (11.3)
  Recognition of minimum pension liability.................        (1.5)         (1.5)
                                                                -------       -------
       Total stockholders' equity (deficit)................        16.1         (12.2)
                                                                -------       -------
       Total capitalization................................     $ 810.7       $ 837.8
                                                                =======       =======

-------------------------
(1) At December 31, 1997, the Company had approximately $12 million of undrawn letters of credit issued under the Credit Agreement and approximately $93 million of credit available under the revolving portions of the credit facilities.

(2) As of December 31, 1997, the Refinancing would have resulted in an extraordinary loss of approximately $28.3 million, net of an income tax benefit of $17.5 million.

                SELECTED HISTORICAL AND PRO FORMA FINANCIAL DATA

    The following selected historical consolidated financial data of the Company for the years ended September 30, 1993, 1994, 1995, 1996 and 1997 (other than operating data) were derived from the historical audited consolidated financial statements of the Company. The following selected historical consolidated financial data of the Company as of December 31, 1997 and for the three months ended December 31, 1996 and 1997 were derived from unaudited consolidated financial statements of the Company, which, in the opinion of the Company, reflect all adjustments necessary for a fair presentation of the results for the unaudited periods. The following selected unaudited pro forma consolidated income statement and other data have been prepared to give effect to the Refinancing as if such transaction occurred on October 1, 1996. The "As Adjusted" balance sheet data have been prepared to give effect to the Refinancing as if such transaction occurred on December 31, 1997.

                                                                                                             THREE MONTHS
                                                     YEAR ENDED SEPTEMBER 30,(1)                          ENDED DECEMBER 31,
                                   ----------------------------------------------------------------   ---------------------------
                                                                                          PRO FORMA                     PRO FORMA
                                     1993       1994       1995       1996       1997      1997(2)     1996     1997     1997(2)
                                     ----       ----       ----       ----       ----     ---------    ----     ----    ---------
                                                              (IN MILLIONS, EXCEPT PER SHARE AMOUNTS)
INCOME STATEMENT DATA:
  Net sales......................  $  733.5   $  784.4   $1,051.4   $  922.0   $  759.3    $759.3     $195.6   $197.6    $197.6
  Gross margin...................      81.4       93.0      296.4      205.8       42.0      42.0       21.4     11.5      11.5
  Selling and administrative
    costs........................     (73.8)     (81.0)     (95.5)     (99.1)     (81.1)    (81.1)     (20.5)   (20.6)    (20.6)
  Non-recurring charges..........      (9.9)     (15.5)      (5.4)      (8.1)        --        --         --       --        --
  Operating earnings (loss)......      (2.3)      (3.5)     195.5       98.6      (39.1)    (39.1)       0.9     (9.1)     (9.1)
  Interest expense -- net........     (68.2)     (80.3)     (86.1)     (78.3)     (80.7)    (72.9)     (19.4)   (21.1)    (19.1)
  Income (loss) before income
    taxes........................     (70.0)     (84.0)     110.0       20.1     (121.4)   (113.6)     (17.7)   (30.4)    (28.4)
  Income tax benefit (expense)...        --         --       24.2       (8.3)      47.1      44.1        8.0     11.6      10.9
  Income (loss) before
    extraordinary item and
    accounting change............     (70.0)     (84.0)     134.2       11.8      (74.3)    (69.5)      (9.7)   (18.8)    (17.5)
  Extraordinary item and
    accounting change............     200.2         --         --       (3.2)      (7.7)     (7.7)        --       --        --
  Net income (loss)..............     130.2      (84.0)     134.2        8.6      (82.0)    (77.2)      (9.7)   (18.8)    (17.5)
  Earnings per share(3):
    Basic:
      Income (loss) before
        extraordinary item and
        accounting change........     (1.40)     (1.57)      2.49       0.22      (1.40)    (1.31)     (0.18)   (0.35)    (0.33)
      Extraordinary item and
        accounting change........      4.01         --         --      (0.06)     (0.15)    (0.15)        --       --        --
      Net income (loss)..........      2.61      (1.57)      2.49       0.16      (1.55)    (1.46)     (0.18)   (0.35)    (0.33)
    Fully diluted:...............
      Income before extraordinary
        item and accounting
        change...................        --         --       2.44       0.22         --        --         --       --        --
      Extraordinary item and
        accounting change........        --         --         --      (0.06)        --        --         --       --        --
      Net income.................        --         --       2.44       0.16         --        --         --       --        --
  Cash dividends per share.......        --         --         --         --         --        --         --       --        --
  Ratio of earnings to fixed
    charges(4)...................        --         --        2.2x       1.2x        --        --         --       --        --
  Deficit of earnings to fixed
    charges(4)...................  $   70.5   $   84.9         --         --   $  122.2    $114.4     $ 17.9   $ 30.7    $ 28.7
OTHER DATA:
  Net cash provided by (used for)
    operations...................  $   13.0   $   29.7   $  194.2   $  164.4   $  (66.5)              $(38.2)  $(54.0)
  Net cash used for
    investments..................     (29.3)     (34.9)     (61.3)     (53.5)     (33.7)                (8.2)   (14.7)
  Net cash provided by (used for)
    financing....................     (20.6)      (5.0)    (117.8)    (104.2)      67.1                 10.7     68.2
  Depreciation and
    amortization(5)..............      61.1       61.2       64.8       64.5       65.1                 16.3     16.6
  Capital expenditures...........      23.7       40.4       58.9       54.8       31.1                  8.4     14.6
  EBITDA(5)......................      63.9       69.6      260.4      167.9       22.9                 16.4      6.7
  Ratio of EBITDA to interest
    expense -- net...............       0.9x       0.9x       3.0x       2.1x       0.3x                 0.8x     0.3x
OPERATING DATA:
  Production:
    Containerboard (thousand
      tons)......................   1,151.9    1,194.9    1,200.5    1,243.3    1,263.2                301.5    298.5
    Unbleached kraft paper
      (thousand tons)............     241.1      250.7      263.9      256.9      278.6                 62.0     72.4
  Shipments:
    Corrugated containers
      (billion square feet)......      11.9       12.7       12.3       13.3       13.6                  3.3      3.3
    Multiwall bags (thousand
      tons)......................      48.7       51.5       52.4       51.9       57.0                 14.1     14.9

                                                                       SEPTEMBER 30,                      DECEMBER 31, 1997
                                                         ------------------------------------------   --------------------------
                                                          1993     1994     1995     1996     1997       ACTUAL      AS ADJUSTED
                                                          ----     ----     ----     ----     ----    ------------   -----------
BALANCE SHEET DATA:
  Working capital......................................  $ 99.9   $ 71.6   $156.4   $ 69.8   $ 36.9      $ 81.0          87.3
  Property -- net......................................   611.1    592.9    640.0    612.3    586.1       592.2         592.2
  Total assets.........................................   860.1    843.1    988.0    933.0    929.9       954.8         975.6
  Long-term debt.......................................   670.1    696.8    671.5    623.1    701.7       780.0         835.4
  Stockholders' equity (deficit).......................    53.6    (23.8)   113.2    114.5     34.6        16.1         (12.2)

(1) The Company operates on a 52/53 week fiscal year. Fiscal 1993 through fiscal 1995 and fiscal 1997, were 52-week years and fiscal 1996 was a 53-week year. Certain information under Other Data has been reclassified to conform with the current year presentation.

(2) The summary unaudited pro forma consolidated income statement and other data have been prepared to give effect to the issuance of $200 million principal amount of the Company's 9 3/8% Senior Notes due 2007 and $250 million principal amount of the Company's 9 7/8% Senior Subordinated Notes due 2008, and the redemption of $404.3 million principal amount of the Company's
    12 3/4% Senior Subordinated Discount Debentures due 2005 as if such transaction occurred on October 1, 1996. Pro forma interest expense for the year ended September 30, 1997 and the three months ended December 31, 1997 has been increased by the interest expense relating to the Notes ($44.5 million and $11.1 million, respectively, including the amortization of related deferred financing costs) and reduced by the interest expense relating to the Old Debentures ($52.3 million and $13.1 million, respectively, including the amortization of related deferred financing costs). The redemption premium (approximately $25.8 million) and write-off of deferred financing fees associated with the Old Debentures, together with certain other items, are expected to result in an extraordinary loss of approximately $28.3 million which is net of an income tax benefit of $17.5 million. The extraordinary loss is not reflected in the pro forma income statement data.

(3) Earnings per share amounts have been restated for the fiscal years ended September 30, 1993, 1994, 1995, 1996 and 1997 to reflect the adoption of Financial Accounting Standard No. 128, "Earnings Per Share" effective October 1, 1997. Diluted earnings per share is not presented for periods where the effect is antidilutive (that is, results in increased earnings per share or decreased net loss per share).

(4) The ratio of earnings to fixed charges is determined by dividing the sum of earnings before extraordinary item, interest expense, taxes and one-third of rent expense by the sum of interest expense and one-third of rent expense. For the fiscal years ended September 30, 1993, 1994 and 1997 and the three months ended December 31, 1996 and 1997, earnings before fixed charges were insufficient to cover fixed charges by $70.5 million, $84.9 million, $122.2 million, $17.9 million and $30.7 million, respectively. On a pro forma basis for the fiscal year ended September 30, 1997 and the three months ended December 31, 1997, earnings before fixed charges were insufficient to cover fixed charges by $114.4 million and $28.7 million, respectively.

(5) "EBITDA" represents, for any relevant period, the sum of operating earnings, depreciation of property, plant and equipment, amortization of intangible assets included in operating earnings and non-recurring charges. The amounts shown for depreciation and amortization include $4.8 million, $3.6 million, $5.3 million, $3.3 million, $3.1 million, $0.8 million and $0.8 million of amortization of deferred financing costs included in interest expense for the fiscal years ended September 30, 1993, 1994, 1995, 1996 and 1997 and the three months ended December 31, 1996 and 1997, respectively. EBITDA is not a measure of financial performance under generally accepted accounting principles, should not be construed as an alternative to operating income or to cash flows from operating activities (as determined in accordance with generally accepted accounting principles), and does not necessarily indicate that cash flow will be sufficient to fund cash requirements. The Company understands that certain investors believe that EBITDA provides useful information regarding the Company's ability to service debt and to utilize cash for other purposes. EBITDA should not be considered in isolation or as a substitute for net income, cash flows from operations, or other income or cash flow data prepared in accordance with generally accepted accounting principles or as a measure of a company's operating performance, profitability or liquidity. In addition, EBITDA may not be comparable to other similarly titled measures of other companies.

                    MANAGEMENT'S DISCUSSION AND ANALYSIS OF
                 FINANCIAL CONDITION AND RESULTS OF OPERATIONS

GENERAL

     Demand for corrugated containers, containerboard and unbleached kraft paper is cyclical and has historically corresponded to changes in the rate of growth in the U.S. economy and exchange rates for the U.S. dollar. Growth in the U.S. economy generally stimulates demand for packaging products. In addition, weakness of the U.S. dollar versus the currencies of the United States' major trading partners stimulates domestic demand for corrugated products and makes export sales of containerboard more price competitive.

     The cyclicality of demand is accentuated by the inelasticity of supply due to the capital intensive nature of the industry. Because productive capacity cannot be added quickly, during periods of rising demand containerboard and unbleached kraft paper inventory levels tend to fall, exerting upward pressure on prices. In periods when capacity exceeds demand, efforts to control inventory levels are limited because containerboard and unbleached kraft paper mills operate most economically near capacity operating levels.

     Demand for unbleached kraft paper has declined in recent years due to displacement by plastics. The Company can vary its production of unbleached kraft paper, depending on market conditions, because all four of the Company's paper machines that produce unbleached kraft paper also have the capability to produce containerboard.

     From the fall of 1989 through the fall of 1993, published linerboard and grocery sack paper transaction prices declined approximately 27 percent and 34 percent, respectively. Published prices for linerboard and grocery sack paper recovered significantly throughout fiscal 1994 and fiscal 1995, increasing approximately 80 percent and 84 percent, respectively, and reaching record highs. Increases in industry containerboard capacity and softening demand for corrugated containers contributed to an approximately 35 percent decrease in published prices for linerboard between September 1995 and September 1996. Between September 1996 and July 1997 published industry prices for linerboard decreased an additional 10 percent before recovering in the fourth quarter of fiscal 1997. At September 1997, published prices for linerboard were essentially unchanged from September 1996 levels. Due to year-over-year growth in corrugated product shipments, strong export demand for linerboard and reduced containerboard mill operating rates to control inventories, October 1997 published industry prices for linerboard had increased approximately 15 percent from September 1997 and more than 25 percent from their low point in fiscal 1997.

FIRST QUARTER OF FISCAL 1998 COMPARED WITH FIRST QUARTER OF FISCAL 1997

     Net sales for the first quarter of fiscal 1998 were $197.6 million compared with net sales of $195.6 million for the first quarter of fiscal 1997. The operating loss for the current quarter was $9.1 million compared with operating earnings of $0.9 million for the year-ago quarter. The net loss for the current quarter totaled $18.8 million, or $0.35 per common share, compared with a net loss of $9.7 million, or $0.18 per common share, for the year-ago quarter.

     Sales in the first quarter of fiscal 1998 were favorably affected by higher unbleached kraft paper production which increased net sales by approximately $2 million. Quarter-over-quarter, total mill production increased to 4,076 tons per day (TPD, calculated on the basis of the number of days in the period) from 3,997 TPD. Unbleached kraft paper production in the current quarter increased approximately 17 percent to 796 TPD from 681 TPD in the prior-year quarter. Containerboard production in the first quarter of fiscal 1998 was 3,280 TPD compared with production of 3,316 TPD in the prior-year quarter.

     Corrugated shipments totaled approximately 3.3 billion square feet in both the first quarter of fiscal 1998 and fiscal 1997. Multiwall bag shipments increased to 14.9 thousand tons in the current quarter compared with shipments of 14.1 thousand tons in the first quarter of fiscal 1997.

     Average selling prices for the Company's corrugated products decreased approximately 2 percent in the current quarter compared with the prior-year quarter. Average selling prices for the Company's domestic linerboard increased approximately 18 percent in the first quarter of fiscal 1998 compared with the prior-year quarter while average selling prices for export linerboard were essentially unchanged. Average selling prices for the Company's unbleached kraft paper increased approximately 9 percent in the current quarter compared with the prior-year quarter while average selling prices for multiwall bags increased less than one percent.

     Gross margin for the first quarter of fiscal 1998 decreased to $11.5 million from $21.4 million in the prior-year quarter primarily due to higher fiber costs ($9 million). The increase in fiber costs is primarily due to higher prices for both wood chips and old corrugated containers ("OCC"). The average delivered cost of wood chips and OCC increased approximately 24 percent and 18 percent, respectively, in the first quarter of fiscal 1998 compared to the first quarter of fiscal 1997.

     Selling and administrative costs were $20.6 million for the current quarter compared with selling and administrative costs of $20.5 million in the prior-year quarter.

     Net interest expense of $21.1 million in the first quarter of fiscal 1998 increased from the prior-year quarter by $1.7 million primarily as a result of higher average debt levels.

     In the first quarter of fiscal 1998, the Company recorded a tax benefit of $11.6 million which corresponds to an effective tax rate of approximately 38 percent. In the first quarter of fiscal 1997, the Company recorded a tax benefit of $8.0 million which corresponds to an effective rate of approximately 45 percent.

YEAR ENDED SEPTEMBER 30, 1997 (FISCAL 1997) COMPARED WITH YEAR ENDED SEPTEMBER 30, 1996 (FISCAL 1996)

     Net sales for fiscal 1997 were $759.3 million, a decrease of approximately 18 percent compared with net sales of $922.0 million for fiscal 1996. The operating loss for fiscal 1997 was $39.1 million compared with operating earnings of $98.6 million for fiscal 1996 after non-recurring operating charges of $8.1 million. The net loss was $82.0 million, or $1.55 per diluted share, after a $7.7 million extraordinary loss ($0.15 per diluted share) on the early retirement of debt, versus net income in fiscal 1996 of $8.6 million, or $0.16 per diluted share, after a $3.2 million extraordinary loss ($0.06 per diluted share) on the early retirement of debt.

     Sales and earnings in fiscal 1997 were adversely affected by declining product prices which resulted in significantly lower average selling prices for the Company's products compared with fiscal 1996. Lower average selling prices decreased net sales by approximately $132 million versus the prior fiscal year. In addition, net sales were lower by $57 million as a result of the exchange of the Company's grocery bag manufacturing assets for a 35 percent equity interest in S&G Packaging Company, L.L.C.( "S&G Packaging"), a joint venture with Stone Container Corporation, in the fourth quarter of fiscal 1996. Average selling prices for the Company's domestic linerboard, export linerboard and corrugated products decreased approximately 20 percent, 16 percent and 19 percent, respectively, in fiscal 1997 compared with fiscal 1996. Average selling prices for the Company's unbleached kraft paper and multiwall bags decreased approximately 13 percent and 5 percent, respectively, in fiscal 1997 versus the prior year.

     Sales in fiscal 1997 benefited from record mill production. Increased volume had a favorable effect on net sales of approximately $26 million. Total mill production increased approximately 3 percent in fiscal 1997 compared with the prior year. Production in fiscal 1996 benefited from an extra week in the fiscal year. Adjusting for the extra week in fiscal 1996, production increased approximately 5 percent in fiscal 1997. In fiscal 1997, production of linerboard increased approximately 4 percent to 3,470 TPD from 3,351 TPD while production of unbleached kraft paper increased approximately 10 percent to 765 TPD from 693 TPD in the prior year.

     Corrugated shipments were a record 13.6 billion square feet in fiscal 1997, an increase of more than 2 percent from fiscal 1996. Adjusting for the extra week in fiscal 1996, corrugated shipments increased approximately 4 percent. Multiwall bag shipments were a record 57,000 tons in fiscal 1997, an increase of approximately 10 percent from fiscal 1996.

     Gross margin for fiscal 1997 decreased to $42.0 million from $205.8 million in the prior-year period primarily due to lower selling prices for the Company's products. Lower average net selling prices, including the effect of higher containerboard and unbleached kraft paper costs on the Company's converting facilities

($16 million) reduced gross margin by approximately $148 million. In addition, gross margin was adversely affected by higher costs for fiber ($24 million), energy ($7 million) and labor ($2 million). These unfavorable variances were partially offset by higher volume which increased gross margin by approximately $17 million.

     Selling and administrative costs for fiscal 1997 were $18.0 million lower than fiscal 1996. The decrease is primarily the result of the exchange of the Company's grocery bag and sack manufacturing net assets for its interest in S&G Packaging and a decrease in incentive compensation as a result of reduced profitability.

     Net interest expense increased to $80.7 million in fiscal 1997 from $78.3 million in fiscal 1996, primarily due to higher average debt levels.

     During the third quarter of fiscal 1997, the Company issued $225 million principal amount of 9 3/4% Senior Notes due 2007 and used the proceeds to redeem and retire all its outstanding 11 1/2% Senior Notes due 2001 ($179.7 million principal amount) and to repay borrowings under the revolving portion of its credit agreements. In conjunction with the redemption, approximately $2.8 million of deferred financing fees were written off. The early retirement of debt resulted in an extraordinary loss of $7.7 million, net of an income tax benefit of $5.0 million.

     During fiscal 1996, the Company repurchased and retired $75.2 million principal amount of its publicly traded debt securities. In conjunction with the repurchase, $1.5 million of deferred financing fees were written off. These transactions resulted in an extraordinary loss of $3.2 million net of an income tax benefit of $2.3 million.

YEAR ENDED SEPTEMBER 30, 1996 (FISCAL 1996) COMPARED WITH YEAR ENDED SEPTEMBER 30, 1995 (FISCAL 1995)

     Net sales for fiscal 1996 were $922.0 million, a decrease of approximately 12 percent compared with record net sales of $1,051.4 million for fiscal 1995. Operating earnings for fiscal 1996 were $98.6 million compared with record operating earnings of $195.5 million for fiscal 1995 after non-recurring operating charges of $8.1 million and $5.4 million in fiscal 1996 and fiscal 1995, respectively. Net income was $8.6 million, or $0.16 per diluted share, after a $3.2 million extraordinary loss ($0.06 per diluted share) on the early retirement of debt, versus net income in fiscal 1995 of $134.2 million, or $2.44 diluted per share, including a $24.2 million income tax benefit.

     Sales in fiscal 1996 were adversely affected by declining product prices which resulted in significantly lower average selling prices for the Company's products compared with fiscal 1995. Lower average selling prices decreased net sales by approximately $181 million versus the prior fiscal year. Average selling prices for the Company's domestic linerboard, export linerboard and corrugated products decreased approximately 19 percent, 33 percent and 10 percent, respectively, in fiscal 1996 compared with fiscal 1995. Average selling prices for the Company's unbleached kraft paper and multiwall bags decreased approximately 25 percent and 1 percent, respectively, in fiscal 1996 versus the prior year.

     Sales and earnings for fiscal 1996 benefited from record mill production. Increased volume had a favorable effect on net sales of approximately $49 million. Total mill production increased approximately 2 percent in fiscal 1996 compared with the prior year. Production in fiscal 1996 benefited from an extra week in the fiscal year. Adjusting for the extra week in fiscal 1996, production was marginally higher despite approximately 80,000 tons of "lost" production primarily due to market downtime. In fiscal 1996, production of linerboard increased approximately 2 percent to 3,351 TPD from 3,298 TPD while production of unbleached kraft paper decreased approximately 4 percent to 693 TPD from 725 TPD in the prior year.

     Corrugated shipments were a record 13.3 billion square feet in fiscal 1996, an increase of approximately 8 percent from fiscal 1995. Adjusting for the extra week, corrugated shipments increased approximately 6 percent due to shipments from a new sheet feeder plant and capacity additions related to the capital investment program. Multiwall bag shipments of 51,900 tons in fiscal 1996 were approximately equal to the prior year. Prior to contributing its grocery bag manufacturing assets to S&G Packaging in July 1996, the Company shipped 88,200 tons of grocery bags and sacks (for the 9 1/2-month period) versus 105,000 tons in fiscal 1995.

     Gross margin for fiscal 1996 decreased to $205.8 million from $296.4 million in the prior year primarily due to lower selling prices for the Company's products. Lower average net selling prices, net of the effect of lower container board and unbleached kraft paper costs on the Company's converting operations ($30 million), reduced gross margin by approximately $151 million. The effect of lower selling prices was partially offset by reduced fiber costs (primarily the cost of OCC) and increased volume which favorably affected gross margin by approximately $72 million and $8 million, respectively.

     In the fourth quarter of fiscal 1996, the Company recorded a $8.1 million pre-tax charge for costs associated with a staff reduction program. The staff reductions, which eliminated approximately 8 percent of the Company's salaried positions, will reduce future administrative and overhead costs. In fiscal 1995, the Company recorded a $5.4 million non-recurring charge for costs associated with an early retirement option accepted by certain hourly employees at the Antioch, California mill, which was designed to reduce future unit labor costs.

     Selling and administrative costs for fiscal 1996 were $3.6 million higher than fiscal 1995. The increase was primarily the result of increased professional fees and group insurance costs, partially offset by a decrease in incentive compensation as a result of reduced profitability.

     Net interest expense decreased to $78.3 million in fiscal 1996 from $86.1 million in fiscal 1995. The decrease was primarily due to lower average debt levels, partially offset by accretion in the discount on subordinated debt.

     During fiscal 1996, the Company repurchased and retired $75.2 million principal amount of its publicly traded debt securities. In conjunction with the repurchase, $1.5 million of deferred financing fees were written off. These transactions resulted in an extraordinary loss of $3.2 million, net of an income tax benefit of $2.3 million.

LIQUIDITY AND CAPITAL RESOURCES

     The Company has historically financed its operations through cash provided by operations, borrowings under its credit agreements and the issuance of debt and equity securities. The Company's principal uses of cash are to pay operating expenses, fund capital expenditures and service debt.

     Net cash used for operations for the first quarter of fiscal 1998 was $54.0 million, compared with net cash used for operations of $38.2 million for the year-ago period. The unfavorable comparison to the prior-year period was primarily due to reduced operating earnings and increased working capital.

     Capital expenditures of $14.6 million in the first quarter of fiscal 1998 increased by $6.2 million from $8.4 million in the first quarter of fiscal 1997. Capital expenditures of $31.1 million in fiscal 1997 decreased $23.7 million from fiscal 1996. In addition to the capital spending, the Company acquired $2.4 million and $5.6 million of equipment financed by capital leases or debt obligations secured by the assets acquired in fiscal 1997 and fiscal 1996, respectively. In fiscal 1994, the Company initiated a five-year capital plan that provides for a total investment of approximately $250 million. The plan targets approximately 60 percent of the spending to enhance the capacity, flexibility and cost effectiveness of the Company's converting facilities with the remainder to be invested in its paper mills. The Company is currently in the process of significantly expanding one converting plant and opened a new converting facility early in fiscal 1998. The Company currently anticipates that its capital spending for fiscal 1998 and beyond will approximate its annual depreciation and amortization expense. Capital spending, however, will be adjusted from time to time as market conditions and available cash flows dictate.

     In fiscal 1992, the Company determined it would be unlikely that its Antioch, California virgin fiber mill (the "East Mill"), which was closed in fiscal 1991, could be sold as a mill site or that the East Mill, or some portion thereof, could be operated economically by the Company. The Company believed, and continues to believe, that the most likely outcome will be the sale of individual assets and the subsequent demolition of the remaining structures on the mill site. In the first quarter of fiscal 1998 the Company incurred approximately $0.8 million of costs for demolition and maintenance of the East Mill, such costs are net of proceeds from scrap sales. Demolition of the remaining structures on the mill site will require the Company to incur costs for asbestos removal. The Company has deferred incurring substantial expenditures for demolition and asbestos removal until all uncertainties regarding disposition of the mill assets have been resolved. At December 31, 1997, balance sheet accruals for demolition and asbestos removal were approximately $6.4 million, and the net book value of the East Mill was $3.6 million.

     At December 31, 1997, the Company had cash and equivalents of $5.6 million, a decrease of $0.5 million from September 30, 1997, as cash used for operations and investments were largely offset by cash provided by financing. Total debt increased by $78.5 million to $794.6 million at December 31, 1997 from $716.1 million at September 30, 1997 primarily as a result of increased revolver borrowings. The increase in revolver borrowings was primarily due to semi-annual interest payments on the Company's public debt securities ($37 million), capital expenditures ($15 million) and seasonal increases in primary working capital ($17 million). At December 31, 1997, the Company had $118 million of borrowings outstanding and approximately $93 million of credit available under the revolving portions of its credit agreements.

     At December 31, 1997, the Company had primary working capital of $129.7 million compared to $112.8 million at September 30, 1997 primarily due to higher inventories and lower trade payables. The increased inventory is primarily the result of seasonally higher inventory levels at the Company's mills and converting facilities.

     Strengthening industry fundamentals, including year-over-year growth in corrugated product shipments and strong export demand for linerboard, resulted in a $50 per ton increase in published industry prices for containerboard in October 1997 (and subsequent increases in converted product prices).

     During the first quarter of fiscal 1998, the Company's average wood chip prices increased approximately 24 percent compared with the first quarter of fiscal 1997 as a result of higher demand and unusually wet weather in the timberlands of the southern United States. In addition, the Company's average delivered price for OCC increased approximately 18 percent in the first quarter of fiscal 1998 compared with the first quarter of fiscal 1997. OCC prices in the first quarter of fiscal 1998, however, were more than 16 percent lower than average prices for the fourth quarter of fiscal 1997. The fiber markets, however, are difficult to predict, and there can be no assurance of the future direction of wood chip and OCC prices.

     Assuming current selling prices, fiber costs and maintenance levels of capital spending, the Company believes that cash provided by operations, and amounts available under its credit agreements will provide adequate liquidity to meet its debt service obligations and other liquidity requirements over the next 12 to 24 months. Unless there is significant product price improvement beginning in the spring of this year, however, the Company will be required to seek covenant modifications to its credit agreement to maintain continued access to its liquidity.

OTHER

     The Company is conducting a review of its computer systems to identify those areas that could be affected by the "Year 2000" issue and is developing a plan to resolve the issue. The Company believes that, by modifying existing software, and/or converting to new software, the Year 2000 issue can be resolved without significant operational difficulties. The financial impact of this issue is not anticipated to be material to the Company's results of operations, financial position or cash flows. In addition, the Company believes that many of its customers, suppliers and financial institutions are also impacted by the Year 2000 issue which could affect the Company. The review being conducted includes an assessment of the compliance efforts of the Company's major customers, suppliers and financial institutions. At this time, the Company is unable to determine the impact of these third party compliance efforts, if any, on the Company's results of operations, financial position or cash flow.

FORWARD-LOOKING STATEMENTS

     FORWARD-LOOKING STATEMENTS IN THIS PROSPECTUS ARE MADE PURSUANT TO THE SAFE HARBOR PROVISIONS OF THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995. SUCH FORWARD-LOOKING STATEMENTS ARE SUBJECT TO RISKS AND UNCERTAINTIES AND ACTUAL RESULTS COULD DIFFER MATERIALLY. SUCH RISKS AND UNCERTAINTIES INCLUDE, BUT ARE NOT

LIMITED TO, GENERAL ECONOMIC AND BUSINESS CONDITIONS, COMPETITIVE MARKET PRICING, INCREASES IN RAW MATERIAL, ENERGY AND OTHER MANUFACTURING COSTS, FLUCTUATIONS IN DEMAND FOR THE COMPANY'S PRODUCTS, POTENTIAL EQUIPMENT OR INFORMATION TECHNOLOGY MALFUNCTIONS AND PENDING LITIGATION.

PENDING ACCOUNTING STANDARDS

     In June 1997, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 130, "Reporting Comprehensive Income" which establishes standards for reporting and display of comprehensive income and its components in financial statements. The statement is effective for fiscal years beginning after December 15, 1997. The statement will be adopted in fiscal 1999 and will not impact the results of operations, financial position or cash flows of the Company.

     In June 1997, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 131, "Disclosures about Segments of an Enterprise and Related Information" which changes the way public companies report information about segments of their business. The statement is effective for fiscal years beginning after December 15, 1997. The Company has not yet completed its analysis of on which operating segments, if any, it will report.

     In February 1998, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 132, "Employers' Disclosures about Pensions and other Postretirement Benefits" which standardizes the disclosure requirements for pensions and other postretirement benefits. The Statement is effective for fiscal years beginning after December 15, 1997. The Statement will be adopted in fiscal 1999 and will not impact the results of operations, financial position or cash flows of the Company.

                                    BUSINESS

DEVELOPMENT

     The Company acquired businesses which had been owned by Crown Zellerbach Corporation on November 17, 1986 for approximately $260 million. Since its inception, the Company has expanded its business through strategic acquisitions and capital investments. The Company financed the acquisitions and capital expenditures with cash provided by operations, borrowings under its credit agreements and the issuance of debt and equity securities. The Company's facilities currently consist of three containerboard and unbleached kraft paper mills, 14 corrugated container plants, four corrugated sheet feeder plants, two multiwall bag plants, a preprint and graphics center, a cogeneration facility and through a wholly owned, independently operated subsidiary, a specialty chemicals facility.

     In fiscal 1994, the Company initiated a five-year capital plan that provides for a total investment of approximately $250 million. The plan targets approximately 60 percent of the capital spending to enhance the capacity, flexibility and cost effectiveness of the Company's converting facilities with the remainder to be invested in its paper mills. In fiscal 1995, as part of the capital plan, the Company opened one new converting plant and relocated or expanded three converting plants. The Company is currently in the process of significantly expanding one converting plant and opened a new converting facility early in fiscal 1998. The Company currently anticipates that capital spending for fiscal 1998 and beyond will approximate its annual depreciation and amortization expense. Capital spending, however, will be adjusted from time to time as market conditions and available cash flows dictate.

GENERAL

     Corrugated containers are a safe and economical way to transport manufactured and bulk goods. Increasingly, corrugated containers are also used as integrated transportation and marketing devices in the form of point-of-sale displays. The major corrugated container end-use markets are food, beverage and agricultural products; paper and fiber products; petroleum, petrochemical resins, plastics and rubber products; glass and metal containers; electronic appliances; and electrical and other machinery. Most corrugated containers are produced and sold according to individual customer specifications.

     Containerboard, consisting of linerboard and corrugating medium, is the principal raw material used in the manufacture of corrugated containers. Linerboard provides the strength component of a container while corrugating medium provides rigidity. Corrugating medium is fluted and laminated to linerboard in corrugated container and corrugated sheet feeder plants to produce corrugated sheets. The sheets are subsequently printed, cut, folded and glued in corrugated container or corrugated sheet plants to produce corrugated containers.

     Generally, corrugated containers are delivered by truck because of the large number of customers and demand for timely service. The dispersion of customers and the high bulk, low density and value of corrugated containers make shipping costs a relatively high percentage of total costs. As a result, corrugated plants tend to be located close to customers to minimize freight costs.

     To reduce the cost of shipping containerboard from mills to widely dispersed corrugated plants, vertically integrated containerboard manufacturers routinely exchange containerboard from mills in one location for containerboard having a similar value from mills located elsewhere in the United States (U.S.). Producers also exchange containerboard to take advantage of manufacturing efficiencies resulting from operating paper machines in their most efficient basis weight ranges and trim widths and to obtain paper grades they do not produce.

     Unbleached kraft paper is the principal raw material used in the manufacture of multiwall bags and grocery bags and sacks. Multiwall bags are used by producers in such industries as pet food, chemical, agricultural, food, metal, plastics and rubber. Multiwall bags and grocery bags and sacks are manufactured through a process of printing, cutting, folding and gluing kraft paper to meet customer specifications.

     Cellulose fiber, produced from wood chips, is the principal raw material used in the manufacture of containerboard and kraft paper. The industry's use of recycled fiber, however, has been increasing. Fiber costs are generally the largest cost component in the manufacture of containerboard and unbleached kraft paper.

     In calendar 1996, industry trade associations estimated U.S. corrugated product sales and multiwall bag sales to be $20.8 billion and $1.3 billion, respectively. It has also been estimated that virgin containerboard and unbleached kraft paper capacity utilization rates in the U.S. averaged 93 percent and 76 percent, respectively, in calendar 1996 and 96 percent and 74 percent, respectively, for the first nine months of calendar 1997.

     Industry trade publications estimated that calendar 1997 U.S. containerboard and unbleached kraft paper annual capacities were 36.9 million tons and 2.6 million tons, respectively. This represents an increase in containerboard capacity of approximately 4 percent, while unbleached kraft paperboard capacity was unchanged, compared with the prior year.

     Demand for corrugated containers, containerboard and unbleached kraft paper is affected by the level of growth of economic activity and, in the case of containerboard, the strength of the U.S. dollar. For further information regarding the industry and factors that influence prices and the demand for paper packaging products, see "Management's Discussion and Analysis of Financial Condition and Results of Operations -- General."

SALES

     Corrugated containers and sheets, multiwall bags and solid fibre products collectively represent approximately 80 percent of the Company's net sales while the remaining 20 percent primarily consists of containerboard and unbleached kraft paper sales. Sales of the Company's products are not seasonal to any significant degree.

     The Company sells its products to thousands of customers, with the 10 largest accounting for approximately 16 percent of net sales in fiscal 1997 and 16 percent and 13 percent, respectively, in fiscal 1996 and fiscal 1995. The Company's largest customer accounted for approximately 3 percent of the Company's net sales in fiscal 1997 and approximately 4 percent and 3 percent, respectively, in fiscal 1996 and fiscal 1995. Corrugated containers are generally produced to customer order for delivery from one to ten days after receipt of the order. As a result, the Company's backlog generally does not exceed 3 percent of annual corrugated container sales at any particular time.

     In general, each converting facility has its own sales force that is responsible for marketing and distribution to local customers. A national account sales force handles converted product sales to large customers who utilize centralized purchasing for multiple locations. In total, the Company's sales force for converted products at September 30, 1997 consisted of approximately 130 salespersons. Sales and exchanges of containerboard and unbleached kraft paper are the responsibility of a small centralized marketing and sales group.

     The Company exports linerboard and unbleached kraft paper, certain converted products and specialty chemicals. Such sales totaled $66.4 million, $71.5 million and $113.9 million in fiscal 1997, fiscal 1996 and fiscal 1995, respectively. Fluctuations in export sales are primarily the result of changes in selling prices for linerboard.

PRODUCTS

     CORRUGATED PRODUCTS. The Company produces many varieties of corrugated containers and sells the majority of its production to manufacturing end users. The Company also produces corrugated sheets which are subsequently converted into corrugated containers by independent manufacturers. Corrugated shipments were a record 13.6 billion square feet in fiscal 1997, an increase of more than 2 percent from the prior year. Shipments in fiscal 1996 benefited from an extra week in the fiscal year. Adjusting for the extra week, corrugated shipments increased approximately 4 percent. From fiscal 1995 to fiscal 1996, corrugated shipments increased approximately 6 percent adjusting for the extra week in fiscal 1996, due to shipments from a new sheet feeder plant and capacity additions related to the capital investment program.

     CONTAINERBOARD. The Company's containerboard mills in the aggregate have the ability to manufacture containerboard in a broad spectrum of grades and weights. Production of containerboard increased to a record 1,263,200 tons in fiscal 1997 from 1,243,300 tons in the prior year despite the extra week in fiscal 1996. Adjusting for the extra week in fiscal 1996, the Company's production of containerboard increased approximately 2 percent from 1,200,500 tons in fiscal 1995. In addition to its own production, the Company has agreed to purchase, at market prices, through 2004 approximately 24,000 tons per year of containerboard from Newark Group Industries, Inc. During fiscal 1997, fiscal 1996 and fiscal 1995, the Company's corrugated plants consumed the equivalent of approximately 82 percent, 80 percent and 78 percent, respectively, of the Company's containerboard production and purchase commitments.

     MULTIWALL BAGS. The Company produces many varieties of medium to large multiwall bags and sells them to manufacturers and processors for packaging their products. The Company's multiwall bag shipments increased approximately 10 percent in fiscal 1997 to 57,000 tons from 51,900 tons in fiscal 1996. The Company's multiwall bag shipments were essentially flat in fiscal 1996 compared to fiscal 1995.

     UNBLEACHED KRAFT PAPER. The Company is a supplier of unbleached kraft paper to independent multiwall bag and grocery bag and sack converters. During fiscal 1997, the Company produced 278,600 tons of unbleached kraft paper. This compares with 256,900 tons and 263,900 tons in fiscal 1996 and fiscal 1995, respectively. The Company has an agreement to supply S&G Packaging Company, L.L.C. (S&G Packaging), a joint venture with Stone Container Corporation, with approximately 130,000 tons of unbleached kraft paper per year. During fiscal 1997 and fiscal 1996, the Company's multiwall bag plants consumed or the Company sold pursuant to its paper supply agreement approximately 71 percent and 59 percent, respectively, of its unbleached kraft paper production. During fiscal 1995, the Company's multiwall bag and grocery bag and sack plants consumed the equivalent of approximately 54 percent of the Company's unbleached kraft paper production and purchase commitments.

     SPECIALTY CHEMICALS. Gaylord Chemical Corporation, a wholly owned, independently operated, subsidiary of the Company, utilizes a process stream from the Bogalusa, Louisiana paper mill manufacturing operations to produce dimethyl sulfide (DMS) and dimethyl sulfoxide (DMSO). DMS is a low boiling-point liquid used as a presulfiding agent for catalysts for the petroleum industry, a natural gas odorant, a processing aid in ethylene production and a feedstock for the manufacture of DMSO. DMSO is used as a solvent for a wide range of complex manufacturing processes used in the chemical, agricultural and pharmaceutical industries. Management believes that Gaylord Chemical Corporation is the sole domestic producer of DMSO and estimates that Gaylord Chemical Corporation produces 35 to 40 percent of the world's supply of DMSO. Sales of these products for fiscal 1997, fiscal 1996 and fiscal 1995 were $19.6 million, $18.2 million and $16.7 million, respectively.

     OTHER PRODUCTS. At its Bogalusa, Louisiana corrugated container plant, the Company produces solid fibre products which are primarily used as beverage carriers and pallet substitutes. Solid fibre is produced using technology and manufacturing processes similar to those used for corrugated containers.

     The Company is engaged in the production and sale of grocery bags and sacks through its 35 percent ownership interest in S&G Packaging.

     The Company operates a cogeneration facility at its Antioch, California mill, which produces steam and electricity for the mill. Pursuant to a long-term agreement, the Company sells a specified amount of electricity representing the cogeneration facility's anticipated excess capacity at the contract date to Pacific Gas & Electric Company, subject to certain adjustments. Electricity sales pursuant to this agreement were $7.5 million in fiscal 1997 and $6.6 million in each of fiscal 1996 and fiscal 1995.

RAW MATERIALS

     The Bogalusa, Louisiana mill uses approximately 75 percent pulpwood and wood chips in the manufacture of containerboard and unbleached kraft paper, of which approximately 40 to 45 percent was supplied by Weyerhaeuser Company (Weyerhaeuser), successor in interest to Hanson Natural Resources Company, in each of the last three fiscal years. The remainder was purchased on the open market. The Company has certain agreements through 2016 pursuant to which Weyerhaeuser is committed to supply the Company with significant quantities of wood chips, roundwood and stumpage at prices based on independent market transactions. Recycled fiber accounts for the remainder of the mill's fiber requirements.

     The Antioch, California mill uses 100 percent recycled fiber. During fiscal 1997, approximately 80 percent of the old corrugated containers (OCC) used as a source of recycled fiber at the Antioch mill were supplied under contracts with several suppliers at market prices. Upon expiration of such contracts, the Company believes it will be able to negotiate new contracts with these or other suppliers to provide significant quantities of OCC at market prices. The remainder was purchased on the open market.

     The Pine Bluff, Arkansas mill uses approximately 75 percent wood chips, of which approximately 31 percent, 32 percent and 23 percent was purchased from Weyerhaeuser, pursuant to a supply contract, in fiscal 1997, fiscal 1996 and fiscal 1995, respectively, with the remainder generally purchased pursuant to annual contracts with a number of different chip suppliers in the area. The contract with Weyerhaeuser provides for a supply of wood chips at market prices through June 30, 1999, at which time the Company anticipates it will be renegotiated. Recycled fiber accounts for the remainder of the mill's fiber requirements.

     During fiscal 1997, the Company's financial results were adversely effected by higher fiber costs. Average delivered prices for OCC increased $11 per ton, or approximately 12 percent from $93 per ton in fiscal 1996, due to an increase in domestic demand. In addition, average wood chip prices in fiscal 1997 increased approximately 10 percent as a result of higher demand and unusually wet weather in the southern U.S. The fiber market is difficult to predict and there can be no assurance of the future direction of OCC and wood chip prices. In fiscal 1997, fiber represented approximately 40 percent of the Company's containerboard and unbleached kraft paper production costs and future increases in fiber prices would adversely affect the Company's profitability.

ENERGY

     The Company's mills require significant amounts of steam and electricity in their operation. The Company has a supply agreement through 2003 pursuant to which Weyerhaeuser will provide hog fuel (which consists of bark and other residual fiber from trees) at stated prices. The remainder of the hog fuel used by the Bogalusa mill is either purchased on the open market or is generated at several chip mills with which the Company has long-term supply agreements. In fiscal 1997, the Bogalusa mill produced all of its steam and generated approximately 65 percent of its electricity requirements. During the same period, the Antioch mill produced all of its steam and approximately 94 percent of its electricity. The Antioch mill has a contract to sell electricity from its cogeneration facility to a public utility through 2013. See "Products." Certain aspects of the energy operations of the Bogalusa mill and the Antioch mill are regulated by the Federal Energy Regulatory Commission. The Pine Bluff mill produces all of its own steam, but purchases all of its electricity from a local public utility.

     In fiscal 1997, energy costs accounted for approximately 10 percent of the Company's containerboard and unbleached kraft paper production costs and future increases in energy prices would adversely affect the Company's profitability.

COMPETITION

     Many of the Company's competitors are substantially larger and have significantly greater financial resources; however, the most important competitive factors are price, quality and service. The manufacture of containerboard and unbleached kraft paper is capital intensive with high barriers to entry because new facilities require substantial capital and take at least two years to construct. Many of the Company's larger competitors own timberlands. Although the Company does not own timberlands, it has fiber supply agreements described in "Raw Materials." Such agreements covered approximately 35 percent of the Company's pulpwood and wood chip requirements in fiscal 1997.

     In contrast to paper mills which manufacture containerboard and unbleached kraft paper, converting facilities, which produce corrugated products and multiwall bags, have comparatively low barriers to entry.

Competition in corrugated products and, to a lesser extent, multiwall bags, is primarily localized, with proximity to customers an important factor in minimizing shipping costs. There are a substantial number of competitors in each of the geographic areas in which the Company's converting facilities are located. Many of such competing facilities are owned by other integrated producers.

ENVIRONMENTAL MATTERS

     Compliance with federal, state and local environmental requirements, particularly relating to air and water quality and waste disposal, is a significant factor in the Company's business. The Company made capital expenditures for environmental purposes of approximately $1 million, $4 million and $5 million in fiscal 1997, fiscal 1996 and fiscal 1995, respectively. The Company believes that it is in compliance in all material respects with applicable federal, state and local environmental regulations.

     In November 1997, the Environmental Protection Agency promulgated new air standards for pulping processes together with new water quality discharge limitations into what are commonly referred to as the "Cluster Rule" regulations for pulp and paper mills. Phase I of the Cluster Rule as it relates to air quality is applicable to kraft, soda, sulfite, or semi-chemical pulping processes, mechanical pulping processes, and processes using secondary or non-wood fibers. New effluent (water) guidelines contained in the Cluster Rule are applicable to bleached paper grade kraft, soda, and paper grade sulfite mills only. Effluent guidelines for non-bleached paper mills, the segment in which the Company participates, (i.e., unbleached kraft, semi-chemical, dissolving kraft, dissolving sulfite, and non-wood chemical pulp) are yet to be promulgated. The Company continues to evaluate the potential impact of the proposed rules on its operations and capital expenditures. Preliminary estimates indicate that the Company could be required to make capital expenditures of approximately $5 million to $7 million per year during the three years following issuance to meet the requirements of the proposed rules. The ultimate financial impact of the regulations cannot be predicted with certainty and will depend on several factors including the actual requirements imposed under the final rules, new developments in process control technology and the impact of inflation.

DESCRIPTION OF PROPERTIES

     MANUFACTURING PROPERTIES. The Company's plants are maintained in generally good condition and management believes they are suitable for their specific purposes. Set forth below is certain information concerning these facilities:

            PLANT                               PRODUCTS                   OWNED/LEASED
            -----                               --------                   ------------
Mills:
  Antioch, California.........  Containerboard                                Owned
  Bogalusa, Louisiana.........  Containerboard and unbleached kraft paper     Owned
  Pine Bluff, Arkansas........  Containerboard and unbleached kraft paper     Owned
Corrugated Plants:
  Antioch, California.........  Corrugated containers                         Owned
  Atlanta, Georgia............  Corrugated containers                         Owned
  Bogalusa, Louisiana.........  Corrugated containers and solid fibre         Owned
  Carol Stream, Illinois......  Corrugated containers                         Owned
  City of Industry,
    California................  Corrugated sheets                             Owned
  Dallas, Texas...............  Corrugated containers                        Leased
  Gilroy, California..........  Corrugated containers                        Leased
  Greenville, South Carolina..  Corrugated containers                         Owned
  Marion, Ohio................  Corrugated containers                         Owned
  Newark, Delaware............  Corrugated containers                         Owned
  Phoenix, Arizona............  Corrugated containers                         Owned
  Raleigh, North Carolina.....  Corrugated containers                         Owned
  St. Louis, Missouri.........  Corrugated containers                         Owned
  San Antonio, Texas..........  Corrugated containers                        Leased
  San Antonio, Texas..........  Corrugated sheets                             Owned
  Sunnyvale, California.......  Corrugated sheets                             Owned
  Tampa, Florida..............  Corrugated containers                        Leased
  Tipton, Indiana.............  Corrugated sheets                            Leased
Bag Plants:
  Pine Bluff, Arkansas........  Multiwall bags                                Owned
  Twinsburg, Ohio.............  Multiwall bags                               Leased
Other Facilities:
  Antioch, California.........  Electricity cogeneration                      Owned
  Bogalusa, Louisiana.........  Specialty chemicals                           Owned
  Livermore, California.......  Preprinted linerboard                        Leased

     The Bogalusa mill has five paper machines with the capacity to produce linerboard, corrugating medium and unbleached kraft paper. The mill uses softwood and hardwood pulp and recycled fiber from OCC and double lined kraft ("DLK") clippings.

     The Antioch mill has one paper machine with the capacity to produce recycled linerboard and corrugating medium using 100% recycled fiber.

     The Pine Bluff mill has one paper machine with the capacity to produce unbleached kraft paper and linerboard. The mill uses softwood pulp and recycled fiber from DLK. See "-- Products."

     OTHER PROPERTIES. The Company leases its executive and general and administrative offices in Deerfield, Illinois. It also leases numerous warehouse facilities and sales offices throughout the United States.

EMPLOYEES

     At September 30, 1997, the Company employed approximately 4,000 people. Approximately 68 percent of the Company's employees are hourly wage employees who are members of various labor unions. The

Company's labor agreements covering its employees at its Bogalusa, Antioch and Pine Bluff mills expire in fiscal 2000, fiscal 2001 and fiscal 2002, respectively. At September 30, 1997, labor contracts covering approximately 3 percent of the Company's union employees had expired, and were subsequently renegotiated. In addition, labor contacts covering approximately 16 percent of the Company's union employees are scheduled to expire before the end of fiscal 1998. The Company believes it has satisfactory relations with its employees and their unions and, based on previous experience, does not anticipate any significant difficulties in renegotiating labor contracts as they expire. In conjunction with the renegotiation of the Antioch mill's labor contract, in fiscal 1995 certain hourly employees accepted an early retirement option, which was designed to reduce future unit labor costs.

LEGAL PROCEEDINGS

     The Company is not a party to any legal proceedings other than litigation incidental to normal business activities, except as described below:

     The Company and certain of its officers and directors were named in a civil suit filed in Cook County (Illinois) Circuit Court alleging that they omitted or misrepresented facts about the Company's operations in connection with the Company's initial public offering of stock in 1988 and in certain periodic reports. The complaint, a purported class action, originally sought unspecified damages under the Illinois Consumer Fraud and Deceptive Practices Act and for common law fraud. On January 10, 1996, the court dismissed both counts with prejudice, and the plaintiff appealed. On September 29, 1997, the Illinois Court of Appeals affirmed, in all respects, dismissal of the complaint. Plaintiff's petition for leave to appeal that decision to the Illinois Supreme Court was denied on February 4, 1998.

     On October 18 and December 4, 1995, the Company, its directors and certain of its officers were named in complaints which have been consolidated in the Court of Chancery of the state of Delaware alleging breach of fiduciary duties on two counts. The first count is a putative class action and the second is an alleged derivative claim brought on behalf of the Company against the individual defendants Both counts allege that the Company's stockholder Rights Agreement, adopted on June 12, 1995, amendments to the Company's charter and by-laws, adopted on July 21, 1995, and a redemption of warrants in June 1995 all were designed to entrench the individual defendants in their capacities as directors and officers at the expense of stockholders who otherwise would have been able to take advantage of a sale of the Company. The complaint asks the court, among other things, to rescind the amendments and prohibit the use of the stockholder Rights Agreement to discourage any bona fide acquirer. In the alternative, the plaintiffs seek compensatory damages. On December 19, 1996, the Delaware Chancery Court denied the Company's motion to dismiss the complaint in its entirety. The case is now in the discovery stage. The Company believes that, after investigation of the facts, the allegations are without merit and is defending itself vigorously.

     On October 23, 1995, a rail tank car exploded on the premises of the Bogalusa, Louisiana plant of Gaylord Chemical Corporation, a wholly owned, independently operated subsidiary of the Company. The accident resulted in the venting of certain chemicals, including by-products of nitrogen tetroxide, a raw material used by the plant to produce dimethyl sulfoxide, a solvent used in the manufacture of pharmaceutical and agricultural chemicals. More than 160 lawsuits have been filed in both federal and state courts naming as defendants Gaylord Chemical Corporation and/or the Company, certain of their respective officers and other unrelated corporations and individuals. The lawsuits, which seek unspecified damages, allege personal injury, property damage, economic loss, related injuries and fear of injuries as a result of the accident. On April 1, 1996, the federal judge dismissed all but one of the federal actions for failing to state claims under federal law and remanded the remaining tort cases to the district court in Washington Parish, Louisiana, where they have been consolidated. Discovery in the remaining federal action, a suit to recover alleged clean-up costs, was ordered coordinated with the Louisiana state action.

     On May 21, 1996, the Louisiana state court established a Plaintiff's Liaison Committee (PLC) to coordinate and oversee the consolidated cases on behalf of plaintiffs. On June 26, 1996 the PLC and defendants agreed to a Case Management Order (CMO) that was subsequently entered by the Court. Pursuant to the CMO, the plaintiffs filed a single Consolidated Master Petition against Gaylord Chemical

Corporation, the Company and twenty-one other defendants. In the Consolidated Master Petition all claims against individual defendants (including the officers of Gaylord Chemical Corporation and the Company) were dropped. The Consolidated Master Petition includes substantially all of the claims and theories asserted in the prior lawsuits, including negligence and strict liability, as well as several claims of statutory liability. Compensatory and punitive damages are sought. The Company and its subsidiaries are vigorously contesting all of these claims.

     On July 15, 1996 the Louisiana state court certified these consolidated actions as a single class action. The class was tentatively defined to include all those persons or entities who claim to have been injured as a result of the October 23, 1995 accident. On March 27, 1997, the Louisiana Court of Appeal for the First Circuit reversed the trial court's order granting class certification, defining the class, approving class notice, requiring all notice forms be notarized and appointing the plaintiffs' attorneys to the PLC. The Court of Appeal ordered the trial court to conduct a new class certification hearing to allow additional evidence on the adequacy of class representatives and class counsel and instructed the trial court to create a concise geographic definition of the class of individuals allegedly impacted. Finally, the Court of Appeal instructed the trial judge to approve a new class notice form that permits the use of notice of claim forms and/or proof of claim forms only after a determination of liability, if any. The Louisiana Supreme Court declined to review that decision. On May 23, 1997, the trial court reappointed the PLC with several new members. On June 20, 1997, a second CMO was entered by the court. Pursuant to this second CMO, a Second Consolidated Amended Master Petition (SCAMP) was filed on June 20, 1997. The SCAMP includes substantially all the claims and theories asserted in the original Consolidated Master Petition. No officers of Gaylord Chemical Corporation or the Company are named as defendants in the SCAMP.

     Pursuant to the second CMO, the status of all lawsuits pending before the filing of the SCAMP, some of which name officers of Gaylord Chemical Corporation or the Company as defendants, will be determined by the trial court after class certification. The trial court certified a class on November 10, 1997. The class consists of allegedly injured parties in the city of Bogalusa, parts of Washington Parish, Louisiana, and parts of Marion, Walthall and Pike Counties in Mississippi. Defendants have filed supervisory writs with the Court of Appeal challenging the trial court's class certification ruling. Those writs are currently pending.

     In addition, the Company, Gaylord Chemical Corporation and numerous other third party companies have been named as defendants in twelve actions brought by plaintiffs in Mississippi state court, who claim injury as a result of the October 23, 1995 accident at the Bogalusa facility. These cases, which purported to be on behalf of over 11,000 individuals, were not filed as a class action but rather have all been consolidated before a single judge in Hinds County, Mississippi. All of these cases allege claims similar to those in Louisiana State Court. To date, discovery in the consolidated cases has been coordinated with the ongoing discovery in the Louisiana class action. Following several rulings by the Mississippi Trial Court judge, over 7,400 individuals' claims in these consolidated actions have been either: (1) dismissed for failure to comply with outstanding discovery orders or (2) voluntarily withdrawn. As with the Louisiana class action, the Company and Gaylord Chemical Corporation are vigorously contesting all claims in Mississippi arising out of the October 23, 1995 explosion. In addition, the Company and Gaylord Chemical Corporation have filed cross-claims for indemnity and contribution against co-defendants in both of the Mississippi and Louisiana actions.

     The Company and Gaylord Chemical Corporation maintain insurance and have filed separate suits seeking declaratory judgement of coverage for the October 23, 1995 accident against their general liability and directors and officers liability insurance carriers. These cases are currently pending in Louisiana state court before the same judge who is hearing the liability class action. The carrier with the first layer of coverage under the general liability policy has agreed to pay the Company's and Gaylord Chemical Corporation's defense costs under reservation of rights. The primary carrier and the nine excess level insurers moved for summary judgment before the trial court claiming that coverage for the accident is excluded because of pollution exclusions contained in these policies. On November 20, 1997, the trial court denied all of the motions, and the insurers have filed supervisory writs with the Court of Appeal contesting that ruling. Those writs are pending.

     The Company believes the outcome of such litigation will not have a material adverse effect on the Company's financial position, results of operations or cash flows.

            DESCRIPTION OF OTHER INDEBTEDNESS AND OTHER OBLIGATIONS

CREDIT AGREEMENT

     General. On June 30, 1995, the Company entered into the Amended and Restated Credit Agreement among various financial institutions, Bankers Trust Company, as agent (the "Agent") and the Company (the "Credit Agreement"). The Credit Agreement provided for (a) the refinancing of existing term loans, revolving loans and standby letter of credit loans and (b) an increase in the existing revolving credit facility.

     Term Loans. The outstanding amount of term loans which were refinanced under the Credit Agreement was $42,704,208.05 as of June 30, 1995. The Company prepaid the entire amount of such outstanding term loans prior to September 30, 1995 and did not incur any related prepayment premium or penalty. No amounts are available to be reborrowed under this facility.

     Revolving Credit Facility. The revolving credit facility provides for borrowings of up to $175 million and expires by its terms and is payable in full on June 30, 2000. The Company is permitted to issue up to $30 million of letters of credit as part of its revolving credit facility. The Company has the right to prepay the revolving credit facility in whole or in part from time to time without incurring any prepayment premium or penalty. Amounts borrowed under the revolving credit facility may be repaid and reborrowed.

     The revolving credit facility also includes a swing line loan facility. The swing line loan facility allows the Company to make same day borrowings up to the lesser of $25 million or the amount currently undrawn and available under the revolving credit facility. Amounts outstanding under the swing line loan facility reduce amounts available under the revolving credit facility.

     Letter of Credit Loan Facility. The outstanding balance of a promissory note issued by the Company to the Export-Import Bank of the United States and an instrument issued at the time of the acquisition by the Company of certain assets of the Container Products Division of Fibreboard Corporation are the two obligations collateralized by the letter of credit facility under the Credit Agreement. Standby letter of credit loans can be incurred only in the event that either of the two outstanding standby letters of credit are drawn due to the nonpayment of principal or interest by the Company on the underlying debt instruments. The standby letter of credit loan commitments are reduced periodically to reflect principal repayments on the underlying debt instruments.

     If the standby letter of credit loans are incurred, the Company will be required to repay certain of such loans in equal semi-annual installments on the last business day of the Company's second and fourth fiscal quarters, commencing with the first such date that the relevant standby letter of credit loans have been in existence and ending on April 30, 1999. Certain other standby letter of credit loans will be required to be repaid immediately. Under the Credit Agreement, the Company will continue to have the right to prepay the standby letter of credit loans in whole or in part from time to time without incurring any prepayment premium or penalty. As of December 31, 1997, the aggregate standby letter of credit commitment was approximately $3.8 million.

     Collateral. Indebtedness under the Credit Agreement is secured by a first priority security interest in substantially all of the Company's assets and a pledge of all of the outstanding common stock of each of Gaylord Chemical, GMA Sales Corporation and Gaylord Container de Mexico, S.A. de C.V., each a subsidiary of the Company.

     Interest Rates. Interest accrues on indebtedness under the Credit Agreement at one or a combination (at the Company's election) of the following: (a) prime rate loans are payable at a rate per annum which is the Prime Rate (as defined in the Credit Agreement) plus a borrowing margin of one and one-half percent
(1 1/2%) per annum; (b) certificate of deposit rate loans are payable at a rate per annum which is the relevant CD Rate (as defined in the Credit Agreement) plus a borrowing margin of two and five-eighths percent (2 5/8%) per annum; (c) eurodollar rate loans are payable at a rate per annum which is the relevant Eurodollar Rate (as defined in the Credit Agreement) plus a borrowing margin of two and one-half percent (2 1/2%) per annum; and (d) overdue principal and (to the extent permitted by law) overdue interest in respect of each loan bears interest at a rate per annum equal to two percent (2%) per annum above the Prime Rate plus one and one-half percent (1 1/2%). Interest is computed based on actual days elapsed in a 360-day year, payable monthly, and with respect to eurodollar rate loans and certificate of deposit rate loans, subject to compensation, increased cost, indemnification and other standard Eurodollar Rate and CD Rate pricing provisions. The Company has the option upon the expiration of any interest period to convert all or any part of the outstanding borrowings to any of such three interest rate options, subject to certain customary exceptions. Whenever the Company desires to borrow under the Credit Agreement, the Company selects the type of loan and interest rate in a notice of borrowing delivered to the Agent at least one business day in advance of the proposed funding date in the case of a loan at the Prime Rate, at least two business days in advance of the proposed funding date in the case of a loan at the CD Rate, and three business days in the case of a loan at the Eurodollar Rate. Swing line loans (as defined in the Credit Agreement) are automatically borrowed at the Prime Rate option described above.

     Commitment Fees. The Company is obligated to pay the Agent, for pro rata distribution to the Banks (according to commitments), an unused commitment fee computed at the rate of (a) 3/8 of 1% per annum from June 30, 1995 until such time as outstanding revolving loans under the Credit Agreement equal or exceed $66 million and thereafter, at a rate of 1/2 of 1% per annum (on the basis of actual days elapsed in a 365/366-day year, as applicable) with respect to the unutilized revolving loan commitment.

     Affirmative Covenants and Financial Tests. The Credit Agreement contains various covenants regarding financial reporting, compliance with laws, maintenance of corporate existence and maintenance of adequate insurance coverage. In addition, the Credit Agreement requires that the Company must maintain a specified minimum interest coverage ratio, minimum net worth, and minimum current ratio. Certain financial covenants were modified in the third quarter of fiscal 1997. See "Management's Discussion and Analysis of Financial Condition and Results of Operations -- Liquidity and Capital Resources."

     Negative Covenants. The Credit Agreement contains covenants which, among other things, limit the Company's ability to (a) incur additional obligations for borrowed money, (b) create or permit liens on the Company's assets, (c) make capital expenditures, (d) make guarantees, (e) acquire the assets or capital stock of other businesses, (f) merge or consolidate, (g) dispose of any accounts receivable and assets constituting collateral of the Banks, (h) make investments, (i) make any voluntary prepayments of any indebtedness for money borrowed (other than under the Credit Agreement), (j) pay dividends and (k) enter into transactions with affiliates.

     Events of Default. The Credit Agreement contains customary events of default (subject to cure periods where applicable) including, but not limited to, failure to pay principal, interest or other amounts due to the Banks, breach of representations and warranties contained in the Credit Agreement and related collateral documents, failure to meet covenants contained in the Credit Agreement, cross-defaults to other indebtedness in an amount of $1 million or more, certain events of bankruptcy or insolvency, attachment of judgments of $1 million or more, determination of certain liabilities related to ERISA (as defined), uninsured damage to the Company's property in excess of $5 million and a change of control of the Company.

AMENDMENTS TO THE CREDIT AGREEMENT

     The Company entered into certain amendments to the Credit Agreement to permit the Refinancing.

OLD DEBENTURES

     As of December 31, 1997, the Company had outstanding $404,327,000 aggregate principal amount of the 12 3/4% Old Debentures. The Company issued $434,222,000 in aggregate principal amount (discounted to $299,999,638 at the issue date) of the Old Debentures under an Indenture dated as of May 18, 1993 (the "Old Debenture Indenture"), between the Company and Chase Bank of Texas N.A. as Successor Trustee (the "Old Debenture Trustee"). In fiscal 1996, the Company repurchased on the open market and retired approximately $29.9 million principal amount of the Old Debentures. The Old Debentures are unsecured obligations of the Company and are subordinated in right of payment to all Senior Debt (as defined in the Old Debenture Indenture) of the Company which term includes the Credit Agreement, the 9 3/4% Notes and the Senior Notes offered hereby. The Old Debentures are redeemable at the option of the Company, in whole or in part, at any time on or after May 15, 1998, initially at 106.38% of their principal amount, plus accrued interest, declining to 100% of their principal amount, plus accrued interest on or after May 15, 2003. Under the terms of the Old Debenture Indenture, notice of a redemption of the Old Debentures must be delivered at least 30 days but not more than 60 days before the date of any such redemption.

9 3/4% SENIOR NOTES

     As of December 31, 1997, the Company had outstanding $225,000,000 aggregate principal amount of the 9 3/4% Senior Notes. The 9 3/4% Senior Notes were issued under an Indenture dated as of June 12, 1997, between the Company and State Street Bank and Trust Company, as Trustee (the "9 3/4% Senior Note Indenture"). The 9 3/4% Senior Notes are senior unsecured obligations of the Company and will rank pari passu with the Senior Notes. The 9 3/4% Senior Notes will mature on June 15, 2007. The 9 3/4% Senior Notes are redeemable at the Company's option, in whole or in part, at any time on or after June 15, 2002, initially at 104.875% of their principal amount, plus accrued interest, declining to 100% of their principal amount, plus accrued interest on or after June 15, 2005. Under the terms of the 9 3/4% Senior Note Indenture, notice of a redemption of the 9 3/4% Senior Notes must be delivered at least 30 days but not more than 60 days before the date of any such redemption. The 9 3/4% Senior Note Indenture contains certain restrictive covenants that among other things, limit the ability of the Company and its subsidiaries to incur indebtedness, incur liens, pay dividends or make other restricted payments or restricted investments, consummate certain asset sales, enter into transactions with affiliates, impose restrictions on the ability of a subsidiary to pay dividends or make certain payments to the Company or restricted subsidiaries, engage in mergers and consolidations or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of the Company's assets.

TRADE RECEIVABLE FACILITY

     In September 1993, the Company established a $70.0 million trade receivables backed revolving credit facility (the "Trade Receivable Facility") pursuant to which a wholly owned, special purpose subsidiary, Gaylord Receivables Corporation ("GRC") purchases (on an ongoing basis) substantially all of the accounts receivable of the Company. Concurrently, GRC and a group of banks established the Trade Receivable Facility which is due in July, 2000. GRC transfers the accounts receivable to a trust in exchange for certain trust certificates representing ownership interests in the accounts receivable. The trust certificates received by GRC from the trust are solely the assets of GRC. In the event of liquidation of GRC, the creditors of GRC would be entitled to satisfy their claims from GRC's assets prior to any distribution to the Company.

     GRC has various interest rate options for Trade Receivable Facility borrowings based on one or a combination of the following two rates: (i) prime rate loans at the higher of (a) the prime rate in effect from time to time or
(b) the relevant federal funds rate plus 0.5 percent per annum, or (ii) LIBOR rate loans at the relevant LIBOR rate plus a borrowing margin of 0.5 percent per annum. Interest is payable monthly. GRC is obligated to pay a commitment fee of
0.375 percent per annum on the unused credit available under the Trade Receivable Facility. Credit availability under the Trade Receivable Facility is based on a borrowing base formula. As a result, the full amount of the facility may not be available at all times. At December 31, 1997, $54 million was outstanding under the Trade Receivable Facility and no additional credit was available to GRC pursuant to the borrowing base formula. The highest outstanding principal balance under the Trade Receivable Facility during fiscal 1997 was $54.0 million and the weighted average interest rate was 6.5 percent. At December 31, 1997 and 1996, the Company's consolidated balance sheet included $90.1 million and $86.1 million, respectively, of accounts receivable sold to GRC.

                              DESCRIPTION OF NOTES

     The Senior Exchange Notes offered hereby will be issued as a separate series under the Senior Note Indenture dated as of February 23, 1998 by and between the Company and State Street Bank and Trust Company, as trustee (the "Senior Note Trustee"). The Senior Subordinated Exchange Notes, will be issued as a separate series under an the Senior Subordinated Note Indenture dated as of February 23, 1998 by and between the Company and Chase Bank of Texas, National Association, as trustee (the "Senior Subordinated Note Trustee"). The form and terms of the New Notes are the same as the form and terms of the Old Notes

(which they replace) except that (i) the New Notes bear a Series B designation,
(ii) the New Notes have been registered under the Securities Act and, therefore, will not bear legends restricting the transfer thereof, and (iii) the holders of New Notes will not be entitled to certain rights under the Registration Rights Agreements, including the provisions providing for an increase in the interest rate on the Old Notes in certain circumstances relating to the timing of the Exchange Offer, which rights will terminate when the Exchange Offer is consummated.

     The following summary of certain provisions of the Indentures does not purport to be complete and is subject to, and is qualified in its entirety by reference to, the Trust Indenture Act of 1939, as amended (the "TIA"), and to all of the provisions of the Indentures (copies of which can be obtained from the Company upon request), including the definitions of certain terms therein and those terms made a part of the Indentures by reference to the TIA as in effect on the date of the Indentures. The definitions of certain capitalized terms used in the following summary are set forth under "Certain Definitions." For purposes of this section, references to the "Company" include only Gaylord Container Corporation and not its subsidiaries.

     The Senior Notes are general unsecured obligations of the Company and rank pari passu in right of payment to all senior indebtedness of the Company, including all obligations of the Company under the Credit Agreement and the 9 3/4% Senior Notes. The Senior Notes rank senior in right of payment to the obligations of the Company under the Senior Subordinated Notes.

     The Senior Subordinated Notes are general unsecured obligations of the Company, subordinate in right of payment to all Senior Debt of the Company, including indebtedness under the Credit Agreement, the 9 3/4% Senior Notes and the Senior Notes, and rank pari passu in right of payment to all existing and future senior subordinated indebtedness of the Company.

     The Notes will be issued in fully registered form only, without coupons, in denominations of $1,000 and integral multiples thereof. Initially, the Senior Note Trustee will act as Paying Agent and Registrar for the Senior Notes and the Senior Subordinated Trustee will act as Paying Agent and Registrar for the Senior Subordinated Notes. The Notes may be presented for registration or transfer and exchange at the offices of the respective Registrar. The Company may change any Paying Agent and Registrar without notice to holders. The Company will pay principal (and premium, if any) on the Notes at the respective Trustee's corporate office in New York, New York. At the Company's option, interest may be paid at the respective Trustee's corporate trust office or by check mailed to the registered address of holders. Any Notes that remain outstanding after the completion of the Exchange Offer, together with the Exchange Notes issued in connection with the Exchange Offer, will be treated as a single class of securities under the Senior Note Indenture and the Senior Subordinated Note Indenture, respectively.

CERTAIN TERMS OF THE SENIOR NOTES

PRINCIPAL, MATURITY AND INTEREST

     The Senior Notes are limited in aggregate principal amount to $200,000,000 and will mature on June 15, 2007. Interest on the Senior Notes will accrue at the rate of 9 3/8% per annum and will be payable semi-annually on each June 15 and December 15, commencing on June 15, 1998, to the persons who are registered holders at the close of business on each June 1 and December 1 immediately preceding the applicable interest payment date. Interest on the Senior Notes will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from and including the date of issuance. The Company shall pay interest on overdue principal from time to time on demand at the rate of 10 3/8% per annum; it shall pay interest on overdue installments of interest (without regard to any applicable grace periods) from time to time on demand at the rate of 10 3/8% per annum. Interest will be computed on the basis of a 360-day year comprising twelve 30-day months.

OPTIONAL REDEMPTION

     The Senior Notes will be redeemable, at the Company's option, in whole at any time or in part from time to time, on or after June 15, 2002 at the following redemption prices (expressed as percentages of the principal amount) if redeemed during the twelve-month period commencing on June 15 of the year set forth below, plus, in each case, accrued and unpaid interest, if any, thereon to the date of redemption:

                            YEAR                                PERCENTAGE
                            ----                                ----------
2002........................................................     104.688%
2003........................................................     103.125%
2004........................................................     101.563%
2005 and thereafter.........................................     100.000%

     Notwithstanding the foregoing, at any time prior to June 15, 2000, the Company may redeem up to 33% of the aggregate principal amount of Senior Notes with the net proceeds from one or more Equity Offerings of the Company at a redemption price equal to 109.375% of the principal amount thereof, plus accrued and unpaid interest, if any, thereon to the date of redemption; provided, however, that, after giving effect to any such redemption, at least $100 million aggregate principal amount of the Senior Notes originally issued remain outstanding. Any such redemption must occur on or prior to 120 days after the receipt of such net proceeds.

     In addition, upon the occurrence of a Change of Control prior to June 15, 2002, the Company, at is option, may redeem all, but not less than all, of the outstanding Senior Notes at a redemption price equal to 100% of the principal amount thereof plus the applicable Make-Whole Premium (a "Change of Control Redemption"). The Company shall give not less than 30 nor more than 60 days notice of such redemption within 30 days following a Change of Control. See "-- Change of Control."

CERTAIN TERMS OF THE SENIOR SUBORDINATED NOTES

PRINCIPAL, MATURITY AND INTEREST

     The Senior Subordinated Notes are limited in aggregate principal amount to $250,000,000 and will mature on February 15, 2008. Interest on the Senior Subordinated Notes will accrue at the rate of 9 7/8% per annum and will be payable semi-annually on each February 15 and August 15, commencing on August 15, 1998, to the persons who are registered holders at the close of business on each February 1 and August 1 immediately preceding the applicable interest payment date. Interest on the Senior Subordinated Notes will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from and including the date of issuance. The Company shall pay interest on overdue principal from time to time on demand at the rate of 10 7/8% per annum; it shall pay interest on overdue installments of interest (without regard to any applicable grace periods) from time to time on demand at the rate of 10 7/8% per annum. Interest will be computed on the basis of a 360-day year comprising twelve 30-day months.

OPTIONAL REDEMPTION

     The Senior Subordinated Notes will be redeemable, at the Company's option, in whole at any time or in part from time to time, on or after February 15, 2003 at the following redemption prices (expressed as percentages of the principal amount) if redeemed during the twelve-month period commencing on February 15 of the year set forth below, plus, in each case, accrued and unpaid interest, if any, thereon to the date of redemption:

                            YEAR                                PERCENTAGE
                            ----                                ----------
2003........................................................     105.063%
2004........................................................     103.375%
2005........................................................     101.688%
2006 and thereafter.........................................     100.000%

     Notwithstanding the foregoing, at any time prior to February 15, 2001, the Company may redeem up to 33% of the aggregate principal amount of Senior Subordinated Notes with the net proceeds from one or more Equity Offerings of the Company at a redemption price equal to 109.875% of the principal amount thereof, plus accrued and unpaid interest, if any, thereon to the date of redemption; provided, however, that, after giving effect to any such redemption, $125 million of the aggregate principal amount of the Senior Subordinated Notes originally issued remain outstanding. Any such redemption must occur on or prior to 120 days after the receipt of such net proceeds.

     In addition, upon the occurrence of a Change of Control prior to February 15, 2003, the Company, at its option, may redeem all, but not less than all, of the outstanding Senior Subordinated Notes at a redemption price equal to 100% of the principal amount thereof plus the applicable Make-Whole Premium. The Company shall give not less than 30 nor more than 60 days notice of such redemption within 30 days following a Change of Control. See "--Change of Control."

SUBORDINATION

     The payment of all Obligations on the Senior Subordinated Notes is subordinated in right of payment to the prior payment in full in cash or cash equivalents of all obligations on Senior Debt. Upon any payment or distribution of assets to creditors upon any dissolution or winding up or total or partial liquidation or reorganization of the Company whether voluntary or involuntary or in bankruptcy, insolvency, receivership or other proceedings, all obligations due or to become due upon all Senior Debt shall first be paid in full in cash or cash equivalents, or such payment duly provided for, before any payment or distribution is made on account of any obligations on the Senior Subordinated Notes, or for the acquisition of any of the Senior Subordinated Notes for cash or property or otherwise. If any default occurs and is continuing in the payment when due, whether at maturity, upon any redemption, by declaration or otherwise, of any principal of or interest on any Senior Debt, no payment shall be made by or on behalf of the Company or any other Person on its or their behalf with respect to any obligations on the Senior Subordinated Notes or to acquire any of the Senior Subordinated Notes for cash or property or otherwise. In addition, if any other event of default occurs and is continuing (or if such an event of default would occur upon any payment with respect to the Senior Subordinated Notes) with respect to any Designated Senior Debt, as such event of default is defined in the instrument creating or evidencing such Designated Senior Debt permitting the holders of such Designated Senior Debt then outstanding to accelerate the maturity thereof and if the representative for the respective issue of Designated Senior Debt gives written notice of the event of default to the Senior Subordinated Note Trustee (a "Default Notice"), then, unless and until all events of default have been cured or waived or have ceased to exist or the Senior Subordinated Trustee, receives notice from the representative for the respective issue of Designated Senior Debt terminating the Blockage Period (as defined below), during the 180 days after the delivery of such Default Notice (the "Blockage Period"), neither the Company nor any other Person on its behalf shall (x) make any payment with respect to any obligations on the Senior Subordinated Notes or (y) acquire any of the Senior Subordinated Notes for cash or property or otherwise. Notwithstanding anything herein to the contrary, in no event will a Blockage Period extend beyond 180 days from the date of delivery of a Default Notice and only one such Blockage Period may be commenced within any 360 consecutive days. No event of default which existed or was continuing on the date of the commencement of any Blockage Period with respect to the Designated Senior Debt shall be, or be made, the basis for commencement of a second Blockage Period by the Representative of such Designated Senior Debt whether or not within a period of 360 consecutive days, unless such event of default shall have been cured or waived for a period of not less than 90 consecutive days.

     By reason of such subordination, in the event of the insolvency of the Company, creditors of the Company who are not holders of Senior Debt, including the holders of the Senior Subordinated Notes, may recover less, ratably, than holders of Senior Debt.

     Giving effect to the issuance of the Notes and the application of the proceeds therefrom, at December 31, 1997, the total amount of outstanding debt that would have been senior to the Senior Subordinated Notes was approximately $611.6 million, including approximately $12 million of undrawn letters of credit under the Credit Agreement.

CERTAIN COVENANTS

     EACH OF THE INDENTURES CONTAINS, AMONG OTHERS, THE FOLLOWING COVENANTS. EXCEPT AS OTHERWISE SPECIFIED, ALL OF THE COVENANTS DESCRIBED BELOW APPEAR IN EACH OF THE INDENTURES.

     Limitation on Restricted Payments. The Indentures provide that the Company shall not, and shall not permit any of its Restricted Subsidiaries to, directly or indirectly, (a) declare or pay any dividend or make any distribution (other than dividends or distributions payable in Qualified Capital Stock of the Company) on shares of the Company's Capital Stock to holders of such Capital Stock, (b) purchase, redeem or otherwise acquire or retire for value any Capital Stock of the Company or any warrants, rights or options to purchase or acquire shares of any class of such Capital Stock, other than the exchange of such Capital Stock for Qualified Capital Stock, (c) make any principal payment on, purchase, defease, redeem, prepay, decrease or otherwise acquire or retire for value, prior to any scheduled final maturity, scheduled repayment or scheduled sinking fund payment, any Indebtedness of the Company or its Restricted Subsidiaries that is subordinate or junior in right of payment to the Senior Notes or the Senior Subordinated Notes, as the case may be, or (d) make any Investment (other than Permitted Investments) (each of the foregoing actions set forth in clauses (a), (b), (c) and (d) being referred to as a "Restricted Payment"), if at the time of such Restricted Payment or immediately after giving effect thereto, (i) a Default or an Event of Default shall have occurred and be continuing, (ii) the Company is not able to incur at least $1.00 of additional Indebtedness (other than Permitted Indebtedness) in compliance with the "Limitation on Incurrence of Additional Indebtedness" covenant or (iii) the aggregate amount of Restricted Payments made subsequent to the Issue Date (the amount expended for such purposes, if other than in cash, shall be the fair market value of such property as determined by the Board of Directors of the Company in good faith) shall exceed the sum, without duplication, of: (w) 50% of the cumulative Consolidated Net Income (or if cumulative Consolidated Net Income shall be a loss, minus 100% of such loss) of the Company earned during the period beginning on the first day of the fiscal quarter of the Company commencing after the Issue Date and ending on the last day of the most recent fiscal quarter ending at least 45 days prior to the date the Restricted Payment occurs (treating such period as a single accounting period); (x) 100% of the aggregate net proceeds, including the fair market value of property other than cash as determined by the Board of Directors of the Company in good faith, received by the Company from any Person (other than a Restricted Subsidiary of the Company) from the issuance and sale subsequent to the Issue Date of Qualified Capital Stock of the Company or of debt securities of the Company that have been converted into Qualified Capital Stock (excluding (A) Qualified Capital Stock made as a distribution on any Capital Stock or as interest on any Indebtedness and (B) any net proceeds from issuances and sales of Qualified Capital Stock financed directly or indirectly using funds borrowed from the Company or any Restricted Subsidiary of the Company, until and to the extent such borrowing is repaid), (y) $50 million and (z) the amount of the net reduction in Investments made as Restricted Payments in accordance with this sentence in Unrestricted Subsidiaries resulting from (1) the payment of cash dividends or the repayment in cash of the principal of loans or the cash return on any Investment, in each case to the extent received by the Company or any wholly owned Restricted Subsidiary of the Company from Unrestricted Subsidiaries, (2) to the extent that any Investment in an Unrestricted Subsidiary that was made after the date of this Indenture is sold for cash or otherwise liquidated or repaid for cash, the after-tax cash return of capital with respect to such Investment (less the cost of disposition, if any) or (3) the redesignation of Unrestricted Subsidiaries as Restricted Subsidiaries, such aggregate amount of the net reduction in such Investments not to exceed, in the case of any Unrestricted Subsidiary, the amount of such Investments made as Restricted Payments previously made by the Company or any Restricted Subsidiary in such Unrestricted Subsidiary, which amount was included in the calculation of the amount of Restricted Payments.

     Notwithstanding the foregoing, these provisions do not prohibit: (1) the payment of any dividend, making of any distribution or consummation of irrevocable redemption within 60 days after the date of declaration of such dividend, making of such distribution or giving of such notice if the dividend, distribution or redemption would have been permitted on the date of declaration;
(2) the acquisition of Capital Stock or Indebtedness of the Company that is subordinate or junior in right of payment to the Notes, either (i) in exchange for shares of Qualified Capital Stock or (ii) through the application of net proceeds of a substantially concurrent sale for cash (other than to a Restricted Subsidiary of the Company) of shares of Qualified Capital Stock; (3) the acquisition of Indebtedness of the Company that is subordinate or junior in right of payment to the Senior Notes or the Senior Subordinated Notes, as the case may be, either (i) in exchange for Indebtedness of the Company that is subordinate or junior in right of payment to the Senior Notes or the Senior Subordinated Notes, as the case may be, at least to the extent that the Indebtedness being acquired is subordinated to the Senior Notes or the Senior Subordinated Notes, as the case may be, and has no scheduled principal prepayment dates prior to the earlier of (a) at least one year after the scheduled final maturity date of the Senior Notes or the Senior Subordinated Notes, as the case may be, or (b) the scheduled final maturity date of the Indebtedness being exchanged, (ii) through the application of net proceeds of a substantially concurrent sale for cash (other than to a Restricted Subsidiary of the Company) of Indebtedness of the Company that is subordinate or junior in right of payment to the Senior Notes or the Senior Subordinated Notes, as the case may be, at least to the extent that the Indebtedness being acquired is subordinated to the Senior Notes or the Senior Subordinated Notes, as the case may be, and has no scheduled principal prepayment dates prior to the earlier of
(a) the scheduled final maturity date of the Senior Notes or the Senior Subordinated Notes, as the case may be, or (b) the scheduled final maturity date of the Indebtedness being refinanced or (iii) any combination of clauses (i) and
(ii) above; (4) the elimination of fractional shares or warrants; (5) the purchase for value of shares of Capital Stock of the Company (x) held by directors, officers or employees upon death, disability, retirement, termination of employment or (y) to fund capital stock-based, long-term incentive programs, not to exceed $4 million in the aggregate; (6) in the case of the Senior Note Indenture, the repurchase of any Senior Subordinated Notes in accordance with
(i) the "Limitation on Asset Sales" and "Change of Control" covenants hereunder and under the Senior Subordinated Note Indenture; (7) in the case of the Senior
Note Indenture, the redemption or repurchase by the Company of up to $200 million aggregate principal amount of Old Debentures through the application of
(a) up to $200 million of net cash proceeds of a substantially concurrent sale or incurrence (other than to or from a Restricted Subsidiary of the Company) of secured or unsecured Indebtedness of the Company that ranks pari passu with the 9 3/4% Senior Notes as to payment, (b) up to $100 million of cash from operations of the Company or (c) any combination of (a) and (b), (8) Restricted Payments for the redemption, repurchase or other acquisition of shares of Capital Stock of the Company in satisfaction of indemnification or other claims arising under any merger, consolidation, asset purchase or investment or similar acquisition agreement permitted under the Indenture, pursuant to which such shares of Capital Stock were issued and (9) repurchases of Capital Stock deemed to occur upon exercise of employee or director stock options; provided that in the case of clauses (2), (3), (4), (5), (6), (7) and (8), no Default or Event of Default shall have occurred or be continuing at the time of such payment or as a result thereof. In determining the aggregate amount of Restricted Payments made subsequent to the Issue Date, amounts expended pursuant to clauses (1), (2),
(4), (5), (6), 7(b) and (8) shall be included in such calculation; provided that amounts expended pursuant to clause (2) shall constitute Restricted Payments only to the extent any amounts are credited pursuant to clause (iii)(x) of the next preceding paragraph.

     Limitation on Incurrence of Additional Indebtedness. The Indentures provide that the Company shall not, and shall not permit any of its Restricted Subsidiaries to, after the Issue Date, directly or indirectly, create, incur, assume, guarantee, acquire or become liable, contingently or otherwise, or otherwise become responsible for the payment of any Indebtedness other than Permitted Indebtedness. Notwithstanding the foregoing limitations, the Company and, subject to compliance with the covenant "Guarantees by Restricted Subsidiaries," Restricted Subsidiaries may incur Indebtedness if (i) no Default or Event of Default shall have occurred and be continuing at the time of or as a consequence of the incurrence of such Indebtedness and (ii) the Consolidated Fixed Charge Coverage Ratio of the Company, measured on the date of the incurrence of such Indebtedness, is greater than 2.0:1. No Indebtedness incurred pursuant to the next preceding sentence shall be included in calculating any limitation set forth in the definition of Permitted Indebtedness. Upon the repayment of Indebtedness which may have been incurred pursuant to more than one provision of the Indentures, the Company may, in its sole discretion designate which provision such Indebtedness shall have been incurred under.

     Guarantees by Restricted Subsidiaries. The Senior Note Indenture provides that the Company will cause any Borrowing Restricted Subsidiary to become a Subsidiary Guarantor by executing a guarantee (the "Senior Note Guarantee") of payment of the Senior Notes by such Borrowing Restricted Subsidiary and the

Senior Subordinated Note Indenture provides that the Company will cause any Borrowing Restricted Subsidiary to become a Subsidiary Guarantor by executing a guarantee (the "Senior Subordinated Note Guarantee," and together with the Senior Note Guarantee the "Guarantees"), (1) if, at the time the Restricted Subsidiary first becomes a Borrowing Restricted Subsidiary, the total Investment of the Company and the Restricted Subsidiaries in such Borrowing Restricted Subsidiary and in all other Borrowing Restricted Subsidiaries that are not Subsidiary Guarantors, is more than 15% of Total Tangible Assets (the "15% Investment Threshold"), or (2) if, at the time a Borrowing Restricted Subsidiary increases the amount of Restricted Subsidiary Indebtedness (excluding for this purpose, incurrences of indebtedness under a revolving credit facility that do not exceed the maximum committed borrowings thereunder), the 15% Investment Threshold is met, or (3) if, at the time the Company or any Restricted Subsidiary makes a capital contribution or other equity investment in excess of $1 million during any six-month period in any Borrowing Restricted Subsidiary, the 15% Investment Threshold is met. The Senior Subordinated Note Guarantee will be subordinate to the Senior Note Guarantee to the same extent that the Senior Subordinated Notes are subordinated to the Senior Notes. If any such incurrence of liability of such Restricted Subsidiary is provided in respect of Indebtedness that is expressly subordinated to the Senior Notes, the guarantee or other instrument provided by such Restricted Subsidiary in respect of such subordinated Indebtedness shall be subordinated to the Guarantees pursuant to subordination provisions no less favorable to holders of the Senior Notes than those contained in the Senior Subordinated Note Indenture. A Borrowing Restricted Subsidiary shall be released as a Subsidiary Guarantor (i) at such time as it ceases to be a Borrowing Restricted Subsidiary or (ii) upon the election of the Company, if, after giving effect to such election, the 15% Investment Threshold is not met.

     Limitations on Transactions with Affiliates. The Indentures provide that the Company shall not, and shall not permit any of its Restricted Subsidiaries to, directly or indirectly, enter into or permit to exist any transaction (including, without limitation, the purchase, sale, lease or exchange of any property or the rendering of any service) with or for the benefit of, an Affiliate of the Company or any Restricted Subsidiary (other than transactions between the Company and a wholly owned Restricted Subsidiary of the Company) (an "Affiliate Transaction"), other than Affiliate Transactions on terms that are no less favorable in the aggregate than those that might reasonably have been obtained or are obtainable in a comparable transaction on an arm's-length basis from a person that is not an Affiliate; provided that neither the Company nor any of its Restricted Subsidiaries shall enter into an Affiliate Transaction or series of related Affiliate Transactions involving or having a value of $10 million or more, unless a majority of disinterested members of the Board of Directors of the Company determines in good faith as evidenced by a board resolution that the terms are no less favorable in the aggregate to the Company than those that might reasonably have been obtained in a comparable transaction on an arm's-length basis from a Person that is not an Affiliate; provided, however, that (i) any employment agreement or stock option agreement entered into by the Company or any of its Restricted Subsidiaries in the ordinary course of business, (ii) transactions permitted under the covenant described above under "Certain Covenants -- Limitation on Restricted Payments," (iii) the payment of reasonable fees and expenses to directors of the Company or its Restricted Subsidiaries, (iv) any issuance of securities or other payments, awards or grants in cash, securities or otherwise pursuant to, or the funding of employment arrangements, stock options and stock ownership plans of the Company entered into in the ordinary course of business and (v) transactions pursuant to agreements existing on the Issue Date or any amendment thereto or any transactions contemplated thereby (including pursuant to any amendment thereto) in any replacement agreement thereto, so long as any such amendment or replacement is not more disadvantageous to the holders in any material respect than the original agreement as in effect on the Issue Date, in each case, shall not be deemed Affiliate Transactions.

     Limitation on Dividend and Other Payment Restrictions Affecting Restricted Subsidiaries. The Indentures provide that the Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, create or otherwise cause or permit to exist or become effective any encumbrance or restriction on the ability of any Restricted Subsidiary to (a) pay dividends or make any other distributions on its Capital Stock, (b) make loans or advances or to pay any Indebtedness or other obligation owed to the Company or a Restricted Subsidiary of the Company or (c) transfer any of its property or assets to the Company, except for such encumbrances or restrictions existing under or by reason of: (1) applicable law; (2) the Indenture;

(3) customary nonassignment provisions of any lease governing a leasehold interest of the Company or any Restricted Subsidiary of the Company; (4) any instrument governing Acquired Indebtedness, which encumbrance or restriction is not applicable to the Company or any Restricted Subsidiary of the Company, or the properties or assets of the Company or any Restricted Subsidiary of the Company, other than the Person, the properties or assets so acquired; (5) agreements existing on the Issue Date; (6) any Trade Receivable Facility; (7) customary nonassignment provisions in contracts entered into in the ordinary course of business, (8) Indebtedness of a Restricted Subsidiary permitted to be incurred under the Indentures or (9) an agreement effecting a refinancing, modification, replacement, renewal, restatement, refunding, deferral, extension, substitution, supplement, reissuance or resale of Indebtedness issued, assumed or incurred pursuant to an agreement referred to in clause (2), (4), (5), (6) or
(8) above; provided, however, that the provisions relating to such encumbrance or restriction contained in any such refinancing, replacement or substitution agreement are not less favorable to the Company or Restricted Subsidiary, as the case may be, in any material respect in the reasonable judgment of the Board of Directors of the Company than the provisions relating to such encumbrance or restriction contained in agreements referred to in such clause (2), (4), (5),
(6) or (8).

     Limitation on Asset Sales. The Indentures provide that the Company will not, and will not permit any of its Restricted Subsidiaries to, consummate an Asset Sale unless (a) the Company or the applicable Restricted Subsidiary, as the case may be, receives consideration at the time of such Asset Sale at least equal to the fair market value of the assets sold or otherwise disposed of (as determined in good faith by the Board of Directors of the Company, (b) at least 75% of the consideration received by the Company or the Restricted Subsidiary, as the case may be, from such Asset Sale shall be cash or Cash Equivalents and is received at the time of such disposition; provided, however, that this condition shall not apply to a transaction whereby the Company or any Restricted Subsidiary effects an Asset Sale by the exchange of assets or property for Productive Assets or to the sale or other disposition of all or any portion of the Company's East Mill assets located in Antioch, California, provided, further, that the amount of (A) any liabilities of the Company or any Restricted Subsidiary (other than liabilities that are by their terms subordinated in right of payment to the Notes) that are assumed by the transferee of any such assets shall be deemed to be cash for purposes of this provision and (B) any notes or other obligations received by the Company or such Restricted Subsidiary from such transferee that are immediately converted by the Company or such Restricted Subsidiary into cash (to the extent of the cash received) shall be deemed to be cash for purposes of this provision, and (c) the Company shall (i) apply, or cause such Restricted Subsidiary to apply, such Net Cash Proceeds of such Asset Sale within 270 days of the consummation of such Asset Sale (A) to prepay indebtedness ranking pari passu with the Senior Notes, senior indebtedness of a Subsidiary Guarantor or debt of a Restricted Subsidiary that is not a Subsidiary Guarantor or, in the case of any debt under a revolving credit facility, effect a reduction in the committed availability under any such revolving credit facility, in the case of the Senior Notes, or Senior Debt, in the case of the Senior Subordinated Notes or (B) to make an offer to purchase the Senior Notes and, to the extent required by the documentation governing such indebtedness and on a pro rata basis, indebtedness ranking pari passu with the Senior Notes, and, in the event the holders of the Senior Notes and holders of other indebtedness ranking pari passu with the Senior Notes tender an amount of such indebtedness less than the total available Net Cash Proceeds offered to such holders, to purchase Senior Subordinated Notes, at a price equal to 100% of the principal amount of such Notes plus accrued interest thereon to the date of purchase pursuant to an offer to purchase made by the Company as set forth below (a "Net Proceeds Offer"), or (ii)(A) commit, or cause such Restricted Subsidiary to commit (such commitments to include amounts anticipated to be expended pursuant to the Company's capital investment plan (x) as adopted by the Board of Directors of the Company and (y) evidenced by the filing of an officer's certificate with the Trustee stating that the total amount of the Net Cash Proceeds of such Asset Sale is less than the aggregate amount contemplated to be expended pursuant to such capital investment plan within 24 months of the consummation of such Asset Sale) within 270 days of the consummation of such Asset Sale, to apply the Net Cash Proceeds of such Asset Sale to reinvest in Productive Assets and (B) apply, or cause such Restricted Subsidiary to apply, pursuant to such commitment (which includes amounts actually expended under the capital investment plan authorized by the Board of Directors of the Company), such Net Cash Proceeds of such Asset Sale within 24 months of the consummation of such Asset Sale; provided that if any commitment under this clause (ii) is terminated or rescinded after the 225th day after the consummation of such Asset Sale, the Company or such Restricted Subsidiary, as the case may be, shall have 45 days after such termination or rescission to (1) apply such Net Cash Proceeds pursuant to clause
(c)(i) above or (2) to commit, or cause such Restricted Subsidiary to commit, to apply the Net Cash Proceeds of such Asset Sale to reinvest in Productive Assets; provided that in any such case, such proceeds must be applied pursuant to clause
(c)(i) above or such commitment, as the case may be, no later than 24 months after the consummation of such Asset Sale or (iii) any combination of the foregoing; provided, further, that if at any time any non-cash consideration received by the Company or any Restricted Subsidiary of the Company, as the case may be, in connection with any Asset Sale is converted into or sold or otherwise disposed of for cash, then such conversion or disposition shall be deemed to constitute an Asset Sale hereunder and the Net Cash Proceeds thereof shall be applied in accordance with clause (c) above; and provided, further, that the Company may defer making a Net Proceeds Offer until the aggregate Net Cash Proceeds from Asset Sales to be applied equals or exceeds $10 million. Pending the final application of any such Net Cash Proceeds the Company or such Restricted Subsidiary may temporarily reduce Indebtedness under a revolving credit facility, if any.

     Each Net Proceeds Offer will be mailed to holders of Notes as shown on the register of holders of Notes within 270 days except, in the case of the Senior Subordinated Notes for so long as the Senior Notes and 9 3/4% Senior Notes are outstanding, 330 days, will specify the purchase date (which will be no earlier than 30 days nor later than 45 days from the date such notice is mailed) and will otherwise comply with the procedures set forth in the Indentures. Upon receiving notice of a Net Proceeds Offer, holders of Notes may elect to tender their Notes in whole or in part in integral multiples of $1,000. To the extent holders of the Senior Notes or Senior Subordinated Notes, as the case may be, properly tender Notes in an amount exceeding the applicable Net Proceeds Offer, such Senior Notes or Senior Subordinated Notes, as the case may be, of tendering holders will be repurchased on a pro rata basis (based upon the principal amount tendered).

     The Company will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable in connection with the repurchase of Notes pursuant to a Net Proceeds Offer.

     Merger, Consolidation and Sale of Assets. The Indentures provide that the Company may not, in a single transaction or through a series of related transactions, consolidate with or merge with or into, or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of its assets to, another Person or adopt a plan of liquidation, unless (a) either the Company shall be the survivor of such merger or consolidation or the surviving Person is a corporation, partnership, limited liability company or trust organized and existing under the laws of the United States, any state thereof or the District of Columbia and such surviving Person shall expressly assume, by a supplemental indenture, all the obligations of the Company under the Notes and the related Indentures; (b) immediately after giving effect to such transaction (on a pro forma basis, including any Indebtedness incurred or anticipated to be incurred in connection with such transaction), the Company or the surviving Person is able to incur $1.00 of additional Indebtedness (other than Permitted Indebtedness) in compliance with the "Limitation on Incurrence of Additional Indebtedness" covenant, (c) immediately after giving effect to such transaction and the assumption of the obligations set forth in clause (a) above and the incurrence of any Indebtedness to be incurred in connection therewith, no Default or Event of Default shall have occurred and be continuing and (d) the Company has delivered to the Trustee an Officers' Certificate and Opinion of Counsel, each stating that such consolidation, merger, or transfer or adoption and such supplemental indenture comply with the Indentures, that the surviving Person (if other than the Company) agrees to be bound thereby and that all conditions precedent in the Indentures relating to such transaction have been satisfied. Notwithstanding the foregoing clauses (b), (c) and (d), any Restricted Subsidiary of the Company may consolidate with, merge into or transfer all or part of its properties and assets to the Company. For purposes of the foregoing, the transfer (by lease, assignment, sale or otherwise, in a single transaction or series of transactions) of all or substantially all of the properties and assets of one or more Restricted Subsidiaries, the Capital Stock of which constitutes all or substantially all of the properties and assets of the Company, shall be deemed to be the transfer of all or substantially all of the properties and assets of the Company.

THE SENIOR NOTE INDENTURE CONTAINS THE FOLLOWING ADDITIONAL COVENANTS

     Limitation on Liens. The Senior Note Indenture provides that the Company will not, and will not permit any of its Restricted Subsidiaries to, create, incur, assume or suffer to exist any Liens upon their respective assets, except for (a) Liens securing Indebtedness under the Credit Agreement, (b) Permitted Liens, (c) Liens securing Acquired Indebtedness, (d) Liens existing on the Issue Date, (e) Liens securing Indebtedness to the extent incurred to refinance, replace, renew or refund secured Indebtedness existing on the Issue Date or Acquired Indebtedness, (f) Liens securing pollution control bonds and industrial revenue bonds, (g) Liens securing Indebtedness permitted to be incurred pursuant to clauses (viii) or (ix) of the definition of Permitted Indebtedness, (h) Liens securing Indebtedness pursuant to clauses (vii) or (xi) of the definition of Permitted Indebtedness; provided, however, that if such Indebtedness is incurred to finance the cost of the property subject to a Lien securing such Indebtedness, the principal amount of the Indebtedness secured by such Lien shall not exceed 100% of the cost of the property subject thereto plus related financing costs, (i) Liens in favor of the Trustee and the trustee in respect of any other outstanding indebtedness of the Company, (j) Liens granted in connection with the redemption of the Old Debentures, or (k) any replacement, extension, renewal, amendment or modification, in whole or in part, of any Lien described above; provided that to the extent any such clause limits the amount secured or the assets subject to such Liens, no extension or renewal will increase the amount or assets secured by or subject to such Liens.

     Limitation on Incurrence of Subordinated Indebtedness. The Senior Note Indenture prohibits the Company from incurring Indebtedness that is subordinated by written agreement in right of payment to any other Indebtedness of the Company, unless the Indebtedness to be incurred is subordinated to the Senior Notes to substantially the same extent as it is subordinated to such other indebtedness pursuant to such written agreement.

THE SENIOR SUBORDINATED NOTE INDENTURE CONTAINS THE FOLLOWING ADDITIONAL
COVENANT

     Prohibition on Incurrence of Senior Subordinated Debt. The Senior Subordinated Note Indenture prohibits the Company from incurring or suffering to exist Indebtedness which constitutes Senior Debt with respect to the Senior Subordinated Note but is subordinated by written agreement in right of payment to any other Senior Debt of the Company.

CHANGE OF CONTROL

     The Indentures provide that upon the occurrence of a Change of Control, each holder will have the right to require that the Company repurchase all or a portion of such holder's Notes pursuant to the offer described below (the "Change of Control Offer"), at a purchase price equal to 101% of the principal amount thereof plus accrued and unpaid interest, if any, to the date of repurchase. The Senior Subordinated Indenture shall provide that, prior to the repurchase of Senior Subordinated Notes the Company covenants to (i) repay in full all Senior Debt the terms of which require repayment upon a Change of Control or offer to repay in full all such Indebtedness and to repay the Indebtedness owed to each holder of such Indebtedness which has accepted such offer, or (ii) obtain the requisite consents under all Senior Debt to permit the repurchase of the Senior Subordinated Notes as provided below. The Company shall first comply with the covenant in the preceding sentence before it shall be required to repurchase Senior Subordinated Notes pursuant to the provisions described below.

     Within 30 days following the date upon which the Change of Control occurred, the Company will send, by first class mail, a notice to each holder, with a copy to the Trustee, which notice shall govern the terms of the Change of Control Offer. Such notice shall state, among other things, the purchase date, which must be no earlier than 30 days nor later than 45 days from the date such notice is mailed, other than as may be required by law (the "Change of Control Payment Date"); provided that the Change of Control Payment Date for the Senior Subordinated Notes shall be a date subsequent to the Change of Control Payment Date established by the Company for repurchase of the Senior Notes. Holders electing to have a Note purchased pursuant to a Change of Control Offer will be required to surrender the Note, with the form entitled "Option of Holder to

Elect Purchase" on the reverse of the Note completed, to the Paying Agent at the address specified in the notice prior to the close of business on the business day prior to the Change of Control Payment Date.

     Because the Indentures provide that, upon the occurrence of a Change of Control, the Company will establish a Change of Control Payment Date with respect to the Senior Subordinated Notes on a date subsequent to the Change of Control Payment Date established by the Company with respect to the Senior Notes, the subordination provisions relating to the Senior Subordinated Notes will prohibit the Company from repurchasing any tendered Senior Subordinated Notes upon a Change of Control unless and until all of the Senior Notes tendered for repurchase are first repurchased.

     The Company will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable in connection with the repurchase of Notes pursuant to a Change of Control Offer.

EVENTS OF DEFAULT

     The following events are defined in the Indentures as "Events of Default":
(a) the failure to pay interest on any Senior Notes or Senior Subordinated Notes, as the case may be, for a period of 30 days after such interest becomes due and payable (whether or not such payment shall be prohibited by the subordination provisions of the Indenture), (b) the failure to pay the principal on any Senior Notes or Senior Subordinated Notes, as the case may be, when such principal becomes due and payable, at maturity, upon acceleration or redemption or pursuant to an offer to purchase required by the applicable Indenture (whether or not such payment shall be prohibited by the subordination provisions of the applicable Indenture); (c) a default in the observance or performance of any other covenant or agreement contained in the Senior Note Indenture or the Senior Subordinated Note Indenture, as the case may be, which default continues for a period of 30 days after the Company receives written notice of the default by the applicable Trustee or holders of at least 25% in principal amount of the Senior Notes or Senior Subordinated Notes, as the case may be; (d) the failure to pay at stated maturity the principal amount of any Indebtedness of the Company or any Restricted Subsidiary of the Company, or the acceleration of the stated maturity of any such Indebtedness, if the aggregate principal amount of such Indebtedness, together with the principal amount of any other such Indebtedness in default for failure to pay principal at stated maturity or that has been accelerated, aggregates $20 million or more at any time; (e) one or more judgments in an aggregate amount in excess of $20 million shall have been rendered against the Company or any of its Restricted Subsidiaries and such judgments remain undischarged or unstayed for a period of 60 days after such judgment or judgments become final and non-appealable and (f) certain events of bankruptcy, insolvency or reorganization affecting the Company or any of its Restricted Subsidiaries.

     Upon the occurrence of any Event of Default specified in the Senior Note Indenture, the Senior Note Trustee or the holders of at least 25% in principal amount of outstanding Senior Notes may declare the principal of and accrued interest on all the Senior Notes to be due and payable by written notice to the Company. Upon any such declaration, such amount shall be immediately due and payable. Upon the occurrence of an Event of Default specified in the Senior Subordinated Note Indenture, the Senior Subordinated Note Trustee or the holders of at least 25% in principal amount of outstanding Senior Subordinated Notes may declare the principal amount and accrued interest on all Senior Subordinated Notes to be due and payable. If an Event of Default with respect to bankruptcy, insolvency or reorganization proceedings occurs and is continuing, then such amount shall ipso facto become and be immediately due and payable without any declaration or other act on the part of either Trustee or any holder of Notes.

     The Indentures provide that, at any time after a declaration of acceleration with respect to any issue of the Notes as described in the preceding paragraph, the holders of a majority in principal amount of the such outstanding Notes may rescind and cancel such declaration and its consequences
(i) if the rescission would not conflict with any judgment or decree, (ii) if all existing Events of Default have been cured or waived except nonpayment of principal or interest that has become due solely because of the acceleration,
(iii) if, to the extent the payment of such interest is lawful, interest on overdue installments of interest and overdue principal, which has become due otherwise than by such declaration of acceleration, has been paid, (iv) if the

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

Company has paid the Senior Note Trustee or the Senior Subordinated Note Trustee, as the case may be, its reasonable compensation and reimbursed the Senior Note Trustee or the Senior Subordinated Note Trustee, as the case may be, for its expenses, disbursements and advances and (v) if, in the event of the cure or waiver of a Default or Event of Default of the type described in clause
(f) the description above of Events of Default, the Senior Note Trustee or the Senior Subordinated Note Trustee, as the case may be, shall have received an Officers' Certificate and an Opinion of Counsel that such Default has been cured or waived. The holders of a majority in principal amount of the applicable issue of Notes may waive any existing Default or Event of Default under the applicable Indenture, and its consequences, except a default in the payment of the principal of or interest on any of such Notes.

SATISFACTION AND DISCHARGE OF INDENTURES; DEFEASANCE

     The Company may terminate its obligations under the Indentures at any time by delivering all outstanding Senior Notes or Senior Subordinated Notes, as the case may be, to the appropriate Trustee for cancellation. The Company, at its option, (i) will be discharged from any and all obligations with respect to the Senior Notes or Senior Subordinated Notes, as the case may be (except for certain obligations of the Company to register the transfer or exchange of such Notes, replace stolen, lost or mutilated Notes, maintain paying agencies and hold moneys for payment in trust), or (ii) need not comply with certain of the restrictive covenants with respect to the Indenture if the Company deposits with the applicable Trustee, in trust, money, U.S. Legal Tender or U.S. Government Obligations that, through the payment of interest thereon and principal thereof in accordance with their terms, will provide money in an amount sufficient to pay all the principal of and interest on the Senior Notes or Senior Subordinated Notes, as the case may be, on the dates such payments are due in accordance with the terms of such Senior Notes or Senior Subordinated Notes as well as the applicable Trustee's fees and expenses. To exercise any such option, the Company is required to deliver to the Senior Note Trustee or the Senior Subordinated Note Trustee, as the case may be, (A) an Opinion of Counsel to the effect that the holders of such Senior Notes or Senior Subordinated Notes, as the case may be, will not recognize income, gain or loss for federal income tax purposes as a result of the deposit and related defeasance and will be subject to federal income tax on the same amount and in the same manner and at the same times as would have been the case if such option had not been exercised and, in the case of a discharge pursuant to clause (i) above, accompanied by a ruling to such effect received from or published by the IRS, and (B) an Officers' Certificate and an Opinion of Counsel to the effect that all conditions precedent to the defeasance have been satisfied. Notwithstanding the foregoing, the Opinion of Counsel required by clause (A) above need not be delivered if all Notes of the applicable issue not theretofore delivered to the applicable Trustee for cancellation (i) have become due and payable, (ii) will become due and payable on the maturity date within one year or (iii) are to be called for redemption within one year under arrangements satisfactory to the Trustee for the giving of notice of redemption by the applicable Trustee in the name, and at the expense, of the Company.

REPORTS TO HOLDERS

     The Company shall file with the Senior Note Trustee and the Senior Subordinated Note Trustee, within 15 days after filing with the Commission, copies of the annual reports and of the information, documents and other reports (or copies of such portions of any of the foregoing as the Commission may by rules and regulations prescribe) that the Company files with the Commission pursuant to Section 13 or 15(d) of the Exchange Act. In the event the Company is no longer subject to these periodic reporting requirements of the Exchange Act, it will nonetheless continue to file reports with the Commission and the Senior Note Trustee and the Senior Subordinated Note Trustee as if it were subject to such periodic reporting requirements. Regardless of whether the Company is required to furnish such reports to its stockholders pursuant to the Exchange Act, the Company shall cause its consolidated financial statements, comparable to that which would have been required to appear in annual or quarterly reports, to be delivered to the holders of the Notes.

MODIFICATION OF THE INDENTURE

     From time to time, the Company and the Senior Note Trustee and the Senior Subordinated Note Trustee, as the case may be, without the consent of the holders of the Senior Notes and the Senior Subordinated Notes may amend the applicable Indenture for certain specified purposes, including curing ambiguities, defects or inconsistencies so long as such change does not, in the opinion of the applicable Trustee, adversely affect the rights of any of the holders in any material respect. In formulating its opinion on such matters, the applicable Trustee will be entitled to rely on such evidence as it deems appropriate, including, without limitation, solely on an Opinion of Counsel. Other modifications and amendments of the Indentures may be made with the consent of the holders of a majority in principal amount of the then outstanding Notes issued under such Indenture, except that, without the consent of each holder of the Notes affected thereby, no amendment may (i) change the principal amount of Notes whose holders must consent to an amendment, supplement or waiver of any provision of the Indentures, (ii) reduce the rate or extend the time for payment of interest on any Notes, (iii) reduce the principal amount of any Notes, (iv) change the maturity date of any Notes or alter the optional redemption provisions in the Indentures or the Notes in a manner adverse to any holder, (v) make any changes in the provisions concerning waivers of Defaults or Events of Default by holders or the rights of holders to recover the principal of, interest on or optional redemption payment with respect to any Notes, (vi) make the principal of, or interest on, any Notes payable with anything or in any manner other than as provided for in the Indentures and the Notes or (vii) with respect to the Senior Subordinated Notes, make any change in the subordination provisions that adversely effect the holders of the Senior Subordinated Notes.

CERTAIN DEFINITIONS

     Set forth below is a summary of certain of the defined terms used in the Indentures. Reference is made to the Indentures for the full definition of all such terms, as well as any other terms used herein for which no definition is provided.

     "Acquired Indebtedness" means Indebtedness of a Person or any of its Subsidiaries existing at the time such Person becomes a Restricted Subsidiary of the Company or assumed in connection with the acquisition of assets from such Person and not incurred by such Person in connection with, or in anticipation or contemplation of, such Person becoming a Restricted Subsidiary of the Company or such acquisition.

     "Affiliate" means a Person who directly or indirectly through one or more intermediaries controls, or is controlled by, or is under common control with, the Company. The term "control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise; and the terms "affiliated," "controlling" and "controlled" have meanings correlative to the foregoing. Notwithstanding the foregoing, any Person established in connection with any Trade Receivable Facility shall not be deemed an Affiliate. For purposes of the covenant "Limitation on Transactions with Affiliates," the term "Affiliate" shall include any Person who, as a result of any transaction described in the "Limitation on Transactions with Affiliates" covenant, would become an Affiliate.

     "Asset Acquisition" means (i) an Investment by the Company or any Restricted Subsidiary of the Company in any other Person pursuant to which such Person shall become a Restricted Subsidiary of the Company or shall be merged with the Company or any Restricted Subsidiary of the Company or (ii) the acquisition by the Company or any Restricted Subsidiary of the Company of assets of any Person or any division or line of business of such Person.

     "Asset Sale" means the sale, lease (other than an operating lease), assignment or other disposition (including, without limitation, dispositions pursuant to Sale and Leaseback Transactions) by the Company or one of its Restricted Subsidiaries to any Person other than the Company or one of its Restricted Subsidiaries of (i) any capital stock of any Restricted Subsidiary,
(ii) all or substantially all of the properties and assets of any division or line of business of the Company or any Restricted Subsidiary of the Company or
(iii) any other assets of the Company or any of its Restricted Subsidiaries greater than $5 million individually, other than those assets sold in the ordinary course of business of the Company or such Restricted Subsidiary, respectively. For the purposes of this definition, the term "Asset Sale" shall not include (i) Capital Stock of the Company, (ii) any transfer of trade receivables or related assets pursuant to any Trade Receivable Facility, (iii) any sale, issuance, conveyance, transfer, lease or other disposition of properties or assets that is governed by the provisions set forth under the "Merger, Consolidation and Sale of Assets" covenant, (iv) an issuance of Capital Stock by a Restricted Subsidiary to the Company or to a wholly owned Restricted Subsidiary, (v) a disposition consisting of a Permitted Investment or Restricted Payment permitted by the "Limitation on Restricted Payments" covenant, (vi) the surrender or waiver of contract rights or the settlement, release or surrender of contract, tort or other claims of any kind, (vii) the grant in the ordinary course of business of any license of patents, trademarks, registrations thereof and other similar intellectual property, (viii) the sale or discount, in each case without recourse, of accounts receivables arising in the ordinary course of business, but only in connection with the compromise or collection thereof, (ix) the sale for cash or exchange of specific items of equipment, so long as the purpose of each such sale or exchange is to acquire (and results within 90 days of such sale or exchange in the acquisition of) replacement items of equipment which are the functional equivalent of the item of equipment so sold or exchanged and (x) disposals or replacements of obsolete equipment in the ordinary course of business.

     "Borrowing Restricted Subsidiary" shall mean any Restricted Subsidiary that incurs, or otherwise becomes liable for, in excess of $5.0 million of Restricted Subsidiary Indebtedness.

     "Capital Stock" means (i) with respect to any Person, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock, including each class of common stock and preferred stock of such Person and (ii) with respect to the Company or any other Person formed other than as a corporation, any and all partnership, membership or other equity interests of the Company or such other Person.

     "Capitalized Lease Obligation" means, as to any Person, the obligations of such Person under a lease that are required to be classified and accounted for as capital lease obligations under GAAP and, for purposes of this definition, the amount of such obligations at any date shall be the capitalized amount of such obligations at such date, determined in accordance with GAAP.

     "Cash Equivalents" means (i) marketable direct obligations issued by, or unconditionally guaranteed by, the United States Government or issued by any agency thereof and backed by the full faith and credit of the United States, in each case maturing within one year from the date of acquisition thereof, (ii) marketable direct obligations issued by any state of the United States of America or any political subdivision of any such state or any public instrumentality thereof maturing within one year from the date of acquisition thereof and, at the time of acquisition, having one of the two highest ratings obtainable from either Standard & Poor's Corporation or Moody's Investors Service, (iii) commercial paper maturing no more than one year from the date of creation thereof and, at the time of acquisition, having a rating of at least A-1 from Standard & Poor's Corporation or at least P-1 from Moody's Investors Service, (iv) certificates of deposit or bankers' acceptances maturing within one year from the date of acquisition thereof issued by any commercial bank organized under the laws of the United States of America or any state thereof or the District of Columbia or any U.S. branch of a foreign bank having at the date of acquisition thereof combined capital and surplus of not less than $250 million, (v) repurchase obligations with a term of not more than seven days for underlying securities of the types described in clause (i) above entered into with any bank meeting the qualifications specified in clause (iv) above and (vi) investments in money market funds which invest substantially all their assets in securities of the types described in clauses (i) through (v) above.

     "Change of Control" means if at any time any Person or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act) acquires, in one or more transactions, (i) beneficial ownership (within the meaning of Rule 13d-3 under the Exchange Act) of 50% or more of the voting power represented by all voting securities of the Company or (ii) the power to elect a majority of the Board of Directors of the Company; provided, however, that voting securities beneficially owned by or voting power controlled by such Person or group will not be deemed to include common stock beneficially owned or voting power controlled so long as it is beneficially owned or controlled directly or indirectly by Mid-America Group, Ltd. (but only so long as MAG is controlled by Mr. Marvin A. Pomerantz and/or his spouse or their respective heirs or lineal descendants), or Mr. Marvin A. Pomerantz or Mr. Warren J. Hayford, their respective spouses or their respective heirs or lineal descendants.

     "Commodity Agreements" means without limitation any commodity futures contract, commodity option agreement or other similar agreement or arrangement entered into by the Company designed to protect the Company against fluctuations in the prices of commodities used in the ordinary course of business and not entered into for any other purpose.

     "Consolidated EBITDA" means, with respect to any Person, for any period, the sum (without duplication) of (i) Consolidated Net Income, (ii) to the extent Consolidated Net Income has been reduced thereby, all income taxes of such Person and its Restricted Subsidiaries paid or accrued in accordance with GAAP for such period (other than income taxes attributable to extraordinary, unusual or nonrecurring gains or losses), Consolidated Interest Expense, amortization expense (including write-off of deferred financing costs) and depreciation expense and (iii) other non-cash items other than non-cash interest reducing Consolidated Net Income (other than such items incurred in the ordinary course of business consistent with past practice) less other non-cash items increasing Consolidated Net Income (other than such items incurred in the ordinary course of business consistent with past practice), all as determined on a consolidated basis for such Person and its Restricted Subsidiaries in conformity with GAAP.

     "Consolidated Fixed Charge Coverage Ratio" means, with respect to any Person, the ratio of Consolidated EBITDA of such Person during the four most recent full fiscal quarters for which financial information is available (the "Four Quarter Period") ending not more than 135 days prior to the date of the transaction giving rise to the need to calculate the Consolidated Fixed Charge Coverage Ratio (the "Transaction Date") to Consolidated Fixed Charges of such Person for the Four Quarter Period. In addition to and without limitation of the foregoing, for purposes of this definition, "Consolidated EBITDA" and "Consolidated Fixed Charges" shall be calculated after giving effect on a pro forma basis for the Four Quarter Period to (1) the incurrence or repayment of any Indebtedness of such Person or any of its Restricted Subsidiaries at any time subsequent to the last day of the Four Quarter Period and on or prior to the Transaction Date, as if such incurrence or repayment, as the case may be (and the application of the proceeds thereof), occurred on the first day of the Four Quarter Period and (ii) any Asset Sales or Asset Acquisitions (including, without limitation, any Asset Acquisition giving rise to the need to make such calculation as a result of such Person or one of its Restricted Subsidiaries (including any Person who becomes a Restricted Subsidiary as a result of the Asset Acquisition) incurring, assuming or otherwise being liable for Acquired Indebtedness and also including any Consolidated EBITDA associated with such Asset Acquisition) occurring during the Four Quarter Period or at any time subsequent to the last day of the Four Quarter Period and on or prior to the Transaction Date, as if such Asset Sale or Asset Acquisition (including the incurrence, assumption or liability for any such Indebtedness or Acquired Indebtedness) occurred on the first day of the Four Quarter Period. If such Person or any of its Restricted Subsidiaries directly or indirectly guarantees Indebtedness of a third Person, the preceding sentence shall give effect to the incurrence of such guaranteed Indebtedness as if such Person or any Restricted Subsidiary of such Person had directly incurred or otherwise assumed such guaranteed Indebtedness. Furthermore, in calculating "Consolidated Fixed Charges," (1) interest on Indebtedness determined on a fluctuating basis as of the Transaction Date and that will continue to be so determined thereafter shall be deemed to have accrued at a fixed rate per annum equal to the rate of interest on such Indebtedness in effect on the Transaction Date, (2) if interest on any Indebtedness actually incurred on the Transaction Date may optionally be determined at an interest rate based upon a factor of a prime or similar rate, a eurocurrency interbank offered rate or other rates, then the interest rate in effect on the Transaction Date will be deemed to have been in effect during the Four Quarter Period, (3) notwithstanding clause (1) above, interest on Indebtedness determined on a fluctuating basis, to the extent such interest is covered by Interest Rate Agreements, shall be deemed to accrue at the rate per annum resulting after giving effect to the operation of such Interest Rate Agreements and (4) the permanent retirement of any Indebtedness during the Four Quarter Period or at any time subsequent to the last day of the Four Quarter Period and on or prior to the Transaction Date shall be given effect as if it occurred at the beginning of such Four Quarter Period.

     "Consolidated Fixed Charges" means, with respect to any Person for any period, the sum, without duplication, of (i) Consolidated Interest Expense and
(ii) the product of (x) the amount of all dividend payments on any series of preferred stock of such Person (except dividends for such period which are accrued but unpaid) times (y) a fraction, the numerator of which is one and the denominator of which is one minus the then current effective consolidated federal, state and local tax rate of such Person, expressed as a decimal.

     "Consolidated Interest Expense" means, with respect to any Person for any period, the aggregate of all cash and non-cash interest expense (minus amortization or write-off of deferred financing costs included in cash or non-cash interest expense and minus interest income and capitalized interest) with respect to all outstanding Indebtedness of such Person and its Restricted Subsidiaries, including the net costs associated with Interest Rate Agreements, for such period determined on a consolidated basis in conformity with GAAP. Consolidated Interest Expense of the Company shall not include any prepayment premiums or amortization of original issue discount or deferred financing costs.

     "Consolidated Net Income" of the Company means, for any period, the aggregate net income (or loss) of the Company and its Restricted Subsidiaries for such period on a consolidated basis, determined in accordance with GAAP; provided that there shall be excluded therefrom (a) gains and losses from Asset Sales (without regard to the $5 million limitation set forth in the definition thereof) or abandonments or reserves relating thereto, (b) items classified as extraordinary, nonrecurring or unusual gains and losses, and the related tax effects, (c) the net income (or loss) of any Person acquired in a pooling of interests transaction accrued prior to the date it becomes a Restricted Subsidiary of the Company or is merged or consolidated with the Company or any Restricted Subsidiary, (d) the net income of any Restricted Subsidiary to the extent that the declaration of dividends or similar distributions by that Restricted Subsidiary of that income is restricted by contract, operation of law or otherwise and (e) for the purpose of calculating Consolidated Net Income for clause (iii)(w) of the first paragraph of the covenant "Limitation on Restricted Payments," the net income (or loss) of any Person, other than a Restricted Subsidiary, except to the extent of cash dividends or distributions (net of tax, if applicable) paid to the Company or a Restricted Subsidiary of the Company by such Person.

     "Credit Agreement" means the Credit Agreement dated as of November 17, 1986, and amended and restated as of June 30, 1995, among the Company, the financial institutions party thereto in their capacities as lenders thereunder, and Bankers Trust Company as agent for the banks, as the same may be amended from time to time, and any agreement evidencing the refinancing, modification, replacement, renewal, restatement, refunding, deferral, extension, substitution, supplement, reissuance or resale thereof, whether including any additional obligors or with the same or any different agent or group of lenders.

     "Currency Agreements" means without limitation any foreign exchange contract, currency swap agreement, cross currency agreement, currency option agreement, forward currency agreement, or other similar agreement or arrangement entered into by the Company designed to protect the Company against fluctuations in foreign exchange rates and not entered into for any other purpose.

     "Default" means an event or condition the occurrence of which is, or with the lapse of time or the giving of notice or both would be, an Event of Default.

     "Designated Senior Debt" means (i) Indebtedness under or in respect of the Credit Agreement, (ii) the Senior Notes, (iii) the 9 3/4% Senior Notes and (iv) any other Indebtedness constituting Senior Debt which, at the time of designation, has an aggregate principal amount of at least $50 million and is specifically designated in the instrument evidencing such Senior Debt as "Designated Senior Debt" by the Company.

     "Disqualified Capital Stock" means any Capital Stock that, by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable), or upon the happening of any event, matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or is redeemable at the sole option of the holder thereof, in whole or in part, on or prior to the final maturity date of the Notes.

     "Equity Offering" means an offering of Common Stock of the Company resulting in net proceeds to the Company in excess of $20 million.

     "Indebtedness" means with respect to any Person, without duplication, (i) all indebtedness of such Person for borrowed money, (ii) all indebtedness of such Person evidenced by bonds, debentures, notes or other similar instruments,
(iii) all Capitalized Lease Obligations of such Person, (iv) all indebtedness of such Person issued or assumed as the deferred purchase price of property, all conditional sale obligations and all indebtedness under any title retention agreement, (v) all indebtedness of such Person for the reimbursement of any obligor on any letter of credit, banker's acceptance or similar credit transaction, (vi) guarantees and other contingent obligations and (vii) all indebtedness of any other Person of the type referred to in clauses (i) through
(vi) that is secured by any first Lien on any property or asset of such Person, the amount of such indebtedness being deemed to be the lesser of the value of such property or asset or the amount of the indebtedness so secured, but excluding trade accounts payable arising in the ordinary course of business that are not overdue in excess of 90 days or the subject of a good faith dispute.

     "Interest Rate Agreement" means any interest rate swap agreement, interest rate cap agreement, interest rate collar agreement or other similar agreement or arrangement entered into by the Company designed to protect the Company against fluctuations in interest rates and not entered into for any other purpose.

     "Investment" means any transfer or delivery of cash, stock or other property of value in exchange for indebtedness, stock or other security or ownership interest by way of loan, advance (excluding any advances to officers and employees in the ordinary course of business) or capital contribution. The amount of any non-cash Investment (other than a Permitted Investment) or any Investment in an Unrestricted Subsidiary shall be the fair market value of such Investment, as determined in good faith by management of the Company unless the fair market value of such Investment exceeds $10 million, in which case such fair market value shall also be determined in good faith by the Board of Directors or other equivalent governing body of the Company at the time such Investment is made. For purposes of the covenant "Limitations on Restricted Payments," (i) "Investment" in a Subsidiary shall include the portion (proportionate to the Company's Capital Stock in such Subsidiary) of the fair market value (as determined in good faith by the Board of Directors) of such Subsidiary at the time that such Subsidiary is designated an Unrestricted Subsidiary; provided that upon a redesignation of such Subsidiary as a Restricted Subsidiary, the Company shall be deemed to continue to have a permanent "Investment" in an Unrestricted Subsidiary in an amount (if positive) equal to (x) the Company's "Investment" in such Subsidiary at the time of such redesignation less (y) the portion (proportionate to the Company's Capital Stock in such Subsidiary) of the fair market value (as determined in good faith by the Board of Directors) of the net assets of such Subsidiary at the time of such redesignation; and (ii) any property transferred to or from an Unrestricted Subsidiary shall be valued at its fair market value at the time of such transfer, in each case determined in good faith by the Board of Directors.

     "Issue Date" means the date of original issuance of the Old Notes.

     "Lien" means any lien, mortgage, deed of trust, pledge, security interest, charge or encumbrance of any kind (including any conditional sale or other title retention agreement, any lease in the nature thereof and any agreement to give any security interest).

     "Make-Whole Premium" with respect to a Note means an amount equal to the greater of (i) 1.0% of the outstanding principal amount of such Note and (ii) the excess of (a) the present value of the remaining interest, premium and principal payments due on such Note as if such Note were redeemed on June 15, 2002, in the case of the Senior Notes, and February 15, 2003, in the case of the Senior Subordinated Notes, computed using a discount rate equal to the Treasury Rate plus 62.5 basis points, over (b) the outstanding principal amount of such Note.

     "Net Cash Proceeds" means, (i) with respect to any Asset Sale, the proceeds in the form of cash or Cash Equivalents including payments in respect of deferred payment obligations when received in the form of cash or Cash Equivalents received by the Company or any of its Restricted Subsidiaries from such Asset Sale net of (a) reasonable out-of-pocket expenses and fees relating to such Asset Sale (including, without limitation, legal, accounting and investment banking fees and sales commissions), (b) taxes paid or payable ((1) including, without limitation, income taxes reasonably estimated to be actually payable as a result of any disposition of property within two years of the date of disposition and (2) after taking into account any reduction in tax liability due to available tax credits or deductions and any tax sharing arrangements),
(c) a reasonable reserve
for the after-tax cost of any indemnification obligations (fixed and/or contingent) attributable to seller's indemnities to the purchaser undertaken by the Company or any of its Restricted Subsidiaries in connection with such Asset Sale and (d) repayment of Indebtedness that is required to be repaid in connection with such Asset Sale or (ii) with respect to the sale of Capital Stock by any Person, the aggregate net proceeds received by such Person after payment of expenses, commissions, underwriting discounts and other similar charges incurred in connection therewith, whether such proceeds are in cash or in property (valued at the fair market value thereof, as determined in good faith by the Board of Directors or other equivalent governing body of such Person, at the time of receipt, whose determination shall be evidenced by a board resolution).

     "9 3/4% Senior Notes" means the Company's $225,000,000 aggregate principal amount of 9 3/4% Senior Notes due 2007.

     "Obligations" means all obligations for principal, premium, interest, penalties, fees, indemnifications, reimbursements, damages and other liabilities payable under the documentation governing any Indebtedness.

     "Old Debentures" means the Company's 12 3/4% Senior Subordinated Discount Debentures due 2005.

     "Permitted Indebtedness" means, without duplication, (i) the Notes and any Guarantees thereof, (ii) Indebtedness of the Company and its Restricted Subsidiaries outstanding on the Issue Date reduced by the amount of any scheduled amortization payments or mandatory prepayments when actually paid or permanent reductions thereon (other than permanent reductions as a result of any refinancing thereof permitted hereunder), (iii) Indebtedness of the Company and its Restricted Subsidiaries incurred pursuant to the Credit Agreement in an aggregate principal amount not to exceed $225 million, (iv) Indebtedness of the Company and its Restricted Subsidiaries incurred pursuant to Interest Rate Agreements, (v) intercompany Indebtedness by and among the Company and/or its wholly owned Restricted Subsidiaries, (vi) Indebtedness of the Company and its Restricted Subsidiaries (including Acquired Indebtedness) pursuant to pollution control bonds and industrial revenue bonds not to exceed the sum of the aggregate amount thereof outstanding on the Issue Date plus $25 million, (vii) Indebtedness of the Company and its Restricted Subsidiaries (including Acquired Indebtedness) evidenced by purchase money obligations and Capitalized Lease Obligations not to exceed $50 million in fiscal year 1998 and $25 million in any subsequent fiscal year; provided that any portion of the $25 million ($50 million in the case of fiscal 1998) that is not incurred in any fiscal year may be carried over to successive fiscal years; provided, further, that the maximum amount that may be incurred in any one fiscal year shall not exceed $50 million,
(viii) additional Indebtedness of the Company and its Restricted Subsidiaries (including Acquired Indebtedness) incurred for any purpose not to exceed, at any time outstanding, $200 million (that may be, but need not be, incurred in whole or in part under the Credit Agreement), (ix) Indebtedness incurred pursuant to the Trade Receivable Facility, (x) Indebtedness of the Company or its Restricted Subsidiaries incurred under one or more instruments in connection with any refinancing, modification, replacement, renewal, restatement, refunding, deferral, extension, substitution, supplement, reissuance or resale (a "refinancing") of existing or future Indebtedness of such entity; provided that any such incurrence and related refinancing, together, shall not (1) result in an increase in the aggregate principal amount of such Indebtedness (except to the extent such increase is a result of an incurrence or refinancing of additional Indebtedness otherwise permitted by the Indenture or such increase does not exceed the amount of premiums, fees and expenses (including underwriting discounts) relating to such refinancing, modification, replacement, renewal, restatement, refunding, deferral, extension, substitution, supplement, reissuance or resale of such existing or future Indebtedness) of the Company and its Restricted Subsidiaries and (2) create Indebtedness where the Weighted Average Life to Maturity at the time of such refunded, refinanced, modified, replaced, renewed, restated, deferred, extended, substituted, supplemented, reissued or resold Indebtedness is incurred is less than the Weighted Average Life to Maturity of the Indebtedness being refunded, refinanced, modified, replaced, renewed, restated, deferred, extended, substituted, supplemented, reissued or resold; and provided, further, that with respect to the refinancing of Indebtedness incurred pursuant to clauses (v), (vi), (vii), (xvi) and (xvii), such Indebtedness may only be refinanced with Indebtedness permitted to be incurred under such respective clause, (xi) Indebtedness of the Company and its Restricted Subsidiaries arising in connection with the acquisition or refinancing of property so long as recourse with respect to such Indebtedness is limited only to the property being acquired or refinanced or any amendment, restatement, deferral, extension, modification, refinancing, refunding, renewal, replacement, substitution, supplement, reissuance or resale thereof so long as recourse is limited to the property being refinanced, (xii) Indebtedness of the Company and its Restricted Subsidiaries incurred after the Issue Date relating to letters of credit available or outstanding under the Credit Agreement (or any successor thereto),
(xiii) surety obligations of the Company and its Restricted Subsidiaries entered into in the ordinary course of business, (xiv) Indebtedness of the Company and its Restricted Subsidiaries incurred to finance the purchase of insurance in the ordinary course of business, (xv) Indebtedness of the Company and its Restricted Subsidiaries incurred arising from the honoring by a bank or other financial institution of a check or draft inadvertently drawn against insufficient funds in the ordinary course of business, provided that such Indebtedness is extinguished within two business days of notice of any such incurrence, (xvi) Indebtedness of the Company and its Restricted Subsidiaries arising from guarantees of loans and advances by third parties to employees and officers of the Company or its subsidiaries, not to exceed $1 million in the aggregate,
(xvii) Indebtedness of the Company and its Restricted Subsidiaries arising from the repurchase of Common Stock not to exceed $4 million (xviii) Indebtedness of the Company and its Restricted Subsidiaries arising from Currency Agreements and Commodity Agreements, (xix) the 9 3/4% Senior Notes and (xx) the Old Debentures.

     "Permitted Investments" means in the case of the Company or its Restricted Subsidiaries, (i) an Investment related to the business of the Company and its Restricted Subsidiaries as it is conducted on the Issue Date, including, but not limited to, subsidiaries, joint ventures or other business alliances formed in the ordinary course of business, (ii) Investments in the Company by any Restricted Subsidiary or Investments by the Company or any Restricted Subsidiary (including acquisitions) in any other Person, if after giving effect of any such Investment, such Person would be a wholly owned Restricted Subsidiary of the Company, (iii) Investments in cash and Cash Equivalents, (iv) Investments in Productive Assets, (v) Investments in any Person in connection with the Trade Receivable Facility, (vi) Investments existing on the date of this Indenture,
(vii) loans and advances to employees and officers of the Company and its Restricted Subsidiaries not in excess of $1 million at any one time outstanding,
(viii) accounts receivable created or acquired in the ordinary course of business, (ix) Interest Rate Agreements, Currency Agreements and Commodity Agreements entered into in the ordinary course of the Company's business and otherwise in compliance with this Indenture, (x) Investments in Unrestricted Subsidiaries in an amount at any one time outstanding not to exceed $25 million,
(xi) guarantees by the Company of Indebtedness otherwise permitted to be incurred by Restricted Subsidiaries of the Company under the Indentures and
(xii) Investments received by the Company or its Restricted Subsidiaries as consideration for asset sales, including Asset Sales; provided in the case of an Asset Sale, such Asset Sale is effected in compliance with the covenant described above under "Certain Covenants -- Limitation on Asset Sales."

     "Permitted Liens" means (i) Liens for taxes, assessments and governmental charges to the extent not required to be paid, (ii) statutory Liens of landlords and carriers, warehousemen, mechanics, suppliers, materialmen, repairmen or other like Liens arising in the ordinary course of business and with respect to amounts not yet delinquent or being contested in good faith by an appropriate process of law, and for which a reserve or other appropriate provision, if any, as shall be required by GAAP shall have been made, (iii) pledges or deposits in the ordinary course of business to secure lease obligations or nondelinquent obligations under workers' compensation, unemployment insurance or similar legislation, (iv) Liens to secure the performance of public statutory obligations that are not delinquent, appeal bonds, performance bonds or other obligations of a like nature (other than for borrowed money), (v) easements, rights-of-way, restrictions, minor defects or irregularities in title and other similar charges or encumbrances not interfering in any material respect with the business of the Company or any of its Subsidiaries, (vi) Liens upon specific items of inventory or other goods and proceeds of any Person securing such Person's obligations in respect of bankers' acceptances issued or created for the account of such Person to facilitate the purchase, shipment or storage of such inventory or other goods in the ordinary course of business, (vii) Liens securing reimbursement obligations with respect to letters of credit that encumber documents and other property relating to such letters of credit and the products and proceeds thereof, (viii) Liens in favor of custom and revenue authorities arising as a matter of law to secure payment of nondelinquent customs duties in connection with the importation of goods, (ix) judgment and attachment Liens not giving rise to a Default or Event of Default, (x) leases or subleases granted to others not interfering in any material respect with the business of the

Company or any Subsidiary, (xi) Liens encumbering customary initial deposits and margin deposits, and other Liens incurred in the ordinary course of business that are within the general parameters customary in the industry, in each case securing Indebtedness under Interest Rate Agreements, Currency Agreements, Commodity Agreements and forward contracts, option futures contracts, futures options or similar agreements or arrangements designed to protect the Company or any Subsidiary from fluctuations in the price of commodities, (xii) Liens encumbering deposits made in the ordinary course of business to secure nondelinquent obligations arising from statutory, regulatory, contractual or warranty requirements of the Company or its Subsidiaries for which a reserve or other appropriate provision, if any, as shall be required by GAAP shall have been made, (xiii) Liens arising out of consignment or similar arrangements for the sale of goods entered into by the Company or any Subsidiary in the ordinary course of business in accordance with industry practice, (xiv) any interest or title of a lessor in the property subject to any lease, whether characterized as capitalized or operating, other than any such interest or title resulting from or arising out of default by the Company or any Subsidiary of its obligations under such lease, (xv) Liens arising from filing UCC financing statements for precautionary purposes in the connection with true leases of personal property that are otherwise permitted under this Indenture and under which the Company or any Subsidiary is lessee, (xvi) Liens on property of a Person existing at the time such Person is acquired by, merged into or consolidated with the Company or any Restricted Subsidiary of the Company, provided that such Liens were in existence prior to the contemplation of such merger or consolidation and do not extend to any assets other than those of the Person merged into or consolidated with the Company or such Restricted Subsidiary; (xvii) Liens to secure the payment of all or a part of the purchase price of property or assets acquired or constructed in the ordinary course of business on or after the date of the Indentures, provided that (a) such property or assets are used in the same or similar line of business as the Company was engaged in on the Issue Date, (b) at the time of incurrence of any such Lien, the aggregate principal amount of the obligations secured by such Lien shall not exceed the lesser of the cost or fair market value of the assets or property (or portions thereof) so acquired or constructed, (c) each such Lien shall encumber only the assets or property (or portions thereof) so acquired or constructed and shall be attached to such property within 180 days of the purchase or construction thereof and (d) and Indebtedness secured by such Lien shall have been permitted to be incurred under the covenant "Limitation on Incurrence of Additional Indebtedness," and (xviii) Liens of landlords or of mortgagees of landlords arising by operation of law, provided that the rental payments secured thereby are not yet due and payable;
(xix) Liens incurred in the ordinary course of business of the Company or any Restricted Subsidiary of the Company with respect to obligations that (a) are not incurred in connection with the borrowing of money or the obtaining of advances or credit (other than trade credit in the ordinary course of business) and (b) do not in the aggregate materially detract from the value of the property or materially impair the use thereof in the operation of business by the Company or such Restricted Subsidiary.

     "Person" means an individual, partnership, corporation, unincorporated organization, trust or joint venture, or a governmental agency or political subdivision thereof.

     "Productive Assets" means assets (including Capital Stock) of a kind used or usable in the business of the Company and its Restricted Subsidiaries as it is conducted on the Issue Date.

     "Qualified Capital Stock" means any stock that is not Disqualified Capital Stock.

     "Restricted Subsidiary" means any direct or indirect Subsidiary of any Person that is not an Unrestricted Subsidiary of such Person.

     "Restricted Subsidiary Indebtedness" means (a) Indebtedness (other than Indebtedness under any Trade Receivable Facility, intercompany Indebtedness or Indebtedness outstanding on the Issue Date, including any refinancing of Indebtedness outstanding on the Issue Date to the extent it does not increase the principal amount of such Indebtedness) incurred by a Restricted Subsidiary (other than a Subsidiary Guarantor), or (b) the direct or indirect assumption, guarantee (other than a Guarantee) or other obligation of any Restricted Subsidiary (other than a Subsidiary Guarantor) for any Indebtedness of the Company or any other Restricted Subsidiary by way of the pledge of any intercompany note or otherwise, or (c) the total amount of committed borrowings under revolving credit facilities under which the Restricted Subsidiary (other than a Subsidiary Guarantor) is a borrower or guarantor, but "Restricted Subsidiary Indebtedness" shall not include any Indebtedness of the Restricted Subsidiary evidenced by purchase money obligations or Capitalized Lease Obligations provided for under clause (vii) and Indebtedness provided for under clause (xi) of the definition of Permitted Indebtedness in an aggregate amount not to exceed $75 million for all Restricted Subsidiaries.

     "Sale and Leaseback Transaction" means any direct or indirect arrangement with any Person or to which any such Person is a party, providing for the leasing to the Company or a Restricted Subsidiary of any property, whether owned by the Company or any Restricted Subsidiary at the Issue Date or later acquired, which has been or is to be sold or transferred by the Company or such Restricted Subsidiary to such Person or to any other Person from whom funds have been or are to be advanced by such Person on the security of such Property.

     "Senior Debt," for purposes of the Senior Subordinated Notes, means the principal of, premium, if any, and interest (including any interest accruing subsequent to the filing of a petition in bankruptcy at the rate provided for in the documentation with respect thereto, whether or not such interest is an allowed claim under applicable law) on any Indebtedness of the Company, whether outstanding on the Issue Date or thereafter created, incurred or assumed, unless, in the case of any particular Indebtedness, the instrument creating or evidencing the same or pursuant to which the same is outstanding expressly provides that such Indebtedness shall not be senior in right of payment to the Senior Subordinated Notes. Without limiting the generality of the foregoing, "Senior Debt" shall include the monetary obligations of the Company under or with respect to: (a) the Credit Agreement (including any post-petition interest in any proceeding pursuant to the Bankruptcy Laws, whether or not allowed, at the applicable rate under such agreement),(b) the Senior Notes and (c) the 9 3/4% Senior Notes. Notwithstanding the foregoing, Senior Debt shall not include (i) any Indebtedness, if the instrument creating or evidencing the same or the assumption or guarantee thereof expressly provides that such Indebtedness shall not be senior in right of payment to the Senior Subordinated Notes, (ii) the Senior Subordinated Notes, (iii) any Indebtedness of the Company to a Subsidiary of the Company, (iv) Indebtedness to, or guaranteed on behalf of, any shareholder, director, officer or employee of the Company or any Subsidiary (including, without limitation, amounts owed for compensation), (v) Indebtedness to trade creditors and other amounts incurred in connection with obtaining goods, materials or services, (vi) Indebtedness represented by Disqualified Capital Stock, (vii) Indebtedness incurred in violation of the provisions set forth under "Limitation on Incurrence of Additional Indebtedness," as such covenant may be amended from time to time, (viii) Indebtedness incurred in violation of the provisions set forth under "Prohibition on Incurrence of Senior Subordinated Debt," as such covenant may be amended from time to time and (ix) the Old Debentures.

     "Subsidiary," with respect to any Person, means (i) any corporation of which the outstanding Capital Stock having at least a majority of the votes entitled to be cast in the election of directors under ordinary circumstances shall at the time be owned, directly or indirectly, by such Person or (ii) any other Person of which at least a majority of the voting interest to elect the governing body or Persons thereof under ordinary circumstances is at the time, directly or indirectly, owned by such Person.

     "Subsidiary Guarantor" means each of the Company's Restricted Subsidiaries that becomes a guarantor of the Notes by executing a supplemental indenture in which such Restricted Subsidiary agrees to be bound by the terms of the Indentures; provided that any person constituting a Subsidiary Guarantor as described above shall cease to constitute a Subsidiary Guarantor when its respective Subsidiary Guarantee is released in accordance with the terms thereof.

     "Total Tangible Assets" means the Company's total consolidated assets minus all intangible assets, determined in accordance with GAAP.

     "Trade Receivable Facility" means the arrangements that have been or may be entered into by the Company or one or more of its Restricted Subsidiaries pursuant to which the Company or one or more of its Restricted Subsidiaries may either transfer to any other Person or grant a security interest in any trade receivables (whether now existing or arising in the future) and any assets related to such trade receivables including, without limitation, all collateral securing such trade receivables and all material contracts and all guarantees or other Obligations in respect of such trade receivables of the Company or one or more of its Restricted Subsidiaries.

     "Unrestricted Subsidiary" means any Subsidiary of the Company, whether existing, newly formed or newly acquired, designated as an Unrestricted Subsidiary by the Board of Directors of the Company and any Subsidiary of an Unrestricted Subsidiary; provided, however, that at the time of such designation
(i) no Default or Event of Default shall have occurred and be continuing, (ii) no portion of any Indebtedness or any other obligation (contingent or otherwise) of such Subsidiary (a) is guaranteed by, or is otherwise the subject of credit support provided by the Company or any of its Restricted Subsidiaries, (b) is recourse to or obligates the Company or any of its Restricted Subsidiaries in any way or (c) subjects any property or asset of the Company or any of its Restricted Subsidiaries directly or indirectly, contingently or otherwise, to the satisfaction of such Indebtedness or other obligation, (iii) neither the Company nor any of its Restricted Subsidiaries has any contract, or agreement, arrangement or understanding with such Subsidiary other than on terms as favorable to the Company or such Restricted Subsidiary as those that might be obtained at the time from Persons that are not Affiliates of the Company and
(iv) neither the Company nor any of its Restricted Subsidiaries has any obligations (a) to subscribe for additional shares of Capital Stock of such Subsidiary or (b) to maintain or preserve such Subsidiary's financial condition or to cause such Subsidiary achieve certain levels of operating results. Any such designation by the Company's Board of Directors shall be evidenced to each Trustee by filing with such Trustee a certified certificate stating that such designation complies with the foregoing conditions. The Company's Board of Directors may designate any Unrestricted Subsidiary to be a Restricted Subsidiary; provided, however, that immediately after giving effect to such designation, no Default or Event of Default shall have occurred and be continuing, including, without limitation, under the covenants described above under the caption "Limitations on Incurrence of Additional Indebtedness" assuming the incurrence by the Company and its Restricted Subsidiaries at the time of such designation of all existing Indebtedness of the Unrestricted Subsidiary to be so designated as a Restricted Subsidiary. In the event of any disposition involving the Company in which the Company is not the Surviving Person, the Board of Directors of the Surviving Person may (x) prior to such disposition, designate any of its Subsidiaries, and any of the Company's Subsidiaries being acquired pursuant to such disposition that are not Restricted Subsidiaries, as Unrestricted Subsidiaries, and (y) after such disposition, designate any of its direct or indirect Subsidiaries as an Unrestricted Subsidiary under the same conditions and in the same manner as the Company under the terms of the Indenture.

     "U.S. Legal Tender" means such coin or currency of the United States of America as at the time of payment shall be legal tender for the payment of public and private debts.

     "Weighted Average Life to Maturity" means, when applied to any Indebtedness at any date, the number of years obtained by dividing (a) the then outstanding aggregate principal amount of such Indebtedness into (b) the total of the product obtained by multiplying (i) the amount of each then remaining installment, sinking fund, serial maturity or other required payment of principal, including payment at final maturity, in respect thereof, by (ii) the number of years (calculated to the nearest one-twelfth) which will elapse between such date and the making of such payment.

     "wholly owned Restricted Subsidiary" means any Restricted Subsidiary of which all of the outstanding voting securities or other equity ownership interest (other than directors qualifying or similar shares required to be held by third parties in accordance with applicable law, not in any event to exceed 5 percent of the total outstanding voting securities) are owned by the Company or any wholly owned Restricted Subsidiary of the Company.


                         BOOK-ENTRY; DELIVERY AND FORM

     Each of the Senior Exchange Notes and the Senior Subordinated Exchange Notes initially will be represented by permanent global certificates in definitive, fully registered form (collectively, the "Global Notes"). The Global Notes will be deposited on their date of issuance with, or on behalf of DTC and registered in the name of a nominee of DTC.

     The Global Notes. The Company expects that pursuant to procedures established by DTC (i) upon the issuance of the Global Notes, DTC or its custodian will credit, on its internal system, the principal amount of Notes of the individual beneficial interests represented by such Global Notes to the respective accounts of persons who have accounts with such depositary and (ii) ownership of beneficial interests in the Global Notes will be shown on, and the transfer of such ownership will be effected only through, records maintained by DTC or its nominee (with respect to interests of participants) and the records of participants (with respect to interests of persons other than participants). Such accounts initially will be designated by or on behalf of the Initial Purchasers and ownership of beneficial interests in the Global Notes will be limited to persons who have accounts with DTC ("participants") or persons who hold interests through participants. QIBs may hold their interests in the Global Notes directly through DTC if they are participants in such system, or indirectly through organizations which are participants in such system.

     So long as DTC, or its nominee, is the registered owner or holder of the Notes, DTC or such nominee, as the case may be, will be considered the sole owner or holder of the Notes represented by such Global Notes for all purposes under the Indentures. No beneficial owner of an interest in any of the Global Notes will be able to transfer that interest except in accordance with DTC's procedures, in addition to those provided for under the Indentures with respect to the Notes.

     Payments of the principal of, premium (if any) and interest (including Additional Interest) on the Global Notes will be made to DTC or its nominee, as the case may be, as the registered owner thereof. None of the Company, the Trustee or any Paying Agent will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in the Global Notes or for maintaining, supervising or reviewing any records relating to such beneficial ownership interest.

     The Company expects that DTC or its nominee, upon receipt of any payment of principal, premium, if any, or interest (including Additional Interest) in respect of the Global Notes, will credit participants' accounts with payments in amounts proportionate to their respective beneficial interests in the principal amount of the Global Notes as shown on the records of DTC or its nominee. The Company also expects that payments by participants to owners of beneficial interests in the Global Notes held through such participants will be governed by standing instructions and customary practice, as is now the case with securities held for the accounts of customers registered in the names of nominees for such customers. Such payments will be the responsibility of such participants.

     Transfers between participants in DTC will be effected in the ordinary way in accordance with DTC rules and will be settled in clearinghouse funds. If a holder requires physical delivery of a Certificated Note for any reason, including to sell Notes to persons in states which require physical delivery of the Notes, or to pledge such securities, such holder must transfer its interest in the Global Notes, in accordance with the normal procedures of DTC and with the procedures set forth in the Indentures.

     DTC has advised the Company that it will take any action permitted to be taken by a holder of Notes (including the presentation of Notes for exchange as described below) only at the direction of one or more participants to whose account the DTC interests in the Global Notes are credited and only in respect of such portion of the aggregate principal amount of Notes as to which such participant or participants has or have given such direction. However, if there is an Event of Default under the Indenture, DTC will exchange the Global Notes for Certificated Securities, which it will distribute to its participants.

     DTC has advised the Company as follows: DTC is a limited purpose trust company organized under the laws of the State of New York, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the Uniform Commercial Code and a "Clearing Agency" registered pursuant to the provisions of Section 17A of the Exchange Act. DTC was created to hold securities for its participants and facilitate the clearance and settlement of securities transactions between participants through electronic book-entry changes in accounts of its participants, thereby eliminating the need for physical movement of certificates. Participants include securities brokers and dealers, banks, trust companies and clearing corporations and certain other organizations. Indirect access to the DTC system is available to others such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a participant, either directly or indirectly ("indirect participants").

     Although DTC has agreed to the foregoing procedures in order to facilitate transfers of interests in the Global Notes among participants of DTC, it is under no obligation to perform such procedures, and such procedures may be discontinued at any time. Neither the Company nor either Trustee will have any responsibility for the performance by DTC or its participants or indirect participants of their respective obligations under the rules and procedures governing their operations.

     Certificated Notes. If DTC is at any time unwilling or unable to continue as a depositary for the Global Notes and a successor depositary is not appointed by the Company within 90 days, Certificated Notes will be issued in exchange for the Global Notes.

                               THE EXCHANGE OFFER

PURPOSE AND EFFECT OF THE EXCHANGE OFFER

     The Old Notes were originally sold by the Company on February 23, 1998 to the Initial Purchasers pursuant to the Purchase Agreement. The Initial Purchasers subsequently resold the Old Notes to qualified institutional buyers in reliance on Rule 144A under the Securities Act and to qualified buyers outside the United States in reliance upon Regulation S under the Securities Act. As a condition of the Purchase Agreement, the Company entered into the Registration Rights Agreements with the Initial Purchasers pursuant to which the Company has agreed, for the benefit of the holders of the Old Notes, at the Company's expense, to use its best efforts to (i) file the Exchange Offer Registration Statement within 60 days after the date of the original issue of the Old Notes with the Commission with respect to the Exchange Offer for the New Notes; (ii) use its best efforts to cause the Exchange Offer Registration Statement to be declared effective under the Securities Act within 150 days after the date of the original issuance of the Old Notes and (iii) use its best efforts to consummate the Exchange Offer within 180 days after the date of the original issuance of the Old Notes. Upon the Exchange Offer Registration Statement being declared effective, the Company will offer the New Notes in exchange for surrender of the Old Notes. The Company will keep the Exchange Offer open for not less than 20 business days (or longer if required by applicable law) after the date on which notice of the Exchange Offer is mailed to the holders of the Old Notes. For each Old Note surrendered to the Company pursuant to the Exchange Offer, the holder of such Old Note will receive a New Note having a principal amount equal to that of the surrendered Old Note. Interest on each Old Note will accrue from the last interest payment date on which interest was paid on the Old Note surrendered in exchange therefor or, if no interest has been paid on such Old Note, from the date of its original issue. Interest on each New Note will accrue from the date of its original issue.

     Under existing interpretations of the staff of the Commission contained in several no-action letters to third parties, the New Notes will in general be freely tradeable after the Exchange Offer without further registration under the Securities Act. However, any purchaser of Old Notes who is an "affiliate" of the Company or who intends to participate in the Exchange Offer for the purpose of distributing the New Notes (i) will not be able to rely on the interpretation of the staff of the Commission, (ii) will not be able to tender its Old Notes in the Exchange Offer and (iii) must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any sale or transfer of the Old Notes, unless such sale or transfer is made pursuant to an exemption from such requirements.

     As contemplated by these no-action letters and the Registration Rights Agreements, each holder accepting the Exchange Offer is required to represent to the Company in the Letter of Transmittal that (i) the New Notes are to be acquired by the holder or the person receiving such New Notes, whether or not such person is the holder, in the ordinary course of business, (ii) the holder or any such other person (other than a broker-dealer referred to in the next sentence) is not engaging and does not intend to engage, in the distribution of the New Notes, (iii) the holder or any such other person has no arrangement or understanding with any person to participate in the distribution of the New Notes, (iv) neither the holder nor any such other person is an "affiliate" of the Company within the meaning of Rule 405 under the Securities Act, and (v) the holder or any such other person acknowledges that if such holder or any other person participates in the Exchange Offer for the purpose of distributing the New Notes it must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale of the New Notes and cannot rely on those no-action letters. As indicated above, each Participating Broker-Dealer that receives a New Note for its own account in exchange for Old Notes must acknowledge that it (i) acquired the Old Notes for its own account as a result of market-making activities or other trading activities, (ii) has not entered into any arrangement or understanding with the Company or any "affiliate" of the Company (within the meaning of Rule 405 under the Securities Act) to distribute the New Notes to be received in the Exchange Offer and (iii) will deliver a prospectus meeting the requirements of the Securities Act in connection with any resale of such New Notes. For a description of the procedures for resales by Participant Broker-Dealers, see "Plan of Distribution."

     In the event that changes in the law or the applicable interpretations of the staff of the Commission do not permit the Company to effect such an Exchange Offer, or if for any other reason the Exchange Offer is not consummated within 180 days of the date of the original issuance of the Old Notes, the Company will
(i) file the Shelf Registration Statement covering resales of the Old Notes;
(ii) use its best efforts to cause the Shelf Registration Statement to be declared effective under the Securities Act and (iii) use its best efforts to keep effective the Shelf Registration Statement until the earlier of two years after its effective date and such time as all of the applicable Notes have been sold thereunder. The Company will, in the event of the filing of the Shelf Registration Statement, provide to each applicable holder of the Old Notes copies of the prospectus which is a part of the Shelf Registration Statement, notify each such holder when the Shelf Registration Statement has become effective and take certain other actions as are required to permit unrestricted resale of the Old Notes. A holder of Old Notes that sells such Old Notes pursuant to the Shelf Registration Statement generally will be required to be named as a selling security holder in the related prospectus and to deliver a prospectus to purchasers, will be subject to certain of the civil liability provisions under the Securities Act in connection with such sales and will be bound by the provisions of the Registration Rights Agreements which are applicable to such a holder (including certain indemnification obligations). In addition, each holder of the Old Notes will be required to deliver information to be used in connection with the Shelf Registration Statement and to provide comments on the Shelf Registration Statement within the time periods set forth in the applicable Registration Rights Agreement in order to have their Old Notes included in the Shelf Registration Statement and to benefit from the provisions set forth in the following paragraph.

     Although the Company intends to file the registration statement described above, there can be no assurance that such registration statement will be filed, or, if filed, that it will become effective. If the Company fails to comply with the above provisions or if such registration statement fails to become effective, then, as liquidated damages, additional interest (the "Additional Interest") shall become payable with respect to the Notes as follows:

          (i) if the Exchange Offer Registration Statement or Shelf Registration Statement is not filed within 60 days following the Issue Date, Additional Interest shall accrue on the Notes over and above the stated interest at a rate of 0.50% per annum for the first 90 days commencing on the 61st day after the issue Date, such Additional Interest rate increasing by an additional 0.50% per annum at the beginning of each subsequent 90-day period;

          (ii) if the Exchange Offer Registration Statement or Shelf Registration Statement is not declared effective within 150 days following the Issue Date, Additional Interest shall accrue on the Notes over and above the stated interest at a rate of 0.50% per annum for the first 90 days commencing on the 151st day after the Issue Date, such Additional Interest rate increasing by an additional 0.50% per annum at the beginning of each subsequent 90-day period; or

          (iii) If (A) the Company has not exchanged all Old Notes validly tendered in accordance with the terms of the Exchange Offer on or prior to 180 days after the Issue Date or (B) the Exchange Offer Registration Statement ceases to be effective at any time prior to the time that the Exchange Offer is consummated or (C) if applicable, the Shelf Registration Statement has been declared effective and such Shelf Registration Statement ceases to be effective at any time prior to the second anniversary of the Issue Date (unless all the Notes have been sold thereunder), then Additional Interest shall accrue on the Notes over and above the stated interest at a rate of 0.50% per annum for the first 90 days commencing on
     (x) the 181st day after the issue Date with respect to the Notes validly tendered and not exchanged by the Company, in the case of (A) above, or (y) the day the Exchange Offer Registration Statement ceases to be effective or usable for its intended purpose in the case of (B) above, or (z) the day such

     Shelf Registration Statement ceases to be effective in the case of (C) above, such Additional Interest rate increasing by an additional 0.50% per annum at the beginning of each subsequent 90-day period;

provided, however, that the Additional Interest rate on the Notes may not exceed in the aggregate 1.0% per annum; and provided further, that (1) upon the filing of the Exchange Offer Registration Statement or Shelf Registration Statement (in the case of clause (i) above), (2) upon the effectiveness of the Exchange Offer Registration Statement or Shelf Registration Statement (in the case of clause
(ii) above), or (3) upon the exchange of Exchange Notes for all Old Notes tendered (in the case of clause (iii)(A) above), or upon the effectiveness of the Exchange Offer Registration Statement which had ceased to remain effective (in the case of clause (iii)(B) above), or upon the effectiveness of the Shelf Registration Statement which had ceased to remain effective (in the case of clause (iii)(C) above), Additional Interest on the Notes as a result of such clause (or the relevant subclause thereof), as the case may be, shall cease to accrue.

     Any amounts of Additional Interest due pursuant to clauses (i), (ii) or
(iii) above will be payable in cash, on the same original interest payment dates as the Notes. The amount of Additional Interest will be determined by multiplying the applicable Additional Interest rate by the principal amount of the Notes multiplied by a fraction, the numerator of which is the number of days such Additional Interest rate was applicable during such period (determined in the basis of a 360-day year comprised of twelve 30-day months), and the denominator of which is 360.

     Holders of Old Notes will be required to make certain representations to the Company (as described in the Registration Rights Agreements) in order to participate in the Exchange Offer and will be required to deliver information to be used in connection with the Shelf Registration Statement and to provide comments on the Shelf Registration Statement within the time periods set forth in the Registration Rights Agreements in order to have their Old Notes included in the Shelf Registration Statement and benefit from the provisions regarding Additional Interest set forth above.

     The summary herein of certain provisions of the Registration Rights Agreements does not purport to be complete and is subject to, and is qualified in its entirety by, all the provisions of the Registration Rights Agreements, copies of which are filed as exhibits to the Exchange Offer Registration Statement of which this Prospectus is a part.

     Following the consummation of the Exchange Offer, holders of the Old Notes who were eligible to participate in the Exchange Offer but who did not tender their Old Notes will not have any further registration rights and such Old Notes will continue to be subject to certain restrictions on transfer. Accordingly, the liquidity of the market for such Old Notes could be adversely affected.

TERMS OF THE EXCHANGE OFFER

     Upon the terms and subject to the conditions set forth in this Prospectus and in the Letter of Transmittal, the Company will accept any and all Old Notes validly tendered and not withdrawn prior to 5:00 p.m., New York City time, on the Expiration Date. The Company will issue $1,000 principal amount of Exchange Notes in exchange for each $1,000 principal amount of outstanding Old Notes accepted in the Exchange Offer. Holders may tender some or all of their Old Notes pursuant to the Exchange Offer. However, Old Notes may be tendered only in integral multiples of $1,000.

     The form and terms of the Exchange Notes are the same as the form and terms of the Old Notes except that (i) the Exchange Notes bear a Series B designation and a different CUSIP Number from the Old Notes, (ii) the Exchange Notes have been registered under the Securities Act and hence will not bear legends restricting the transfer thereof and (iii) the holders of the Exchange Notes will not be entitled to certain rights under the Registration Rights Agreements, including the provisions providing for an increase in the interest rate on the Old Notes in certain circumstances relating to the timing of the Exchange Offer, all of which rights will terminate when the Exchange Offer is consummated. The Exchange Notes will evidence the same debt as the Old Notes and will be entitled to the benefits of the Indentures.

     As of the date of this Prospectus, $200,000,000 aggregate principal amount of Old Senior Notes and $250,000,000 aggregate principal amount of Old Senior Subordinated Notes were outstanding. The Company
has fixed the close of business on                     , 1998 as the record date
for the Exchange Offer for purposes of determining the persons to whom this Prospectus and the Letter of Transmittal will be mailed initially.

     Holders of Old Notes do not have any appraisal or dissenters' rights under the General Corporation Law of Delaware, or the Indentures in connection with the Exchange Offer. The Company intends to conduct the Exchange Offer in accordance with the applicable requirements of the Exchange Act and the rules and regulations of the Commission thereunder.

     The Company shall be deemed to have accepted validly tendered Old Notes when, as and if the Company has given oral or written notice thereof to the Exchange Agent. The Exchange Agent will act as agent for the tendering holders for the purpose of receiving the Exchange Notes from the Company.

     If any tendered Old Notes are not accepted for exchange because of an invalid tender, the occurrence of certain other events set forth herein or otherwise, the certificates for any such unaccepted Old Notes will be returned, without expense, to the tendering holder thereof as promptly as practicable after the Expiration Date.

     Holders who tender Old Notes in the Exchange Offer will not be required to pay brokerage commissions or fees or, subject to the instructions in the Letter of Transmittal, transfer taxes with respect to the exchange of Old Notes pursuant to the Exchange Offer. The Company will pay all charges and expenses, other than transfer taxes in certain circumstances, in connection with the Exchange Offer. See "-- Fees and Expenses."

EXPIRATION DATE; EXTENSIONS; AMENDMENTS

     The term "Expiration Date" shall mean 5:00 p.m., New York City time, on
                    1998, unless the Company, in its sole discretion, extends the Exchange Offer, in which case the term "Expiration Date" shall mean the latest date and time to which the Exchange Offer is extended.

     In order to extend the Exchange Offer, the Company will notify the Exchange Agent of any extension by oral or written notice and will mail to the registered holders an announcement thereof, each prior to 9:00 a.m., New York City time, on the next business day after the previously scheduled expiration date.

     The Company reserves the right, in its sole discretion, (i) to delay accepting any Old Notes, to extend the Exchange Offer or to terminate the Exchange Offer if any of the conditions set forth below under "-- Conditions" shall not have been satisfied, by giving oral or written notice of such delay, extension or termination to the Exchange Agent or (ii) to amend the terms of the Exchange Offer in any manner. Any such delay in acceptance, extension, termination or amendment will be followed as promptly as practicable by oral or written notice thereof to the registered holders.

INTEREST ON THE EXCHANGE NOTES

     The Exchange Notes will bear interest from their date of issuance. Holders of Old Senior Notes that are accepted for exchange will receive, in cash, accrued interest thereon to, but not including, the date of issuance of the Senior Exchange Notes. Such interest will be paid with the first interest payment on the Senior Exchange Notes on June 15, 1998. Holders of Old Senior Subordinated Notes that are accepted for exchange will receive, in cash accrued interest thereon to, but not including, the date of issuance of the Senior Subordinated Exchange Notes. Such interest will be paid with the first interest payment on the Senior Subordinated Exchange Notes on August 15, 1998. Interest on the Old Notes accepted for exchange will cease to accrue upon issuance of the Exchange Notes.

     Interest on the Senior Exchange Notes is payable semi-annually on each June 15 and December 15, commencing on June 15, 1998. Interest on the Senior Subordinated Exchange Notes is payable semiannually on each February 15 and August 15, commencing on August 15, 1998.

PROCEDURES FOR TENDERING

     Only a holder of Old Notes may tender such Old Notes in the Exchange Offer. To tender in the Exchange Offer, a holder must complete, sign and date the Letter of Transmittal, or a facsimile thereof, have the signatures thereon guaranteed if required by the Letter of Transmittal or submit an Agent's Message in connection with a book-entry transfer, and mail or otherwise deliver such Letter of Transmittal or such facsimile, together with the Old Notes and any other required documents, to the Exchange Agent prior to 5:00 p.m., New York City time, on the Expiration Date. To be tendered effectively, the Old Notes, Letter of Transmittal or Agent's Message and other required documents must be completed and received by the Exchange Agent at the address set forth below under "Exchange Agent" prior to 5:00 p.m., New York City time, on the Expiration Date. Delivery of the Old Notes may be made by book-entry transfer in accordance with the procedures described below. Confirmation of such book-entry transfer must be received by the Exchange Agent prior to the Expiration Date.

     The term "Agent's Message" means a message, transmitted by a book-entry transfer facility to, and received by, the Exchange Agent forming a part of a confirmation of a book-entry, which states that such book-entry transfer facility has received an express acknowledgment from the participant in such book-entry transfer facility tendering the Old Notes that such participant has received and agrees: (i) to participate in the Automated Tender Option Program ("ATOP"); (ii) to be bound by the terms of the Letter of Transmittal; and (iii) that the Company may enforce such agreement against such participant.

     By executing the Letter of Transmittal or Agent's Message, each holder will make to the Company the representations set forth above in the third paragraph under the heading "-- Purpose and Effect of the Exchange Offer."

     The tender by a holder and the acceptance thereof by the Company will constitute agreement between such holder and the Company in accordance with the terms and subject to the conditions set forth herein and in the Letter of Transmittal or Agent's Message.

     THE METHOD OF DELIVERY OF OLD NOTES AND THE LETTER OF TRANSMITTAL AND ALL OTHER REQUIRED DOCUMENTS TO THE EXCHANGE AGENT IS AT THE ELECTION AND SOLE RISK OF THE HOLDER. AS AN ALTERNATIVE TO DELIVERY BY MAIL, HOLDERS MAY WISH TO CONSIDER OVERNIGHT OR HAND DELIVERY SERVICE. IN ALL CASES, SUFFICIENT TIME SHOULD BE ALLOWED TO ASSURE DELIVERY TO THE EXCHANGE AGENT BEFORE THE EXPIRATION DATE. NO LETTER OF TRANSMITTAL OR OLD NOTES SHOULD BE SENT TO THE COMPANY. HOLDERS MAY REQUEST THEIR RESPECTIVE BROKERS, DEALERS, COMMERCIAL BANKS, TRUST COMPANIES OR NOMINEES TO EFFECT THE ABOVE TRANSACTIONS FOR SUCH HOLDERS.

     Any beneficial owner whose Old Notes are registered in the name of a broker, dealer, commercial bank, trust company or other nominee and who wishes to tender should contact the registered holder promptly and instruct such registered holder to tender on such beneficial owner's behalf. See "Instructions to Registered Holder and/or Book-Entry Transfer Facility Participant from Beneficial Owner" included with the Letter of Transmittal.

     Signatures on a Letter of Transmittal or a notice of withdrawal, as the case may be, must be guaranteed by an Eligible Institution (as defined below) unless the Old Notes tendered pursuant thereto are tendered (i) by a registered holder who has not completed the box entitled "Special Registration Instructions" or "Special Delivery Instructions" on the Letter of Transmittal or
(ii) for the account of an Eligible Institution. In the event that signatures on a Letter of Transmittal or a notice of withdrawal, as the case may be, are required to be guaranteed, such guarantee must be by a member firm of the Medallion System (an "Eligible Institution").

     If the Letter of Transmittal is signed by a person other than the registered holder of any Old Notes listed therein, such Old Notes must be endorsed or accompanied by a properly completed bond power, signed by such registered holder as such registered holder's name appears on such Old Notes with the signature thereon guaranteed by an Eligible Institution.

     If the Letter of Transmittal or any Old Notes or bond powers are signed by trustees, executors, administrators, guardians, attorneys-in-fact, offices of corporations or others acting in a fiduciary or representative capacity, such persons should so indicate when signing, and evidence satisfactory to the Company of their authority to so act must be submitted with the Letter of Transmittal.

     The Company understands that the Exchange Agent will make a request promptly after the date of this Prospectus to establish accounts with respect to the Old Notes at the book-entry transfer facility, The Depository Trust Company (the "Book-Entry Transfer Facility"), for the purpose of facilitating the Exchange Offer, and subject to the establishment thereof, any financial institution that is a participant in the Book-Entry Transfer Facility's system may make book-entry delivery of Old Notes by causing such Book-Entry Transfer Facility to transfer such Old Notes into the Exchange Agent's account with respect to the Old Notes in accordance with the Book-Entry Transfer Facility's procedures for such transfer. Although delivery of the Old Notes may be effected through book-entry transfer into the Exchange Agent's account at the Book-Entry Transfer Facility, unless an Agent's Message is received by the Exchange Agent in compliance with ATOP, an appropriate Letter of Transmittal properly completed and duly executed with any required signature guarantee and all other required documents must in each case be transmitted to and received or confirmed by the Exchange Agent at its address set forth below on or prior to the Expiration Date, or, if the guaranteed delivery procedures described below are complied with, within the time period provided under such procedures. Delivery of documents to the Book-Entry Transfer Facility does not constitute delivery to the Exchange Agent.

     All questions as to the validity, form, eligibility (including time of receipt), acceptance of tendered Old Notes and withdrawal of tendered Old Notes will be determined by the Company in its sole discretion, which determination will be final and binding. The Company reserves the absolute right to reject any and all Old Notes not properly tendered or any Old Notes the Company's acceptance of which would, in the opinion of counsel for the Company, be unlawful. The Company also reserves the right in their sole discretion to waive any defects, irregularities or conditions of tender as to particular Old Notes. The Company's interpretation of the terms and conditions of the Exchange Offer (including the instructions in the Letter of Transmittal) will be final and binding on all parties. Unless waived, any defects or irregularities in connection with tenders of Old Notes must be cured within such time as the Company shall determine. Although the Company intends to notify holders of defects or irregularities with respect to tenders of Old Notes, neither the Company, the Exchange Agent nor any other person shall incur any liability for failure to give such notification. Tenders of Old Notes will not be deemed to have been made until such defects or irregularities have been cured or waived. Any Old Notes received by the Exchange Agent that are not properly tendered and as to which the defects or irregularities have not been cured or waived will be returned by the Exchange Agent to the tendering holders, unless otherwise provided in the Letter of Transmittal, as soon as practicable following the Expiration Date.

GUARANTEED DELIVERY PROCEDURES

     Holders who wish to tender their Old Notes and (i) whose Old Notes are not immediately available; (ii) who cannot deliver their Old Notes, the Letter of Transmittal or any other required documents to the Exchange Agent or (iii) who cannot complete the procedures for book-entry transfer, prior to the Expiration Date, may effect a tender if:

          (a) the tender is made through an Eligible Institution;

          (b) prior to the Expiration Date, the Exchange Agent receives from such Eligible Institution a properly completed and duly executed Notice of Guaranteed Delivery (by facsimile transmission, mail or hand delivery) setting forth the name and address of the holder, the certificate number(s) of such Old Notes and the principal amount of Old Notes tendered, stating that the tender is being made thereby and guaranteeing that, within five New York Stock Exchange trading days after the Expiration Date, the Letter of Transmittal (or facsimile thereof) (or, in the case of a book-entry transfer, an Agent's Message) together with the certificate(s) representing the Old Notes (or a confirmation of book-entry transfer of such Notes into the Exchange Agent's account at the Book-Entry Transfer Facility), and any other documents required by the Letter of Transmittal will be deposited by the Eligible Institution with the Exchange Agent; and

          (c) such properly completed and executed Letter of Transmittal (of facsimile thereof), as well as the certificate(s) representing all tendered Old Notes in proper form for transfer (or a confirmation of book-entry transfer of such Old Notes into the Exchange Agent's account at the Book-Entry Transfer Facility), together with a Letter of Transmittal (or facsimile thereof), properly completed and duly executed, with any required signature guarantees (or, in the case of a book-entry transfer, an Agent's Message) and all other documents required by the Letter of Transmittal are received by the Exchange Agent upon five New York Stock Exchange trading days after the Expiration Date.

     Upon request to the Exchange Agent, a Notice of Guaranteed Delivery will be sent to holders who wish to tender their Old Notes according to the guaranteed delivery procedures set forth above.

WITHDRAWAL OF TENDERS

     Except as otherwise provided herein, tenders of Old Notes may be withdrawn at any time prior to 5:00 p.m., New York City time, on the Expiration Date.

     To withdraw a tender of Old Notes in the Exchange Offer, a telegram, telex, letter or facsimile transmission notice of withdrawal must be received by the Exchange Agent at its address set forth herein prior to 5:00 p.m., New York City time, on the Expiration Date. Any such notice of withdrawal must (i) specify the name of the person having deposited the Old Notes to be withdrawn (the "Depositor"), (ii) identify the Old Notes to be withdrawn (including the certificate number(s) and principal amount of such Old Notes, or, in the case of Old Notes transferred by book-entry transfer, the name and number of the account at the Book-Entry Transfer Facility to be credited), (iii) be signed by the holder in the same manner as the original signature on the Letter of Transmittal by which such Old Notes were tendered (including any required signature guarantees) or be accompanied by documents of transfer sufficient to have the Trustee with respect to the Old Notes register the transfer of such Old Notes into the name of the person withdrawing the tender and (iv) specify the name in which any such Old Notes are to be registered, if different from that of the Depositor. All questions as to the validity, form and eligibility (including time of receipt) of such notices will be determined by the Company, whose determination shall be final and binding on all parties. Any Old Notes so withdrawn will be deemed not to have been validly tendered for purposes of the Exchange Offer and no Exchange Notes will be issued with respect thereto unless the Old Notes so withdrawn are validly retendered. Any Old Notes which have been tendered but which are not accepted for exchange will be returned to the holder thereof without cost to such holder as soon as practicable after withdrawal, rejection of tender or termination of the Exchange Offer. Properly withdrawn Old Notes may be retendered by following one of the procedures described above under "--Procedures for Tendering" at any time prior to the Expiration Date.

CONDITIONS

     Notwithstanding any other term of the Exchange Offer, the Company shall not be required to accept for exchange, or exchange Exchange Notes for, any Old Notes, and may terminate or amend the Exchange Offer as provided herein before the acceptance of such Old Notes, if:

          (a) any action or proceeding is instituted or threatened in any court or by or before any governmental agency with respect to the Exchange Offer which, in the sole judgment of the Company, might materially impair the ability of the Company to proceed with the Exchange Offer or any material adverse development has occurred in any existing action or proceeding with respect to the Company or any of its subsidiaries; or

          (b) any law, statute, rule, regulation or interpretation by the staff of the Commission is proposed, adopted or enacted, which, in the sole judgment of the Company, might materially impair the ability of the Company to proceed with the Exchange Offer or materially impair the contemplated benefits of the Exchange Offer to the Company; or

          (c) any governmental approval has not been obtained, which approval the Company shall, in its sole discretion, deem necessary for the consummation of the Exchange Offer as contemplated hereby.

     If the Company determines in its sole discretion that any of the conditions are not satisfied, the Company may (i) refuse to accept any Old Notes and return all tendered Old Notes to the tendering holders, (ii) extend the Exchange Offer and retain all Old Notes tendered prior to the expiration of the Exchange Offer, subject, however, to the rights of holders to withdraw such Old Notes (see "-- Withdrawal of Tenders") or (iii) waive such unsatisfied conditions with respect to the Exchange Offer and accept all properly tendered Old Notes which have not been withdrawn.

SENIOR NOTES EXCHANGE AGENT

     The State Street Bank and Trust Company has been appointed as Exchange Agent for the exchange of Senior Exchange Notes for Old Senior Notes pursuant to the Exchange Offer. Questions and requests for assistance, requests for additional copies of this Prospectus or of the Letter of Transmittal and requests for Notice of Guaranteed Delivery should be directed to the Exchange Agent addressed as follows:

                  By Mail:                                    Overnight Courier:
     State Street Bank and Trust Company              State Street Bank and Trust Company
         Corporate Trust Department                       Corporate Trust Department
                P.O. Box 778                                Two International Place
         Boston, Massachusetts 02102                      Boston, Massachusetts 02110
        Attention: Sandra Szczsponik                     Attention: Sandra Szczsponik
    By Hand in New York (as Drop Agent):                      By Hand in Boston:
  State Street Bank and Trust Company, N.A.           State Street Bank and Trust Company
                 61 Broadway                                Two International Place
   Concourse Level, Corporate Trust Window         Fourth Floor, Corporate Trust Department
          New York, New York 10006                        Boston, Massachusetts 02110
           Facsimile Transmission:                           Confirm by Telephone:
      (For Eligible Institutions Only)                          (617) 664-5314
               (617) 664-5739

     DELIVERY TO AN ADDRESS OTHER THAN SET FORTH ABOVE WILL NOT CONSTITUTE A VALID DELIVERY.

SENIOR SUBORDINATED NOTES EXCHANGE AGENT

     Chase Bank of Texas, National Association has been appointed as Exchange Agent for the exchange of Senior Subordinated Exchange Notes for Old Senior Subordinated Notes pursuant to the Exchange Offer. Questions and requests for assistance, requests for additional copies of this Prospectus or the Letter of Transmittal and requests for Notice of Guaranteed Delivery should be directed to the Exchange Agent addressed as follows:

      By Registered or Certified Mail:              By Hand or Overnight Delivery Service:
  Chase Bank of Texas, National Association        Chase Bank of Texas, National Association
          Corporate Trust Services                         Corporate Trust Services
                P.O. Box 2320                            1201 Main Street, 18th Floor
          Dallas, Texas 75221-2320                            Dallas, Texas 75202
           Attention: Frank Ivina                           Attention: Frank Ivina
          Facsimile Transmissions:                           Confirm by Telephone:
      (For Eligible Institutions Only)                 (For Eligible Institutions Only)
               (214) 672-5746                                  (214) 672-5125 or
                                                                (800) 275-2048

     DELIVERY TO AN ADDRESS OTHER THAN SET FORTH ABOVE WILL NOT CONSTITUTE A VALID DELIVERY.

FEES AND EXPENSES

     The expenses of soliciting tenders will be borne by the Company. The principal solicitation is being made by mail; however, additional solicitation may be made by telegraph, telecopy, telephone or in person by officers and regular employees of the Company and its affiliates.

     The Company has not retained any dealer-manager in connection with the Exchange Offer and will not make any payments to brokers, dealers, or others soliciting acceptances of the Exchange Offer. The Company, however, will pay the Exchange Agent reasonable and customary fees for its services and will reimburse it for its reasonable out-of pocket expenses in connection therewith.

     The cash expenses to be incurred in connection with the Exchange Offer will be paid by the Company. Such expenses include fees and expenses of the Exchange Agent and Trustee, accounting and legal fees and printing costs, among others.

ACCOUNTING TREATMENT

     The Exchange Notes will be recorded at the same carrying value as the Old Notes, which is face value, as reflected in the Company's accounting records on the date of exchange. Accordingly, no gain or loss for accounting purposes will be recognized by the Company. The expenses of the Exchange Offer will be expensed over the term of the Exchange Notes.

CONSEQUENCES OF FAILURE TO EXCHANGE

     The Old Notes that are not exchanged for Exchange Notes pursuant to the Exchange Offer will remain restricted securities. Accordingly, such Old Notes may be resold only (i) to the Company (upon redemption thereof or otherwise),
(ii) so long as the Old Notes are eligible for resale pursuant to Rule 144A, to a person inside the United States whom the seller reasonably believes is a qualified institutional buyer within the meaning of Rule 144A under the Securities Act in a transaction meeting the requirements of Rule 144A, in accordance with Rule 144 under the Securities Act, or pursuant to another exemption from the registration requirements of the Securities Act (and based upon an opinion of counsel reasonably acceptable to the Company), (iii) outside the United States to a foreign person in a transaction meeting the requirements of Rule 904 under the Securities Act, or (iv) pursuant to an effective registration statement under the Securities Act, in each case in accordance with any applicable securities laws of any state of the United States.

RESALE OF THE EXCHANGE NOTES

     With respect to resales of Exchange Notes, based on interpretations by the staff of the Commission set forth in no-action letters issued to third parties, the Company believes that a holder or other person who receives Exchange Notes, whether or not such person is the holder (other than a person that is an "affiliate" of the Company within the meaning of Rule 405 under the Securities
Act) who receives Exchange Notes in exchange for Old Notes in the ordinary course of business and who is not participating, does not intend to participate, and has no arrangement or understanding with any person to participate, in the distribution of the Exchange Notes, will be allowed to resell the Exchange Notes to the public without further registration under the Securities Act and without delivering to the purchasers of the Exchange Notes a prospectus that satisfies the requirements of Section 10 of the Securities Act. However, if any holder acquires Exchange Notes in the Exchange Offer for the purpose of distributing or participating in a distribution of the Exchange Notes, such holder cannot rely on the position of the staff of the Commission enunciated in such no-action letters or any similar interpretive letters, and must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale transaction, unless an exemption from registration is otherwise available. Further, each Participating Broker-Dealer that receives Exchange Notes for its own account in exchange for Old Notes, where such Old Notes were acquired by such Participating Broker-Dealer as a result of market-making activities or other trading activities, must acknowledge that it will deliver a prospectus in connection with any resale of such Exchange Notes.

     As contemplated by these no-action letters and the Registration Rights Agreements, each holder accepting the Exchange Offer is required to represent to the Company in the Letter of Transmittal that (i) the Exchange Notes are to be acquired by the holder or the person receiving such Exchange Notes, whether or not such person is the holder, in the ordinary course of business, (ii) the holder or any such other person (other than a broker-dealer referred to in the next sentence) is not engaging and does not intend to engage, in the distribution of the Exchange Notes, (iii) the holder or any such other person has no arrangement or understanding with any person to participate in the distribution of the Exchange Notes, (iv) neither the holder nor any such other person is an "affiliate" of the Company within the meaning of Rule 405 under the Securities Act, and (v) the holder or any such other person acknowledges that if such holder or other person participates in the Exchange Offer for the purpose of distributing the Exchange Notes it must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale of the Exchange Notes and cannot rely on those no-action letters. As indicated above, each Participating Broker-Dealer that receives Exchange Notes for its own account in exchange for Old Notes must acknowledge that it will deliver a prospectus in connection with any resale of such Exchange Notes. For a description of the procedures for such resales by Participating Broker-Dealers, see "Plan of Distribution."

     The form and terms of the Exchange Notes are the same as the form and terms of the Old Notes (which they replace) except that (i) the Exchange Notes bear a Series B designation, (ii) the Exchange Notes have been registered under the Securities Act and, therefore, will not bear legends restricting the transfer thereof, and (iii) the holders of Exchange Notes will not be entitled to certain rights under the Registration Rights Agreements, including the provisions providing for an increase in the interest rate on the Old Notes in certain circumstances relating to the timing of the Exchange Offer, which rights will terminate when the Exchange Offer is consummated.

                    CERTAIN FEDERAL INCOME TAX CONSEQUENCES

     The following discussion is based on the current provisions of the Internal Revenue Code of 1986, as amended (the "Code"), applicable Treasury regulations, judicial authority and administrative rulings and practice. There can be no assurance that the Internal Revenue Service (the "Service") will not take a contrary view, and no ruling from the Service has been or will be sought. Legislative, judicial or administrative changes or interpretations may be forthcoming that could alter or modify the statements and conditions set forth herein. Any such changes or interpretations may or may not be retroactive and could affect the tax consequences to holders. Certain holders (including insurance companies, tax-exempt organizations, financial institutions, broker-dealers, foreign corporations and persons who are not citizens or residents of the United States) may be subject to special rules not discussed below. The Company recommends that each holder consult such holder's own tax advisor as to the particular tax consequences of exchanging such holder's Old Notes for Exchange Notes, including the applicability and effect of any state, local or foreign tax laws.

     The Company believes that the exchange of Old Notes for Exchange Notes pursuant to the Exchange Offer will not be treated as an "exchange" for federal income tax purposes because the Exchange Notes will not be considered to differ materially in kind or extent from the Old Notes. Rather, the Exchange Notes received by a holder will be treated as a continuation of the Old Notes in the hands of such holder. As a result, there will be no federal income tax consequences to holders exchanging Old Notes for Exchange Notes pursuant to the Exchange Offer.

                              PLAN OF DISTRIBUTION

     Each Participating Broker-Dealer that receives Exchange Notes for its own account pursuant to the Exchange Offer must acknowledge that it will deliver a prospectus in connection with any resale of such Exchange Notes. This Prospectus, as it may be amended or supplemented from time to time, may be used by a Participating Broker-Dealer in connection with resales of Exchange Notes received in exchange for Old Notes where such Old Notes were acquired as a result of market-making activities or other trading activities. The Company has agreed that for a period of 180 days after the Expiration Date, they will make this Prospectus, as amended or supplemented, available to any Participating Broker-Dealer for use in connection with any such resale. In addition, until
               , 1998 (90 days after the commencement of the Exchange Offer), all dealers effecting transactions in the Exchange Notes may be required to deliver a prospectus.

     The Company will not receive any proceeds from any sales of the Exchange Notes by Participating Broker Dealers. Exchange Notes received by Participating Broker-Dealers for their own account pursuant to the Exchange Offer may be sold from time to time in one or more transactions in the over-the-counter market, in negotiated transactions, through the writing of options on the Exchange Notes or a combination of such methods of resale, at market prices prevailing at the time of resale, at prices related to such prevailing market prices or negotiated prices. Any such resale may be made directly to purchasers or to or through brokers or dealers who may receive compensation in the form of commissions or concessions from any such Participating Broker-Dealer and/or the purchasers of any such Exchange Notes. Any Participating Broker-Dealer that resells the Exchange Notes that were received by it for its own account pursuant to the Exchange Offer and any broker or dealer that participates in a distribution of such Exchange Notes may be deemed to be an "underwriter" within the meaning of the Securities Act and any profit on any such resale of Exchange Notes and any commissions or concessions received by any such persons may be deemed to be underwriting compensation under the Securities Act. The Letter of Transmittal states that by acknowledging that it will deliver and by delivering a prospectus, a Participating Broker-Dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act.

     For a period of 180 days after the Expiration Date the Company will promptly send additional copies of this Prospectus and any amendment or supplement to this Prospectus to any Participating Broker-Dealer that requests such documents in the Letter of Transmittal.

                                    EXPERTS

     The consolidated financial statements as of September 30, 1997 and 1996 and for each of the three years in the period ended September 30, 1997 included and incorporated by reference in this Prospectus have been audited by Deloitte & Touche LLP, independent auditors, as stated in their reports, which are included and incorporated by reference herein, and have been so included in reliance upon the reports of such firm given their authority as experts in accounting and auditing.

                                 LEGAL MATTERS

     The validity of the issuance of the Exchange Notes offered hereby will be passed upon for the Company by Kirkland & Ellis (a partnership including professional corporations), Chicago, Illinois.

                 GAYLORD CONTAINER CORPORATION AND SUBSIDIARIES

                         INDEX TO FINANCIAL STATEMENTS

                                                              PAGE
                                                              ----
Independent Auditors' Report................................   F-2
Consolidated Balance Sheets at September 30, 1997 and
  1996......................................................   F-3
Consolidated Statements of Operations for the Years Ended
  September 30, 1997, 1996 and 1995.........................   F-4
Consolidated Statements of Stockholders' Equity for the
  Years Ended September 30, 1997, 1996 and 1995.............   F-5
Consolidated Statements of Cash Flows for the Years Ended
  September 30, 1997, 1996 and 1995.........................   F-6
Notes to Consolidated Financial Statements..................   F-7
Unaudited Condensed Consolidated Balance Sheets at December
  31, 1997 and September 30, 1996...........................  F-30
Unaudited Consolidated Statements of Operations for the
  three months ended December 31, 1997 and 1996.............  F-31
Unaudited Consolidated Statements of Cash Flows for the
  three months ended December 31, 1997 and 1996.............  F-32
Notes to Unaudited Condensed Consolidated Financial
  Statements................................................  F-33

                          INDEPENDENT AUDITORS' REPORT

Gaylord Container Corporation:

     We have audited the accompanying consolidated balance sheets of Gaylord Container Corporation and its subsidiaries (the Company) at September 30, 1997 and 1996 and the related consolidated statements of operations, of stockholders' equity and of cash flows for each of the three years in the period ended September 30, 1997. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

     We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, such consolidated financial statements present fairly, in all material respects, the financial position of the Company at September 30, 1997 and 1996 and the results of its operations and its cash flows for each of the three years in the period ended September 30, 1997 in conformity with generally accepted accounting principles.

DELOITTE & TOUCHE LLP

Chicago, Illinois
October 30, 1997 (February 13, 1998 as to Note 19)

                 GAYLORD CONTAINER CORPORATION AND SUBSIDIARIES

                          CONSOLIDATED BALANCE SHEETS

                                                                   SEPTEMBER 30,
                                                                -------------------
                                                                 1997         1996
                                                                 ----         ----
                                                                   (IN MILLIONS)
ASSETS
Current assets:
  Cash and equivalents......................................    $  6.1       $ 39.2
  Trade receivables (less allowances of $5.5 and $6.9,
     respectively) (Note 9).................................     100.6        111.0
  Inventories (Note 5)......................................      77.4         70.4
  Prepaid expenses..........................................       5.4          2.2
  Deferred income taxes (Note 8)............................       4.7          5.1
  Other.....................................................      10.0          8.2
                                                                ------       ------
     Total current assets...................................     204.2        236.1
Property -- net (Notes 6 and 14)............................     586.1        612.3
Other assets:
  Deferred charges (Note 7).................................      18.0         18.6
  Deferred income taxes (Note 8)............................      71.2         16.8
  Other (Notes 4 and 9).....................................      50.4         49.2
                                                                ------       ------
     Total..................................................    $929.9       $933.0
                                                                ======       ======
LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
  Current maturities of long-term debt (Note 9).............    $ 14.4       $ 11.3
  Trade payables............................................      65.2         60.8
  Accrued interest payable..................................      26.3         27.3
  Accrued and other liabilities (Note 10)...................      61.4         66.9
                                                                ------       ------
     Total current liabilities..............................     167.3        166.3
                                                                ------       ------
Long-term debt (Note 9).....................................     701.7        623.1
Other long-term liabilities (Note 10).......................      26.3         29.1
Commitments and contingencies (Note 16).....................        --           --
Stockholders' equity (Notes 11, 12 and 13)
  Class A common stock......................................        --           --
  Capital in excess of par value............................     175.6        173.5
  Retained deficit (Note 9).................................    (128.1)       (46.1)
  Common stock in treasury -- at cost.......................     (11.4)       (11.7)
  Recognition of minimum pension liability (Note 15)........      (1.5)        (1.2)
                                                                ------       ------
     Total stockholders's equity............................      34.6        114.5
                                                                ------       ------
       Total................................................    $929.9       $933.0
                                                                ======       ======

                See notes to consolidated financial statements.

                 GAYLORD CONTAINER CORPORATION AND SUBSIDIARIES

                     CONSOLIDATED STATEMENTS OF OPERATIONS

                                                                  FOR THE YEARS ENDED SEPTEMBER 30,
                                                                -------------------------------------
                                                                  1997          1996          1995
                                                                  ----          ----          ----
                                                                (IN MILLIONS, EXCEPT PER SHARE DATA)
Net sales...................................................    $ 759.3        $922.0       $1,051.4
Cost of goods sold..........................................      717.3         716.2          755.0
                                                                -------        ------       --------
Gross margin................................................       42.0         205.8          296.4
Selling and administrative costs............................      (81.1)        (99.1)         (95.5)
Non-recurring operating charges (Note 2)....................         --          (8.1)          (5.4)
                                                                -------        ------       --------
     Operating earnings (loss)..............................      (39.1)         98.6          195.5
Interest expense -- net (Note 9)............................      (80.7)        (78.3)         (86.1)
Other income (expense) -- net...............................       (1.6)         (0.2)           0.6
                                                                -------        ------       --------
Income (loss) before income taxes...........................     (121.4)         20.1          110.0
Income tax (provision) benefit (Note 8).....................       47.1          (8.3)          24.2
                                                                -------        ------       --------
Income (loss) before extraordinary item.....................      (74.3)         11.8          134.2
Extraordinary loss (Note 3).................................       (7.7)         (3.2)            --
                                                                -------        ------       --------
     Net income (loss)......................................    $ (82.0)       $  8.6       $  134.2
                                                                =======        ======       ========
Earnings (loss) per share (Note 19):
Basic:
  Income (loss) before extraordinary item...................    $ (1.40)       $ 0.22       $   2.49
  Extraordinary loss (Note 3)...............................      (0.15)        (0.06)            --
                                                                -------        ------       --------
  Net income (loss).........................................    $ (1.55)       $ 0.16       $   2.49
                                                                =======        ======       ========
Diluted(1):
  Income before extraordinary item..........................    $    --        $ 0.22       $   2.44
  Extraordinary loss (Note 3)...............................         --         (0.06)            --
                                                                -------        ------       --------
  Net income................................................    $    --        $ 0.16       $   2.44
                                                                =======        ======       ========

---------------

(1) Not presented where the effect of potential shares is antidilutive.

                See notes to consolidated financial statements.

                 GAYLORD CONTAINER CORPORATION AND SUBSIDIARIES

                CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY

                                                  COMMON STOCK
                                   -------------------------------------------
                                         CLASS A                CLASS B          CAPITAL IN   RETAINED      TREASURY STOCK
                                   --------------------   --------------------   EXCESS OF    EARNINGS    -------------------
                                     SHARES     DOLLARS     SHARES     DOLLARS   PAR VALUE    (DEFICIT)    SHARES     DOLLARS
                                     ------     -------     ------     -------   ----------   ---------    ------     -------
                                                                     (DOLLARS IN MILLIONS)
Balance at September 30, 1994....  48,510,859     $--      5,266,273     $--       $170.5      $(188.9)      82,978   $ (0.8)
Net income.......................          --      --             --      --           --        134.2           --       --
Options exercised................     306,648      --             --      --          1.5           --           --       --
Mandatory conversion of Class B
  Common Stock (Note 12).........   5,250,082      --     (5,250,082)     --           --           --           --       --
Restricted stock -- net..........      40,750      --             --      --           --           --           --       --
Adjustment of minimum pension
  liability......................          --      --             --      --           --           --           --       --
Other............................      16,191      --        (16,191)     --          0.6           --      (35,975)     0.4
                                   ----------     ---     ----------     ---       ------      -------    ---------   ------
Balance at September 30, 1995....  54,124,530      --             --      --        172.6        (54.7)      47,003     (0.4)
Net income.......................          --      --             --      --           --          8.6           --       --
Stock repurchased................          --      --             --      --           --           --    1,570,500    (11.6)
Options exercised................     122,981      --             --      --          0.6           --           --       --
Restricted stock -- net..........      22,500      --             --      --           --           --           --       --
Adjustment of minimum pension
  liability......................          --      --             --      --           --           --           --       --
Other............................          --      --             --      --          0.3           --      (35,725)     0.3
                                   ----------     ---     ----------     ---       ------      -------    ---------   ------
Balance at September 30, 1996....  54,270,011      --             --      --        173.5        (46.1)   1,581,778    (11.7)
Net income.......................          --      --             --      --           --        (82.0)          --       --
Options exercised................     244,953      --             --      --          1.8           --           --       --
Restricted stock -- net..........      58,200      --             --      --           --           --           --       --
Adjustment of minimum pension
  liability......................          --      --             --      --           --           --           --       --
Other............................          --      --             --      --          0.3           --      (35,575)     0.3
                                   ----------     ---     ----------     ---       ------      -------    ---------   ------
Balance at September 30, 1997....  54,573,164     $--             --     $--       $175.6      $(128.1)   1,546,203   $(11.4)
                                   ==========     ===     ==========     ===       ======      =======    =========   ======


                                                   TOTAL
                                    MINIMUM    STOCKHOLDERS'
                                    PENSION       EQUITY
                                   LIABILITY     (DEFICIT)
                                   ---------   -------------
                                     (DOLLARS IN MILLIONS)
Balance at September 30, 1994....    $(4.6)       $(23.8)
Net income.......................       --         134.2
Options exercised................       --           1.5
Mandatory conversion of Class B
  Common Stock (Note 12).........       --            --
Restricted stock -- net..........       --            --
Adjustment of minimum pension
  liability......................      0.3           0.3
Other............................       --           1.0
                                     -----        ------
Balance at September 30, 1995....     (4.3)        113.2
Net income.......................       --           8.6
Stock repurchased................       --         (11.6)
Options exercised................       --           0.6
Restricted stock -- net..........       --            --
Adjustment of minimum pension
  liability......................      3.1           3.1
Other............................       --           0.6
                                     -----        ------
Balance at September 30, 1996....     (1.2)        114.5
Net income.......................       --         (82.0)
Options exercised................       --           1.8
Restricted stock -- net..........       --            --
Adjustment of minimum pension
  liability......................     (0.3)         (0.3)
Other............................       --           0.6
                                     -----        ------
Balance at September 30, 1997....    $(1.5)       $ 34.6
                                     =====        ======

                See notes to consolidated financial statements.

                 GAYLORD CONTAINER CORPORATION AND SUBSIDIARIES

                     CONSOLIDATED STATEMENTS OF CASH FLOWS

                                                                FOR THE YEARS ENDED SEPTEMBER 30,
                                                                ---------------------------------
                                                                 1997         1996         1995
                                                                 ----         ----         ----
                                                                          (IN MILLIONS)
CASH FLOWS FROM OPERATIONS:
Net income (loss)...........................................    $ (82.0)     $   8.6      $ 134.2
Adjustments to reconcile net income (loss) to net cash
  provided by (used for) operations:
  Extraordinary loss........................................        7.7          3.2           --
  Depreciation and amortization.............................       65.1         64.5         64.8
  Non-cash interest expense.................................         --         31.2         46.7
  Deferred income taxes.....................................      (48.9)         1.8        (28.0)
  Non-recurring charges.....................................         --          8.1          5.4
  Acquisition restructuring expenditures....................       (0.4)        (0.7)        (1.0)
  Change in current assets and liabilities, excluding
     acquisitions and dispositions:
     Receivables............................................       12.0         29.4        (18.2)
     Inventories............................................       (6.7)        (1.7)       (13.5)
     Prepaid expenses and other current assets..............       (4.9)         0.5         (3.2)
     Accounts payable and other accrued liabilities.........       (7.5)        21.3          8.2
  Other -- net..............................................       (0.9)        (1.8)        (1.2)
                                                                -------      -------      -------
Net cash provided by (used for) operations..................      (66.5)       164.4        194.2
                                                                -------      -------      -------
CASH FLOWS FROM INVESTMENTS:
  Capital expenditures......................................      (31.1)       (54.8)       (58.9)
  Capitalized interest......................................       (0.8)        (0.8)        (2.3)
  Proceeds from asset sales.................................        1.9          2.6          3.5
  Other investments -- net..................................       (3.7)          --         (3.6)
                                                                -------      -------      -------
Net cash used for investments...............................      (33.7)       (53.0)       (61.3)
                                                                -------      -------      -------
CASH FLOWS FROM FINANCING:
  Treasury stock purchases..................................         --        (11.6)          --
  Early extinguishment of debt (Notes 3 and 9)..............     (189.7)       (77.7)       (89.9)
  Issuance of senior notes (Notes 3 and 9)..................      225.0           --           --
  Senior debt repayments....................................      (10.4)       (15.6)       (25.8)
  Debt issuance costs.......................................       (5.6)        (0.5)        (3.4)
  Revolving credit agreement borrowings -- net..............       47.0           --           --
  Other financing -- net....................................        0.8          0.7          1.3
                                                                -------      -------      -------
Net cash provided by (used for) financing...................       67.1       (104.7)      (117.8)
                                                                -------      -------      -------
NET INCREASE (DECREASE) IN CASH AND EQUIVALENTS.............      (33.1)         6.7         15.1
Cash and equivalents, beginning of year.....................       39.2         32.5         17.4
                                                                -------      -------      -------
Cash and equivalents, end of year...........................    $   6.1      $  39.2      $  32.5
                                                                =======      =======      =======

                See notes to consolidated financial statements.

                 GAYLORD CONTAINER CORPORATION AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

1. GENERAL/SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Nature of Operations -- Gaylord Container Corporation (including its subsidiaries, the Company) is engaged in the integrated production, conversion and sale of paper packaging products. The Company is a major national manufacturer and distributor of corrugated containers, corrugated sheets, containerboard, unbleached kraft paper, multiwall bags and, through a wholly owned, independently operated subsidiary, specialty chemicals. Corrugated containers and sheets, multiwall bags and solid fibre products collectively represent approximately 80 percent of the Company's net sales while the remaining 20 percent primarily consists of containerboard and unbleached kraft paper sales. Corrugated containers are produced to customer order primarily for use in shipping their products and as point-of-sale displays. Containerboard, consisting of linerboard and corrugating medium, is the principal raw material used to manufacture corrugated containers and corrugated sheets. The Company also produces unbleached kraft paper which it converts into multiwall bags or, through a joint venture, into grocery bags and sacks or sells to independent converters.

     The Company's facilities, which are located throughout the United States, consist of three containerboard and paper mills, 14 corrugated container plants, four sheet feeder plants, two multiwall bag plants, a preprint and graphics center, a cogeneration facility and, through a wholly owned, independently operated subsidiary, a specialty chemical facility.

Use of Estimates -- The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results may differ from such estimates.

Summary of Significant Accounting Policies -- The Company's accounting policies conform to generally accepted accounting principles. Significant policies followed are described below:

     Basis of Consolidation -- The consolidated financial statements at September 30, 1997 and 1996 and for the years ended September 30, 1997 (Fiscal
1997), September 30, 1996 (Fiscal 1996) and September 30, 1995 (Fiscal 1995) include all the accounts of the Company after elimination of intercompany transactions and balances. The Company operates on a 52/53-week fiscal year. Fiscal 1997 and Fiscal 1995 were 52-week fiscal years, while Fiscal 1996 was a 53-week fiscal year. Certain amounts for Fiscal 1996 and Fiscal 1995 have been reclassified to conform with the current year presentation.

     Revenue Recognition -- Sales are recognized when the Company's products are shipped. Shipments to companies with which the Company has reciprocal purchase agreements (Exchange Partners) are not recognized as sale transactions in the statement of operations. In the balance sheet, however, trade receivables due from and trade payables due to Exchange Partners are not eliminated because a contractual right of offset does not exist.

     Cash and Equivalents -- The Company considers all highly liquid debt instruments, including time deposits, bank repurchase agreements and commercial paper, with an original or purchased maturity of three months or less, to be cash equivalents.

     Inventories are stated at the lower of cost or market value. Cost includes materials, transportation, direct labor and manufacturing overhead. Cost is determined by the last-in, first-out (LIFO) method of inventory valuation.

     Property is stated at cost, including interest expense capitalized during construction periods. Maintenance and repairs are charged to expense as incurred. The Company reviews its property and equipment for impairment whenever events or changes in circumstances indicate that the carrying amount of such assets may not be recoverable.

     Depreciation is computed using the straight-line method over estimated useful lives ranging from 10 to 45 years for buildings and improvements and 3 to 20 years for machinery and equipment.

                 GAYLORD CONTAINER CORPORATION AND SUBSIDIARIES

     Deferred Financing Costs -- Costs incurred in connection with the issuance of long-term debt or other financing arrangements are capitalized. Amortization of deferred financing costs is computed using the straight-line method over the term of the related debt and is reported as interest expense.

     Investment in Affiliates -- The equity method of accounting is applied to affiliates in which the Company's ownership interest is greater than 20 percent but less than or equal to 50 percent. Goodwill is recognized for investments in affiliates where cost exceeds the Company's equity in net assets acquired. In general, goodwill is amortized over the average remaining useful life of the unconsolidated affiliate's property, plant and equipment or such shorter period as circumstances indicate. The Company's proportionate share of earnings in unconsolidated affiliates accounted for by the equity method, net of amortization of goodwill, is included in "Other income (expense) -- net" in the Company's statement of operations. The cost method of accounting is applied to affiliates in which the Company's ownership interest is less than or equal to 20 percent.

     Income Taxes -- Deferred income taxes are provided using the liability method for those items for which the period of reporting differs for financial reporting and income tax purposes in accordance with Financial Accounting Standard No. 109, "Accounting for Income Taxes" (see Note 8).

     Business Segment -- The Company is an integrated manufacturer of paper packaging products including corrugated containers, corrugated sheets, preprinted linerboard, containerboard, unbleached kraft paper and multiwall bags.

     Earnings (Loss) Per Share -- Amounts previously reported have been restated upon the adoption of Statement of Financial Accounting Standards No. 128, "Earnings Per Share" (see Note 19).

2. NON-RECURRING OPERATING CHARGES

     In the fourth quarter of Fiscal 1996, the Company recorded a $8.1 million pre-tax charge for costs associated with a staff reduction program. The staff reduction program, which eliminated approximately 8 percent of the Company's salaried positions, will reduce future administrative and overhead costs. In Fiscal 1995, the Company recorded a $5.4 million non-recurring charge for costs associated with an early retirement option accepted by certain hourly employees at the Antioch, California mill, which was designed to reduce future unit labor costs.

3. EXTRAORDINARY ITEMS

     During Fiscal 1997, the Company issued $225 million principal amount of 9 3/4% Senior Notes due 2007 (the New Notes) and used the proceeds to redeem and retire all its outstanding 11 1/2% Senior Notes ($179.7 million principal amount) due 2001 (the Old Notes) and to repay borrowings under the revolving portion of its credit agreements. In conjunction with the redemption, approximately $2.8 million of deferred financing fees were written off. The early retirement of debt resulted in an extraordinary loss of $7.7 million, net of an income tax benefit of $5.0 million.

     During Fiscal 1996, the Company repurchased and retired approximately $75.2 million principal amount of its publicly traded debt securities. In conjunction with the repurchases, approximately $1.5 million of deferred financing fees were written off. These transactions resulted in an extraordinary loss of $3.2 million, net of an income tax benefit of $2.3 million.

4. INVESTMENT IN AFFILIATES

     On July 12, 1996, the Company contributed grocery bag manufacturing net assets with a carrying value of approximately $32.3 million (of which Property -- net accounted for approximately $25.1 million), to S&G Packaging Company, L.L.C. (S&G Packaging), a joint venture with Stone Container Corporation, in

                 GAYLORD CONTAINER CORPORATION AND SUBSIDIARIES exchange for a 35 percent equity interest in the new company. The Company has the option to increase its ownership interest by an additional 15 percent before July 2001. Beginning July 13, 1996, the financial results of S&G Packaging were reported on the equity method of accounting. Product sales to S&G Packaging during Fiscal 1997 and Fiscal 1996 were approximately $38.4 million and $6.8 million, respectively.

     The Company owns a 50 percent interest in Gaylord Central National, Inc.
(GCN), a joint venture corporation formed with Central National-Gottesman, Inc. GCN is the primary agent for the Company's export sales of containerboard. Product sales to GCN during Fiscal 1997, Fiscal 1996 and Fiscal 1995 were approximately $30.8 million, $38.2 million and $62.0 million, respectively.

     The Company has a 50 percent ownership interest in two corporations that, through wholly owned subsidiaries, produce corrugated sheets and corrugated containers in Mexico. Product sales to these companies during Fiscal 1997, Fiscal 1996, and Fiscal 1995 were approximately $4.9 million, $6.4 million and $4.1 million, respectively.

5. INVENTORIES

     Inventories consist of:

                                                                SEPTEMBER 30,
                                                              -----------------
                                                              1997        1996
                                                              ----        ----
                                                                (IN MILLIONS)
Finished products...........................................  $22.5       $16.3
In process..................................................   39.3        31.3
Raw materials...............................................    9.2         8.5
Supplies....................................................   15.0        14.3
                                                              -----       -----
                                                               86.0        70.4
LIFO valuation adjustment...................................   (8.6)         --
                                                              -----       -----
     Total..................................................  $77.4       $70.4
                                                              =====       =====

     In Fiscal 1996, the Company's total inventory quantities decreased. At the same time, inventory costs declined substantially, principally due to lower raw material costs. As a result of the combination of quantity and cost decreases, the LIFO valuation adjustment was reduced to zero. Approximately $1.4 million of the change was due to the decrease in quantities, which caused "Cost of goods sold" to be less than it would have been if such decrease had not occurred.

6. PROPERTY -- NET

     Property consists of:

                                                               SEPTEMBER 30,
                                                          -----------------------
                                                            1997           1996
                                                            ----           ----
                                                               (IN MILLIONS)
Land....................................................  $   17.6       $   15.5
Buildings and improvements..............................     142.7          127.4
Machinery and equipment.................................     884.4          848.5
Construction-in-progress................................      16.8           41.9
                                                          --------       --------
                                                           1,061.5        1,033.3
Accumulated depreciation................................    (475.4)        (421.0)
                                                          --------       --------
     Total..............................................  $  586.1       $  612.3
                                                          ========       ========

                 GAYLORD CONTAINER CORPORATION AND SUBSIDIARIES

7. DEFERRED CHARGES

     Deferred charges consist of:

                                                                SEPTEMBER 30,
                                                             -------------------
                                                              1997         1996
                                                              ----         ----
                                                                (IN MILLIONS)
Deferred financing costs...................................  $ 39.0       $ 40.1
Intangibles................................................     4.2          4.2
                                                             ------       ------
                                                               43.2         44.3
Accumulated amortization...................................   (25.2)       (25.7)
                                                             ------       ------
     Total.................................................  $ 18.0       $ 18.6
                                                             ======       ======

     Amortization of deferred charges during Fiscal 1997, Fiscal 1996 and Fiscal 1995 was approximately $3.6 million, $4.3 million and $7.4 million, respectively. During Fiscal 1997, the Company wrote off approximately $2.8 million of deferred financing fees related to the refinancing of the Old Notes, and deferred approximately $5.5 million of financing fees related to the New Notes. During Fiscal 1996, the Company wrote off approximately $1.5 million of deferred financing fees related to the repurchase and retirement of its publicly traded debt securities (see Note 3).

8. INCOME TAXES

     The components of the deferred income tax liabilities and assets, current and non-current, are as follows:

                                                                  SEPTEMBER 30,
                                                               -------------------
                                                                1997         1996
                                                                ----         ----
                                                                  (IN MILLIONS)
Current
Deferred tax assets:
  Inventory valuation......................................    $  4.7       $  5.1
                                                               ------       ------
Deferred tax asset.........................................    $  4.7       $  5.1
                                                               ======       ======
Non-Current
Deferred tax assets:
  Net operating loss.......................................    $137.2       $ 83.7
  Original issue discount..................................      58.6         59.2
  Asset write-down.........................................      41.9         41.0
  Debt restructuring expenses..............................       1.7          2.4
  Other long-term liabilities..............................       3.0          5.6
  Deferred compensation....................................       9.5          5.5
  Other....................................................      12.7         11.8
                                                               ------       ------
     Sub-total.............................................     264.6        209.2
                                                               ------       ------
Deferred tax liabilities:
  Depreciation.............................................     179.1        178.6
  Capitalized interest.....................................      12.5         12.2
  Other....................................................       1.8          1.6
                                                               ------       ------
     Sub-total.............................................     193.4        192.4
                                                               ------       ------
Net non-current deferred tax asset.........................    $ 71.2       $ 16.8
                                                               ======       ======

     The current income tax provision for Fiscal 1997, Fiscal 1996 and Fiscal 1995, principally for state income taxes and Alternative Minimum Tax (AMT), was $1.9 million, $4.2 million and $3.8 million,

                 GAYLORD CONTAINER CORPORATION AND SUBSIDIARIES respectively. The deferred income tax benefit for Fiscal 1997 and Fiscal 1995 was $54.0 million and $28.0 million, respectively. The deferred income tax provision for Fiscal 1996 was $1.8 million, net of the deferred tax benefit related to the extraordinary loss (see Note 3). Deferred income taxes result from temporary differences in the period of reporting revenues, expenses and credits in the financial statements and income tax return. Such temporary differences for Fiscal 1997, Fiscal 1996 and Fiscal 1995 and their related deferred income tax provision (benefit) follow:

                                                           YEAR ENDED SEPTEMBER 30,
                                                          --------------------------
                                                           1997      1996      1995
                                                           ----      ----      ----
                                                                (IN MILLIONS)
Depreciation expense..................................    $  0.5    $  1.4    $  5.8
Original issue discount...............................       0.6     (18.1)       --
Asset write-down......................................      (0.9)      8.0      (0.6)
Restructuring fees....................................       0.7       0.9       0.9
Inventory differences.................................       0.4       1.7      (0.8)
Net operating loss....................................     (53.5)     11.6      45.6
Change in valuation allowance.........................        --        --     (75.3)
Other -- net..........................................      (1.8)     (3.7)     (3.6)
                                                          ------    ------    ------
  Total deferred income tax provision (benefit).......    $(54.0)   $  1.8    $(28.0)
                                                          ======    ======    ======

     In Fiscal 1995, the future realization of tax benefits relating to prior net operating losses became more likely than not due to the Company's improved operating performance and future economic outlook. Thus in Fiscal 1995, the Company reduced a previously recorded valuation allowance to zero.

     Although realization is not assured, management believes it is more likely than not that all of the Company's deferred tax assets will be realized. Management believes anticipated future taxable income, including but not limited to the reversal of existing temporary differences and implementation of tax planning strategies, if needed, will be sufficient to allow the future realization of its deferred tax assets at September 30, 1997.

     At September 30, 1997, the Company had cumulative regular net operating loss carryforwards of approximately $350 million, which may be carried forward and expire at various dates through the year 2012. At September 30, 1997, AMT net operating losses of approximately $131 million are available to be carried back or carried forward. It is estimated that approximately $26 million of the AMT net operating loss will be carried back to Fiscal 1996. The remaining AMT net operating loss of $105 million may be carried forward through the year 2012. At September 30, 1997, AMT credits of approximately $5 million for tax purposes are expected to be refunded (during fiscal 1998) as a result of the AMT net operating loss carry back and approximately $4 million may be carried forward indefinitely to be applied against regular tax.

                 GAYLORD CONTAINER CORPORATION AND SUBSIDIARIES

     A reconciliation of income tax provision (benefit) to the amount computed by applying the statutory Federal income tax rates to the income (loss) before taxes follows (Dollars in millions):

                                                               YEAR ENDED SEPTEMBER 30,
                                     -----------------------------------------------------------------------------
                                              1997                       1996                       1995
                                     -----------------------    -----------------------    -----------------------
                                                                          PERCENTAGE OF              PERCENTAGE OF
                                               PERCENTAGE OF                 INCOME                     INCOME
                                                LOSS BEFORE                  BEFORE                     BEFORE
                                     AMOUNT    INCOME TAXES     AMOUNT    INCOME TAXES     AMOUNT    INCOME TAXES
                                     ------    -------------    ------    -------------    ------    -------------
Federal statutory income tax.....    $(42.5)        (35)%       $ 7.0          35%         $ 38.5          35%
State income taxes -- net of
  Federal benefit................      (4.6)         (4)          1.4           7             6.6           6
Reduction in valuation
  allowance......................        --          --            --          --           (75.3)        (68)
Other............................        --          --          (0.1)         --             6.0           5
                                     ------         ---         -----          --          ------         ---
     Total income tax provision
       (benefit).................    $(47.1)        (39)%       $ 8.3          42%         $(24.2)        (22)%
                                     ======         ===         =====          ==          ======         ===

9. LONG-TERM DEBT

     Long-term debt consists of the following:

                                                                  SEPTEMBER 30,
                                                               -------------------
                                                                1997         1996
                                                                ----         ----
                                                                  (IN MILLIONS)
Revolving Credit Facility (a)...............................   $   --       $   --
Trade Receivables Facility (b)..............................     47.0           --
Senior Notes, 9.75%, due June 2007 (c)......................    225.0           --
Senior Notes, 11.5%, due May 2001 (d).......................       --        179.7
Pollution control and industrial revenue bonds, interest at
  5.7% to 8.3%, due at various dates to 2008 (e)............     11.6         11.6
Capital lease obligations, interest at 7.6% to 11.8%, due at
  various dates to 2002 (f).................................     12.6         16.2
Other senior debt, interest at 6.5% to 9.0%, due at various
  dates to 1999.............................................     15.6         22.6
                                                               ------       ------
     Total senior debt                                          311.8        230.1
Senior Subordinated Discount Debentures, 12.75%, due May
  2005 (g)..................................................    404.3        404.3
                                                               ------       ------
     Total debt.............................................    716.1        634.4
Less current maturities.....................................    (14.4)       (11.3)
                                                               ------       ------
     Total..................................................   $701.7       $623.1
                                                               ======       ======

     Scheduled aggregate annual principal payments due on long-term debt during each of the next five years are (in millions) $14.4, $8.7, $5.8, $4.1 and $0.1, respectively.

     (a) At September 30, 1997, the Company's bank credit agreement (the Bank Credit Agreement) was comprised of a $175 million revolving credit facility due in June 2000 (the Revolving Credit Facility) and a $3.8 million standby letter of credit facility maturing in April 1999 (the L/C Facility). In Fiscal 1997, the Bank Credit Agreement was amended to permit the refinancing of the Old Notes (see Note 3) and to modify certain financial covenants allowing the Company greater financial flexibility. The Company is required to maintain and is in compliance with certain financial covenants including tests for current ratio, minimum net worth and minimum interest coverage. The level of the Company's annual capital expenditures is also limited by the Bank Credit Agreement.

                 GAYLORD CONTAINER CORPORATION AND SUBSIDIARIES

     All obligations under the Bank Credit Agreement are secured by liens on substantially all of the Company's assets. In connection with a trade receivables-backed revolving credit facility, the Company sells on an ongoing basis substantially all of its accounts receivable to a wholly owned, special purpose subsidiary, and such accounts receivable are not subject to a lien under the Bank Credit Agreement (see (b) below).

     The Revolving Credit Facility provides the ability to borrow funds and to repay such funds in whole or in part from time to time without incurring any prepayment penalty. Up to $30 million of letters of credit, which reduce the facility by a like amount, may be issued under this agreement. At September 30, 1997, no amounts were outstanding under the Revolving Credit Facility, $158.9 million of credit was available and $6.1 million of letters of credit were outstanding. The highest outstanding principal balance under the facility during Fiscal 1997 was $18.0 million, and the weighted average interest rate was 8.8 percent. A commitment fee of 0.375 percent per year is paid on the unused portion of the facility.

     The L/C Facility provides for standby letter of credit loans which are incurred only in the event that the standby letters of credit are drawn due to nonpayment of principal or interest on certain debt instruments, which are secured by these standby letters of credit. The standby letter of credit commitment is permanently reduced periodically to reflect principal repayments. The Company has the right to prepay the standby letter of credit loans in whole or in part from time to time without incurring any prepayment penalty. A fee of
2.75 percent per annum is payable on outstanding letters of credit under both the Revolving Credit Facility and the L/C Facility.

     The Company has various interest rate options for Bank Credit Agreement borrowings based on one or a combination of the following three rates: (i) prime rate loans at the prime rate in effect from time to time plus a borrowing margin of 1.5 percent per annum, (ii) certificate of deposit (CD) rate loans at the relevant CD rate plus a borrowing margin of 2.625 percent per annum, or (iii) Eurodollar rate loans at the relevant Eurodollar rate plus a borrowing margin of
2.5 percent per annum. The Company has the option of incurring Eurodollar and CD rate loans for 30, 60, 90, 120 or 180-day periods. Interest is payable monthly.

     (b) In September 1993, the Company established a wholly owned, special purpose subsidiary, Gaylord Receivables Corporation (GRC). Concurrently, GRC and a group of banks established a $70 million trade receivables-backed revolving credit facility (the Trade Receivable Facility) due in July, 2000. By mutual agreement with the lenders, the Company has the ability annually to extend the term by one year. In accordance with the provisions of this program, GRC purchases (on an on-going basis) substantially all of the accounts receivable of the Company. GRC transfers the accounts receivable to a trust in exchange for certain trust certificates representing ownership interests in the accounts receivable. The trust certificates received by GRC from the trust are solely the assets of GRC. In the event of liquidation of GRC, the creditors of GRC would be entitled to satisfy their claims from GRC's assets prior to any distribution to the Company.

     GRC has various interest rate options for Trade Receivable Facility borrowings based on one or a combination of the following two rates: (i) prime rate loans at the higher of (a) the prime rate in effect from time to time or
(b) the Federal Funds Rate plus 0.5 percent per annum, or (ii) LIBOR rate loans at the relevant LIBOR rate plus a borrowing margin of 0.75 percent per annum. Interest is payable monthly. GRC is obligated to pay a commitment fee of 0.5 percent per annum on the unused credit available under the Trade Receivable Facility. Credit availability under the Trade Receivable Facility is based on a borrowing base formula (as defined). As a result, the full amount of the facility may not be available at all times. At September 30, 1997, $47.0 million was outstanding under the Trade Receivable Facility and $5.6 million of credit was available to GRC pursuant to the borrowing base formula. The highest outstanding principal balance under the Trade Receivable Facility during Fiscal 1997 was $54.0 million and the weighted average interest rate was 6.5 percent. At September 30, 1997 and 1996, the Company's consolidated balance sheet included $85.2 million and $91.8 million, respectively, of accounts receivable sold to GRC.

                 GAYLORD CONTAINER CORPORATION AND SUBSIDIARIES

     (c) In June 1997, the Company issued $225.0 million aggregate principal amount of 9 3/4% Senior Notes Due 2007 (the New Notes). The New Notes are general unsecured obligations of the Company and rank pari passu in right of payment to all senior indebtedness of the Company, including indebtedness under the Bank Credit Agreement, and rank senior in right of payment to the Subordinated Discount Debentures (as defined below). Indebtedness under the Bank Credit Agreement, however, is secured by liens on substantially all of the assets of the Company. Interest on the New Notes is payable semiannually on June 15 and December 15. The New Notes will mature on June 15, 2007 and are subject to redemption on or after June 15, 2002 at the option of the Company, in whole or in part, at declining redemption prices commencing at 104.875 percent of the principal amount and declining to 100 percent of the principal amount at June 15, 2005 and thereafter, plus accrued interest to the date of redemption. In addition, prior to June 15, 2000, the Company, at its option, may redeem up to 33 percent of the aggregate principal amount of the New Notes originally issued with the net cash proceeds of one or more equity offerings (as defined) at the redemption prices described above, plus accrued and unpaid interest, if any, to the date of redemption, provided that at least $100.0 million aggregate principal amount of the New Notes remain outstanding after any such redemption.

     Upon the occurrence of a change of control (as defined) each holder of the New Notes has the right to require the Company to repurchase such holder's New Notes at a price equal to 101 percent of the principal amount, plus accrued interest to the date of the repurchase. In addition, the Company will be required to make an offer to repurchase the New Notes at 100 percent of the principal amount, plus accrued interest to the date of repurchase, in the event of certain asset sales.

     (d) In June 1997, the Company redeemed all of the outstanding 11 1/2% Senior Notes Due 2001 pursuant to their terms (see Note 3).

     (e) The pollution control and industrial revenue bonds were assumed by the Company from Crown Zellerbach Corporation (Crown Zellerbach). The Company also acquired a note receivable from Crown Zellerbach for an amount and with terms identical to those of the bonds. At September 30, 1997 and 1996, such note receivable was approximately $9.7 million and $11.6 million, respectively, and was classified as "Other assets."

     (f) Commencing in Fiscal 1995, in conjunction with the $250 million capital expenditure program, the Company entered into various capital leases with a cumulative aggregate value of approximately $31.3 million to finance equipment at its converting facilities. The capital leases had initial terms ranging from five to seven years. The capital leases contain certain covenants which are standard for these types of obligations, but do not contain any operating or financial covenants.

     (g) In May 1993, the Company issued approximately $434.2 million aggregate principal amount (approximately $300 million of gross proceeds) of 12 3/4% Senior Subordinated Discount Debentures Due 2005 (the Subordinated Discount Debentures). The Subordinated Discount Debentures are general unsecured obligations of the Company and are subordinated in right of payment to all senior debt of the Company. The Subordinated Discount Debentures were issued at approximately 69 percent of their principal amount. Commencing May 15, 1996, interest will accrue until maturity on the Subordinated Discount Debentures at the rate of 12.75 percent per annum. Interest on the Subordinated Discount Debentures is payable semiannually on May 15 and November 15, commencing November 15, 1996. The Subordinated Discount Debentures will mature on May 15, 2005 and are subject to redemption on or after May 15, 1998 at the option of the Company, in whole or in part, at declining redemption prices commencing at
106.38 percent of the principal amount and declining to 100 percent of the principal amount at May 15, 2003 and thereafter, plus accrued interest to the date of redemption. During Fiscal 1996, the Company repurchased on the open market and retired approximately $29.9 million principal amount of the Subordinated Discount Debentures (see Note 3).

                 GAYLORD CONTAINER CORPORATION AND SUBSIDIARIES

     Upon the occurrence of a change of control (as defined), each holder of the Subordinated Discount Debentures has the right to require the Company to repurchase such holder's Subordinated Discount Debentures at a price equal to 101 percent of the principal amount thereof, plus accrued interest to the date of repurchase. In addition, the Company will be required to make an offer to repurchase the Subordinated Discount Debentures at 100 percent of the principal amount, or accreted value thereof, plus accrued interest to the date of repurchase, in the event of certain asset sales.

     The Company has various restrictions under (a), (c) and (g) which limit, among other things, its ability to (i) incur additional obligations for money borrowed, (ii) incur certain liens on the Company's assets, (iii) make capital expenditures, (iv) incur guarantees, (v) acquire the assets or capital stock of other businesses, (vi) dispose of any material assets constituting collateral,
(vii) make any voluntary prepayments of any indebtedness for money borrowed,
(viii) pay, declare, or distribute dividends on or repurchase its capital stock or warrants and (ix) enter into certain transactions with affiliates.

10. ACCRUED AND OTHER LIABILITIES

     Accrued and other liabilities consist of the following:

                                                                  SEPTEMBER 30,
                                                                -----------------
                                                                1997        1996
                                                                ----        ----
                                                                  (IN MILLIONS)
Current
Accrued salaries and wages..................................    $24.6       $27.0
Other.......................................................     36.8        39.9
                                                                -----       -----
  Total current.............................................     61.4        66.9
                                                                -----       -----
Long-term
Accrued acquisition restructuring costs.....................      0.9         1.3
Accrued pension expense.....................................     18.9        17.3
Casualty insurance liabilities..............................      1.3         3.4
Other.......................................................      5.2         7.1
                                                                -----       -----
  Total long-term...........................................     26.3        29.1
                                                                -----       -----
  Total.....................................................    $87.7       $96.0
                                                                =====       =====

11. PREFERRED STOCK

     The Company is authorized to issue up to 25,000,000 shares of preferred stock. The right of the holders of Class A Common Stock (see Note 12) voting as a class are not to be limited by the grant of voting rights to any series of preferred stock. The Company's Certificate of Incorporation prohibits the issuance of non-voting preferred stock.

12. COMMON STOCK

     At September 30, 1997 and 1996, the Company had authorized capital stock of 125,000,000 shares of Class A Common Stock, par value $.0001 per share (Class A Common Stock), of which 54,573,164 shares and 54,270,011 shares were issued, respectively, and 53,026,961 shares and 52,688,233 shares were outstanding, respectively.

     At September 30, 1997 and 1996, the Company had authorized capital stock of 15,000,000 shares of Class B Common Stock, par value $.0001 per share (Class B Common Stock and together with the Class A Common Stock, the Common Stock), of which no shares were issued and outstanding. On July 31, 1995, all

                 GAYLORD CONTAINER CORPORATION AND SUBSIDIARIES of the Company's 5,250,082 then outstanding shares of Class B Common Stock automatically converted into an equal number of shares of Class A Common Stock.

     The Company has outstanding Warrants to obtain one share of Class A Common Stock per Warrant. At the time the Company issued the Warrants it also issued an equal number of shares of Class A Common Stock to the Warrant Trustee for issuance upon exercise of the Warrants (the Trust Stock). The Warrants are exercisable only for the shares of Trust Stock held by the Warrant Trustee and the Company has no obligation to issue or deliver shares of stock pursuant to the Warrants. The Warrant Trustee has agreed to hold the Trust Stock in trust and to deliver shares of Trust Stock upon exercise of the Warrants by the holders thereof or exchange of the Warrants on behalf of the Company. The Warrant Trustee will vote all shares of Trust Stock in proportion to all other votes by holders of the Common Stock, except upon the occurrence of certain votes (as defined).

     In June 1995, the Company redeemed 25 percent of its 31,845,533 outstanding Warrants, and subsequently, a portion of the remaining Warrants were exchanged pursuant to a "Special Exercise on July 31, 1995." As a result, a total of 13,836,754 Warrants were exchanged for Class A Common Stock in Fiscal 1995.

     The remaining 18,008,701 Warrants became exercisable on July 31, 1996 and expire on November 2, 2002. Each Warrant is exercisable into one share of Class A Common Stock at an exercise price of $.0001 per Warrant, which amount was paid with a portion of the consideration received from exchanging noteholders and is non-refundable. The Company will have the option to redeem any or all of the unexercised Warrants for one share of Class A Common Stock or for cash at any time at $16.65 per share.

     In June 1995, the Company's Board of Directors adopted a stockholder Rights Agreement that provides for the distribution of one Preferred Share Purchase Right on each share of Class A Common Stock. Generally, the rights become exercisable after a person or group announces a tender offer for, or acquires, 15 percent or more of the outstanding Class A Common Stock. In that event, each right becomes exercisable to purchase one one-hundredth of a share of junior participating preferred stock for $50. If 15 percent of the outstanding Class A Common Stock is acquired, each right (other than the rights held by the acquiring person) becomes exercisable to purchase, for $50, shares of Class A Common Stock with a market value of $100. The rights will expire on June 30, 2005 and may be redeemed by the Company for $0.0001 per right at any time prior to the date on which 15 percent or more of the Class A Common Stock is acquired.

     In the third quarter of Fiscal 1996, the Company's Board of Directors authorized the repurchase of up to 6,000,000 shares of Class A Common Stock and canceled a February 1989 authorization for the repurchase of up to 500,000 shares of Class A Common Stock. During Fiscal 1996, the Company repurchased 1,570,500 shares of Class A Common Stock and may repurchase additional shares from time to time on the open market. No shares were repurchased in Fiscal 1997. Shares repurchased under the program are held as treasury stock. At September 30, 1997, and 1996, 1,546,203 shares and 1,581,778 shares, respectively, of
Class A Common Stock were held as treasury stock.

     In July 1994, the Company established a stock purchase plan (the Plan) for all full-time employees. The Plan permits employees to invest up to 10 percent of their after-tax compensation (as defined) for the purchase of shares of Class A Common Stock. All brokerage fees for the purchase of such shares are paid by the Company. During Fiscal 1997, Fiscal 1996 and Fiscal 1995 the Company issued 35,575 shares, 35,725 shares and 35,975 shares, respectively, of Class A Common Stock held as treasury stock to satisfy employee purchases pursuant to the Plan.

     The Company neither declared nor paid dividends on its Common Stock during Fiscal 1997, Fiscal 1996 or Fiscal 1995. The Company does not currently intend to pay cash dividends on its Common Stock, but intends instead to retain future earnings for reinvestment in the business and for repayment of debt. At September 30, 1997, the Company was prohibited from declaring or paying cash dividends on its Common Stock, except under certain limited circumstances (see
Note 9).

                 GAYLORD CONTAINER CORPORATION AND SUBSIDIARIES

13. STOCK OPTION PLANS

     The Company maintained three stock-based plans during Fiscal 1997 pursuant to which stock options may be granted: (i) the 1989 Long-Term Incentive Plan (the 1989 Plan), (ii) the 1987 Key Employee Stock Option Plan (the 1987 Plan) and (iii) the 1997 Long-Term Incentive Plan (the 1997 Plan).

     The Company has adopted the disclosure-only provisions of Financial Accounting Standard No. 123, "Accounting for Stock-based Compensation" (FAS No.
123). FAS No. 123 requires pro forma recognition of compensation expense for stock options based on the fair value of the options at the date of grant. Pro forma compensation expense for stock options granted in Fiscal 1997 and Fiscal 1996, computed in a manner consistent with the provisions of FAS No. 123, would have reduced the Company's net earnings and earnings per share by de minimus amounts (less than $0.01 per share).

     The fair value of each option grant is estimated on the date of grant using the Black-Scholes option-pricing model with the following weighted-average assumptions used for grants in Fiscal 1997 and Fiscal 1996: expected volatility of 55 percent; risk-free interest rate of 6.0 percent; and expected lives of 5.0 years.

     1989 Plan -- The 1989 Plan authorizes the Company to grant options (including both incentive stock options within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended (the Code), and nonqualified stock options), stock appreciation rights, stock indemnification rights, restricted stock and performance awards to officers and key employees. The Company has granted only nonqualified stock options and restricted stock under the 1989 Plan. At September 30, 1997, the Company was authorized to issue 2,279,833 shares of Class A Common Stock, and had outstanding nonqualified stock options covering 1,275,308 shares of Class A Common Stock at exercise prices from $2.56 per share to $11.63 per share. During Fiscal 1997, the Company granted nonqualified stock options under the 1989 Plan covering 325,000 shares of Class A Common Stock (32,000 of which have been forfeited) at exercise prices ranging from $5.88 per share to $9.63 per share. In general, the options have 10-year terms and vest at the rate of 33 1/3 percent per year commencing approximately one year after the date of grant so long as the optionee remains continuously in the employ of the Company or one of its subsidiaries; provided, however, that 100 percent of such options will vest immediately upon a change in control of the Company (as defined) or the optionee's death or disability.

     At September 30, 1997, options to purchase 890,143 shares of Class A Common Stock at exercise prices ranging from $2.56 per share to $11.63 per share were exercisable, 383,782 options had been exercised and 51,718 shares were available for future grants under the 1989 Plan.

     At September 30, 1997, the Company had granted 627,200 restricted shares of Class A Common Stock (58,175 of which have been forfeited) under the 1989 Plan. Such shares are restricted in that unvested shares will be forfeited in the event that the optionee's employment terminates other than due to death, disability or retirement. The restricted shares will vest 100 percent in the event of a change in control of the Company (as defined) or upon the recipient's retirement, death or disability. During Fiscal 1997, the Company awarded 63,000 restricted shares of Class A Common Stock (none of which have been forfeited). As to the restricted shares granted during Fiscal 1997, 5,000 shares, 25,000 shares, 13,000 shares, and 20,000 shares will become 100 percent vested in fiscal 1998, fiscal 1999, fiscal 2000, and fiscal 2002 respectively. As to 506,025 restricted shares granted prior to Fiscal 1997, 459,425 shares were 100 percent vested at September 30, 1997 and 15,600 shares, 21,000 shares and 10,000 shares will become 100 percent vested in fiscal 1998, fiscal 1999 and fiscal 2001, respectively.

     1987 Plan -- The 1989 Plan superseded the 1987 Plan under which no additional options may be granted except for shares of Class A Common Stock which become available after September 30, 1988 due to expiration, termination without exercise, unexercisability or forfeiture of any option granted under the 1987 Plan. The 1987 Plan was terminated according to its terms in Fiscal 1997. The Company has reserved 854,467 shares of Class A Common Stock in connection with grants under the 1987 Plan. At September 30, 1997, the

                 GAYLORD CONTAINER CORPORATION AND SUBSIDIARIES

Company had outstanding nonqualified stock options under the 1987 Plan covering 395,657 shares of Class A Common Stock at exercise prices ranging from $3.63 per share to $8.94 per share. During Fiscal 1997, the Company granted nonqualified stock options under the 1987 Plan covering 15,000 shares of Class A Common Stock (none of which have been forfeited) at exercise prices ranging from $6.13 per share to $8.94 per share. The options have 10-year terms and vest at the rate of 33 1/3 percent per year commencing approximately one year after the date of grant so long as the optionee remains continuously in the employ of the Company or one of its subsidiaries; provided, however, that 100 percent of such options will vest immediately upon a change in control of the Company (as defined) or the optionee's death or disability.

     At September 30, 1997, options to purchase 365,657 shares of Class A Common Stock at exercise prices ranging from $3.63 to $8.38 per share were exercisable and 13,332, 11,669 and 4,999 options will become exercisable in fiscal 1998, fiscal 1999 and fiscal 2000, respectively. At September 30, 1997, options for 457,132 shares had been exercised.

     1997 Plan -- The 1997 Plan provides for grants of stock options, stock appreciation rights in tandem with options, restricted stock, performance awards and any combination of the foregoing to certain directors, officers and key employees of the Company and its subsidiaries.

     The Company has reserved 2,000,000 shares of Class A Common Stock for issuance pursuant to the 1997 Plan. At September 30, 1997, no stock options had been granted under the 1997 Plan.

     Director Option Plan -- An Outside Director Option Plan (the Director Option Plan) authorized grants of stock options to each director who was not an employee of the Company in lieu of all or some specified portion of certain cash fees. The Director Option Plan was terminated on September 26, 1991.

     The Company has reserved 115,700 shares of Class A Common Stock in connection with grants under the Director Option Plan. In the aggregate, the Company granted options on 121,000 shares (5,300 of which have been forfeited) of Class A Common Stock at exercise prices of $3.50 and $12.50 per share in lieu of $220,000 of cash fees payable with respect to fiscal 1991 and fiscal 1990.

     At September 30, 1997, options to purchase 59,000 shares of Class A Common Stock at exercise prices of $3.50 and $12.50 per share were outstanding and exercisable and options for 56,700 shares had been exercised under the Director Option Plan.

     The following table details stock option activity (excluding restricted stock) for Fiscal 1997, Fiscal 1996 and Fiscal 1995:

                                                       STOCK OPTIONS    EXERCISE PRICE
                                                       -------------    --------------
Balance at September 30, 1994......................      1,893,103      $1.24 - $12.50
  Grants during Fiscal 1995........................        294,000      $8.00 - $11.63
  Exercises........................................       (306,648)     $1.24 - $ 4.25
  Cancellations....................................        (40,785)     $1.24 - $ 8.63
                                                         ---------
Balance at September 30, 1995......................      1,839,670      $1.24 - $12.50
  Grants during Fiscal 1996........................         45,000      $7.31 - $ 9.00
  Exercises........................................       (122,981)     $1.24 - $ 8.63
  Cancellations....................................        (52,936)     $2.56 - $10.88
                                                         ---------
Balance at September 30, 1996......................      1,708,753      $1.24 - $12.50
  Grants during Fiscal 1997........................        340,000      $5.88 - $ 9.63
  Exercises........................................       (244,953)     $1.24 - $ 5.25
  Cancellations....................................        (73,835)     $2.56 - $11.63
                                                         ---------
Balance at September 30, 1997......................      1,729,965      $2.56 - $12.50
                                                         =========

                 GAYLORD CONTAINER CORPORATION AND SUBSIDIARIES

     Additional information regarding options outstanding as of September 30, 1997 is as follows:

                           OPTIONS OUTSTANDING
                  -------------------------------------    OPTIONS EXERCISABLE
                                  WEIGHTED                ----------------------
                                  AVERAGE      WEIGHTED                 WEIGHTED
                                 REMAINING     AVERAGE                  AVERAGE
   RANGE OF         NUMBER      CONTRACTUAL    EXERCISE     NUMBER      EXERCISE
EXERCISE PRICES   OUTSTANDING   LIFE (YEARS)    PRICE     EXERCISABLE    PRICE
---------------   -----------   ------------   --------   -----------   --------
$2.56 - $ 3.75     1,089,599        4.04        $ 3.43     1,089,599     $ 3.43
$4.00 - $ 5.88        33,000        7.04        $ 5.12        23,000     $ 4.79
$6.13 - $ 8.38       316,000        9.04        $ 7.02        20,001     $ 7.95
$8.63 - $12.50       291,366        7.44        $10.51       182,200     $10.73
                   ---------        ----        ------     ---------     ------
$2.56 - $12.50     1,729,965        5.59        $ 5.31     1,314,800     $ 4.54
                   =========        ====        ======     =========     ======

     The following table details restricted stock activity for Fiscal 1997, Fiscal 1996 and Fiscal 1995:

                                                                RESTRICTED STOCK
                                                                ----------------
Balance at September 30, 1994...............................        437,525
  Issued during Fiscal 1995.................................         47,800
  Cancellations.............................................         (7,050)
                                                                    -------
Balance at September 30, 1995...............................        478,275
  Issued during Fiscal 1996.................................         42,100
  Cancellations.............................................         (9,550)
                                                                    -------
Balance at September 30, 1996...............................        510,825
  Issued during Fiscal 1997.................................         63,100
  Cancellations.............................................         (4,800)
                                                                    -------
Balance at September 30, 1997...............................        569,125
                                                                    =======

14. LEASES

     The Company has capital leases for certain equipment and leasehold improvements included in "Property -- net." The present value of future minimum lease payments relating to these assets are capitalized based on the lease contract provisions. Capitalized amounts are amortized over either the term of the lease or the normal depreciable lives of the assets. All other leases are defined as operating leases. Lease payments related to operating leases are charged to expense as incurred.

     Future minimum lease payments at September 30, 1997 are as follows (in millions):

                                                                OPERATING    CAPITAL
FISCAL YEAR                                                      LEASES      LEASES
-----------                                                     ---------    -------
1998........................................................      $11.2        $5.0
1999........................................................        8.6         4.8
2000........................................................        7.1         3.3
2001........................................................        5.9         1.7
2002........................................................        5.6          --
2003 and thereafter.........................................       23.2          --
                                                                  -----       -----
  Total future minimum lease payments.......................      $61.6        14.8
                                                                  =====
     Less interest..........................................                    2.2
                                                                              -----
  Present value of future minimum lease payments............                  $12.6
                                                                              =====

                 GAYLORD CONTAINER CORPORATION AND SUBSIDIARIES

     Rent expense for Fiscal 1997, Fiscal 1996 and Fiscal 1995 was $13.8 million, $11.4 million and $11.7 million, respectively.

15. EMPLOYEE BENEFIT PLANS

     Pension Plan -- The Company has a noncontributory defined benefit pension plan covering substantially all employees who are age 21 or older and have one or more years of service. Pension benefits provided for certain union hourly employees are established pursuant to the collective bargaining agreements in effect with their respective unions. For hourly employees the normal retirement benefit is determined by multiplying years of benefit service by a dollar amount benefit factor separately determined for each bargaining unit. For salaried employees, the plan generally provides a normal retirement benefit equal to the greater of the benefit accrued at June 30, 1987 or 1.0 percent of final average earnings (as defined) multiplied by years of credited service before January 1, 1994 plus 1.25 percent of final average earnings multiplied by years of credited service after January 1, 1994 less 1.0 percent of primary Social Security benefits for each year of credited service. The Company has an excess benefit plan covering certain designated employees of the Company whose earned pension benefits would otherwise be restricted by maximum benefit limitations imposed by Internal Revenue Service regulations.

     In Fiscal 1996, the Company recorded a $5.2 million charge for pension costs associated with the staff reduction program which will reduce future administrative and overhead costs (see Note 2). In Fiscal 1995, the Company recorded a $5.4 million charge for costs associated with an early retirement option accepted by certain hourly employees of the Antioch mill which was designed to reduce future unit labor costs.

     The components of net periodic pension cost follow:

                                                          YEAR ENDED SEPTEMBER 30,
                                                         --------------------------
                                                          1997      1996      1995
                                                          ----      ----      ----
                                                               (IN MILLIONS)
Service cost...........................................  $  4.1    $  4.5    $ 3.6
Interest cost..........................................    10.5       9.8      8.5
Return on plan assets..................................   (35.9)    (19.7)   (17.9)
Net amortization and deferral..........................    25.6      10.5      9.7
Staff reduction program................................      --       5.2       --
Antioch mill early retirement..........................      --        --      5.4
                                                         ------    ------    -----
     Net pension cost..................................  $  4.3    $ 10.3    $ 9.3
                                                         ======    ======    =====

     Assumptions used to develop the net periodic pension costs were:

                                                                  YEAR ENDED
                                                                SEPTEMBER 30,
                                                              ------------------
                                                              1997   1996   1995
                                                              ----   ----   ----
Discount rate...............................................  7.5%   7.5%   8.0%
Expected rate of return on plan assets......................  9.0%   9.0%   9.0%
Expected rate of salary increases...........................  5.0%   5.0%   5.0%

                 GAYLORD CONTAINER CORPORATION AND SUBSIDIARIES

     The status of the pension plan follows:

                                                                 SEPTEMBER
                                                            --------------------
                                                             1997         1996
                                                             ----         ----
                                                               (IN MILLIONS)
Actuarial present value of benefit obligations:
  Vested..................................................  $ 125.2      $ 121.3
  Nonvested...............................................      7.1          8.9
                                                            -------      -------
  Accumulated benefit obligation..........................    132.3        130.2
  Effect of salary progression............................     14.0          9.8
                                                            -------      -------
  Projected benefit obligation............................    146.3        140.0
Plan assets at market value (primarily government
  securities, corporate bonds and common stocks)..........   (154.1)      (126.7)
                                                            -------      -------
Plan assets less than (in excess of) projected benefit
  obligation..............................................     (7.8)        13.3
Unrecognized net gain.....................................     27.6          2.1
Prior service benefit not yet recognized in net periodic
  pension cost............................................     (2.7)        (2.6)
                                                            -------      -------
       Accrued pension liability..........................  $  17.1      $  12.8
                                                            =======      =======

     The Company's funding policy is to contribute annually amounts necessary to satisfy the statutory requirements of ERISA.

     Supplemental Executive Retirement Plans -- Under the terms of their employment agreements, Marvin A. Pomerantz (Chairman, Chief Executive Officer and a Director of the Company) and Warren J. Hayford (Former Vice Chairman and a Director of the Company) will receive supplemental annual retirement income payments at age 65 equal to approximately 50 percent of their average base salary and bonus for their four most highly compensated years of service with the Company, less primary Social Security benefits and any amounts received under the Company's pension plan. The agreements also provide for the reduction of benefits for early retirement. Mr. Hayford elected early retirement on December 31, 1992 and is receiving benefits under the supplemental retirement plan. An additional supplemental retirement plan covering seven current or retired officers provides annual retirement payments at age 65 equal to 60 percent of their average base salary and bonus for the four highest of the last seven years prior to retirement, less primary Social Security and any amounts received under the Company's pension plan. Benefits are reduced for early retirement.

     At September 30, 1997 and 1996, the actuarial present value of projected benefit obligations for the supplemental retirement income payments described above was approximately $11.5 million and $10.2 million, respectively. At September 30, 1997, the actuarial present value of accumulated benefit obligations exceeded the accrual for the vested portion of the obligations and the Company recognized a minimum pension liability adjustment of $3.0 million and a corresponding reduction to stockholders' equity of $1.5 million. Funding for the supplemental retirement income payments is not subject to the statutory requirements of ERISA and no assets have been set aside to satisfy the liability. Required supplemental annual retirement income payments will be made from general corporate funds.

                 GAYLORD CONTAINER CORPORATION AND SUBSIDIARIES

     The components of net periodic pension cost for the supplemental retirement income payments follow:

                                                                     YEAR ENDED
                                                                   SEPTEMBER 30,
                                                                --------------------
                                                                1997    1996    1995
                                                                ----    ----    ----
                                                                   (IN MILLIONS)
Service cost................................................    $0.6    $0.5    $0.2
Interest cost...............................................     0.8     0.6     0.4
Net amortization and deferral...............................     0.2     0.2     0.2
                                                                ----    ----    ----
     Net pension cost.......................................    $1.6    $1.3    $0.8
                                                                ====    ====    ====

     Assumptions used to develop the net periodic pension costs were:

Discount rate...............................................     7.5%    7.5%    8.0%
Expected rate of salary increases...........................     5.0%    5.0%    5.0%

     Post-retirement Benefits Other Than Pensions -- In connection with the acquisition of certain of its facilities, the Company assumed a liability for providing post-retirement medical coverage to age 65 for 96 salaried employees who elected to take early retirement prior to June 30, 1987. In addition, the Company has obligations to provide post-retirement medical benefits to age 65 pursuant to collective bargaining agreements at four of its facilities.

     The net post-retirement benefit cost for Fiscal 1997, Fiscal 1996 and Fiscal 1995 was $0.4 million, $1.6 million and $0.3 million, respectively. The benefit cost for Fiscal 1996 includes a charge of $1.1 million for post-retirement medical costs for retirees related to the staff reduction program (see Note 2). The Company funds benefit costs on a pay-as-you-go basis, and, for Fiscal 1997, Fiscal 1996 and Fiscal 1995, the Company made benefit payments of approximately $0.5 million, $0.7 million and $0.5 million, respectively.

     The following table sets forth the plan's funded status, reconciled with amounts recognized in the Company's balance sheets:

                                                                  SEPTEMBER 30,
                                                                -----------------
                                                                1997        1996
                                                                ----        ----
                                                                  (IN MILLIONS)
Actuarial present value of post-retirement benefits:
  Retirees..................................................    $ 3.3       $ 3.2
  Fully eligible active plan participants...................      0.7         1.3
  Other active plan participants............................      0.4         0.3
                                                                -----       -----
     Accumulated post-retirement benefit obligation.........      4.4         4.8
  Plan assets at market value...............................       --          --
                                                                -----       -----
     Accumulated post-retirement benefit obligation.........      4.4         4.8
  Unrecognized net loss.....................................     (1.0)       (1.2)
                                                                -----       -----
  Accrued post-retirement benefit obligation................    $ 3.4       $ 3.6
                                                                =====       =====

     The assumed health care cost trend rate used in measuring the accumulated post-retirement benefit obligation at September 30, 1997 was 7.0 percent in 1998 declining to 6.0 percent in 1999 and thereafter. The assumed health care cost trend rate used in measuring the accumulated post-retirement benefit obligation at September 30, 1996 was 8.0 percent in 1997 declining 1.0 percent per year to
6.0 percent in 1999 and thereafter. The discount rate used in determining the accumulated post-retirement benefit obligation at September 30, 1997 and 1996 was 7.5 percent. If the health care cost trend rate assumptions were increased by 1 percent, the accumulated post-retirement benefit obligation at September 30, 1997 would be increased by

                 GAYLORD CONTAINER CORPORATION AND SUBSIDIARIES approximately $0.2 million or 5 percent. The effect of this change on the sum of the service cost and interest cost components of net periodic post-retirement benefit costs would be an increase of approximately 1 percent.

     Savings Plan -- In October 1987, the Company established a defined contribution retirement savings plan (Section 401K Plan) covering substantially all salaried employees of the Company subject to certain service requirements for different aspects of participation. The Section 401K Plan provides for employees to make contributions on a pre-tax basis up to a maximum of 15 percent of their compensation (as defined) each year, with their maximum annual contribution determined pursuant to Internal Revenue Service regulations. Prior to January 1, 1994, the Company contributed to each participant's plan account an amount equal to 50 percent of the participant's contribution up to a maximum of 2 percent of the participant's compensation. Subsequent to January 1, 1994, the Company contributed to each participant's plan account an amount equal to 75 percent of the participant's contribution up to a maximum of 3 percent of the participant's compensation. The Company may also make additional discretionary contributions to the Section 401K Plan. For Fiscal 1997, Fiscal 1996 and Fiscal 1995, the Company's cost relating to the Section 401K Plan was $1.6 million, $5.1 million and $1.6 million, respectively. The Company's cost for Fiscal 1996 includes $3.5 million for deferred profit sharing contributions.

16. COMMITMENTS AND CONTINGENCIES

     The Company has various agreements which provide for the purchase at market prices of wood chips, hog fuel (bark and other residual fiber from trees) and stumpage.

     The Company has a commitment to sell electricity from its cogeneration facility to a utility through 2013. The Company does not intend to terminate this contract; however, if terminated, penalties of approximately $6.8 million could be imposed.

     The Company has an agreement to sell at market prices approximately 130,000 tons per year (subject to annual adjustments, as defined) of unbleached kraft paper to S&G Packaging. The agreement expires five years after the Company no longer has an ownership interest in S&G Packaging.

     The Company has an agreement to purchase at market prices, through 2004, approximately 24,000 tons per year of containerboard from Newark Group Industries, Inc.

     The Company is not a party to any legal proceedings other than litigation incidental to normal business activities, except as described below:

     The Company and certain of its officers and directors have been named in a civil suit filed in Cook County (Illinois) Circuit Court alleging that they omitted or misrepresented facts about the Company's operations in connection with the Company's initial public offering of stock in 1988 and in certain periodic reports. The complaint, a purported class action, originally sought unspecified damages under the Illinois Consumer Fraud and Deceptive Practices Act and for common law fraud. On January 10, 1996, the court dismissed both counts with prejudice, and the plaintiff has appealed. On September 29, 1997, the Illinois Court of Appeals affirmed, in all respects, dismissal of the complaint. Plaintiff's appeal of that decision to the Illinois Supreme Court is pending. A similar lawsuit, based on the same factual allegations, but alleging violations of Federal securities laws and filed in the United States District Court for the Northern District of Illinois, was voluntarily dismissed by the same plaintiff in July 1993. The Company believes that after investigation of the facts the allegations in the complaint are without merit, and the Company is vigorously defending the decision on appeal.

     On October 18 and December 4, 1995, the Company, its directors and certain of its officers were named in complaints which have been consolidated in the Court of Chancery of the State of Delaware alleging breach of fiduciary duties on two counts. The first count is a putative class action and the second is an alleged derivative claim brought on behalf of the Company against the individual defendants. Both counts allege that

                 GAYLORD CONTAINER CORPORATION AND SUBSIDIARIES the Company's stockholder Rights Agreement (as defined), adopted on June 12, 1995, amendments to the Company's charter and by-laws, adopted on July 21, 1995, and a redemption of Warrants in June 1995 all were designed to entrench the individual defendants in their capacities as directors and officers at the expense of stockholders who otherwise would have been able to take advantage of a sale of the Company. The complaint asks the court, among other things, to rescind the amendments and prohibit the use of the stockholder Rights Agreement to discourage any bona fide acquirer. In the alternative, the plaintiffs seek compensatory damages. On December 19, 1996, the Delaware Chancery Court denied the Company's motion to dismiss the complaint in its entirety. The case is now in the discovery stage. The Company believes that, after investigation of the facts, the allegations are without merit and is defending itself vigorously.

     On October 23, 1995, a rail tank car exploded on the premises of the Bogalusa, Louisiana plant of Gaylord Chemical Corporation, a wholly owned, independently operated subsidiary of the Company. The accident resulted in the venting of certain chemicals, including by-products of nitrogen tetroxide, a raw material used by the plant to produce dimethyl sulfoxide, a solvent used in the manufacture of pharmaceutical and agricultural chemicals. More than 160 lawsuits have been filed in both federal and state courts naming as defendants Gaylord Chemical Corporation and/or the Company, certain of their respective officers and other unrelated corporations and individuals. The lawsuits allege personal injury, property damage, economic loss, related injuries and fear of injuries as a result of the accident. On April 1, 1996, the federal judge dismissed all but one of the federal actions for failing to state claims under federal law and remanded the remaining tort cases to the district court in Washington Parish, Louisiana, where they have been consolidated. Discovery in the remaining federal action, a suit to recover alleged clean-up costs, was ordered coordinated with the Louisiana state action.

     On May 21, 1996, the Louisiana state court established a Plaintiff's Liaison Committee (PLC) to coordinate and oversee the consolidated cases on behalf of plaintiffs. On June 26, 1996 the PLC and defendants agreed to a Case Management Order (CMO) that was subsequently entered by the Court. Pursuant to the CMO, the plaintiffs filed a single Consolidated Master Petition against Gaylord Chemical Corporation, the Company and twenty-one other defendants. In the Consolidated Master Petition all claims against individual defendants (including the officers of Gaylord Chemical Corporation and the Company) were dropped. The Consolidated Master Petition includes substantially all of the claims and theories asserted in the prior lawsuits, including negligence and strict liability, as well as several claims of statutory liability. Compensatory and punitive damages are sought. The Company and its subsidiaries are vigorously contesting all of these claims.

     On July 15, 1996 the Louisiana state court certified these consolidated actions as a single class action. The class was tentatively defined to include all those persons or entities who claim to have been injured as a result of the October 23, 1995 accident. On March 27, 1997, the Louisiana Court of Appeal for the First Circuit reversed the trial court's order granting class certification, defining the class, approving class notice, requiring all notice forms be notarized and appointing the plaintiffs' attorneys to the PLC. The Court of Appeal ordered the trial court to conduct a new class certification hearing to allow additional evidence on the adequacy of class representatives and class counsel and instructed the trial court to create a concise geographic definition of the class of individuals allegedly impacted. Finally, the Court of Appeal instructed the trial judge to approve a new class notice form that permits the use of notice of claim forms and/or proof of claim forms only after a determination of liability, if any. The Louisiana Supreme Court declined to review that decision. On May 23, 1997, the trial court reappointed the PLC with several new members. On June 20, 1997, a second CMO was entered by the court. Pursuant to this second CMO, a Second Consolidated Amended Master Petition (SCAMP) was filed on June 20, 1997. The SCAMP includes substantially all the claims and theories asserted in the original Consolidated Master Petition. No officers of Gaylord Chemical Corporation or the Company are named as defendants in the SCAMP. Pursuant to the second CMO, the status of all lawsuits pending before the filing of the SCAMP, some of which name officers of Gaylord Chemical Corporation or the Company as defendants, will be determined by the trial court after class certification. Following a hearing

                 GAYLORD CONTAINER CORPORATION AND SUBSIDIARIES held in July, August and September, 1997 the trial court certified a class on November 10, 1997. The class consists of allegedly injured parties in the City of Bogalusa, parts of Washington Parish, Louisiana, and parts of Marion, Walthall and Pike Counties in Mississippi. Defendants have filed supervisory writs with the Court of Appeal challenging the trial court's class certification ruling. Those writs are currently pending.

     In addition, the Company, Gaylord Chemical Corporation and numerous other third party companies have been named as defendants in eleven actions brought by plaintiffs in Mississippi state court, who claim injury as a result of the October 23, 1995 accident at the Bogalusa facility. Included among these cases are eleven actions which purport to be on behalf of over 11,000 individuals. These cases are not filed as a class action but have been consolidated before a single judge in Hinds County, Mississippi. All of these cases seek to allege claims similar to those in the Louisiana state court. To date, discovery in these consolidated cases has been coordinated with the ongoing discovery in the Louisiana class action. The Company and Gaylord Chemical Corporation are vigorously contesting these claims.

     The Company and Gaylord Chemical Corporation maintain insurance and have filed separate suits seeking a declaratory judgement of coverage for the October 23, 1995 accident against their general liability and directors and officers liability insurance carriers. These cases are currently pending in Louisiana state court with the liability cases. The carrier with the first layer of coverage under the general liability policy has agreed to pay the Company's and Gaylord Chemical Corporation's defense costs under a reservation of rights. The primary carrier and the nine excess level insurers moved for summary judgment before the trial court claiming that coverage for the accident is excluded because of a pollution exclusion contained in these policies. On November 20, 1997, the trial court denied all of the motions.

     The Company believes the outcome of such litigation will not have a material adverse effect on the Company's financial position, results of operations or cash flows.

17. FAIR VALUE OF FINANCIAL INSTRUMENTS

     The following estimated fair value amounts have been determined by the Company using available market information and appropriate valuation methodologies. Considerable judgment is required, however, in interpreting market data to develop the estimates of fair value. Accordingly, the estimates presented herein are not necessarily indicative of the amounts that the Company could realize in a current market exchange. The use of different market assumptions and/or methodologies could have a material effect on the estimated fair value amounts. The estimated fair value of financial instruments at September 30, 1997, and 1996 are as follows:

                                               SEPTEMBER 30, 1997       SEPTEMBER 30, 1996
                                              ---------------------    ---------------------
                                                          ESTIMATED                ESTIMATED
                                              CARRYING      FAIR       CARRYING      FAIR
                                               AMOUNT       VALUE       AMOUNT       VALUE
                                              --------    ---------    --------    ---------
                                                              (IN MILLIONS)
Assets
  Cash and equivalents....................     $  6.1      $  6.1       $ 39.2      $ 39.2
  Trade receivables.......................      100.6       100.6        111.0       111.0
  Long-term notes receivable..............        9.9        10.3         11.9        12.5
Liabilities
  Trade payables..........................       65.2        65.2         60.8        60.8
  Senior and subordinated notes...........      629.3       666.3        584.0       642.4
  Capital lease obligations...............       12.6        12.6         16.2        16.2
  Other senior debt.......................       74.2        74.7         34.2        34.7

                 GAYLORD CONTAINER CORPORATION AND SUBSIDIARIES

     Cash and equivalents, trade receivables, trade payables and capital lease obligations -- The carrying amount of these items are a reasonable estimate of their fair value.

     Senior and subordinated notes -- Estimated fair value is based on estimates obtained from dealers/brokers.

     Long-term notes receivable and other senior debt -- Interest rates that are currently available to the Company for similar terms and remaining maturities are used to estimate fair value.

     The fair value estimates presented herein were based on pertinent information available to the Company at September 30, 1997 and 1996. Although the Company is not aware of any factors that would significantly affect the estimated fair value amounts, such amounts have not been revalued for purposes of these financial statements since that date, and current estimates of fair value may differ significantly from the amounts presented herein.

     The Company is not a party to any lending or borrowing arrangements that are considered to be derivative financial instruments.

18. SUPPLEMENTAL CASH FLOW DISCLOSURES

     The balance sheet effects of non-cash transactions which are not reflected in the consolidated statements of cash flows and other supplemental cash flow disclosures are as follows:

                                                                   YEAR ENDED
                                                                  SEPTEMBER 30,
                                                             -----------------------
                                                             1997     1996     1995
                                                             ----     ----     ----
                                                                  (IN MILLIONS)
Cash paid for interest expense...........................    $79.5    $28.6    $35.5
Cash paid for income taxes...............................      1.9      5.6      2.5
Supplemental schedule of non-cash investing and financing
  activities:
  Property additions.....................................      2.4      5.6     45.1
  Increase in total debt.................................      0.8      5.6     45.1
  Increase in accrued and other liabilities..............      1.6       --       --
  Write-off of deferred financing fees...................      2.8      1.5       --

                 GAYLORD CONTAINER CORPORATION AND SUBSIDIARIES

19. EARNINGS PER SHARE

     Effective October 1, 1997, the Company adopted Statement of Financial Accounting Standards No. 128, "Earnings Per Share" (FAS No. 128). FAS No. 128 requires the presentation of both basic earnings per share and diluted earnings per share. Diluted earnings per share will not be presented in periods where the effect is antidilutive (that is, results in increased earnings per share or decreased net loss per share). The following table sets forth the computation of basic and diluted earnings per share.

                                                            YEAR ENDED SEPTEMBER 30,
                                                          ----------------------------
                                                           1997       1996       1995
                                                          ------     ------     ------
Numerator:
  Income (loss) before extraordinary item...............  $(74.3)    $ 11.8     $134.2
  Extraordinary loss....................................    (7.7)      (3.2)        --
                                                          ------     ------     ------
  Net income (loss).....................................  $(82.0)    $  8.6     $134.2
                                                          ======     ======     ======
Denominator:
  Basic:
     Weighted average common shares outstanding.........    52.8       54.0       53.9
  Diluted:
  Effect of dilutive securities:
     Employee and director incentive stock options......     0.7        0.7        1.2
                                                          ------     ------     ------
Weighted average outstanding and potential common
  shares................................................    53.5       54.7       55.1
                                                          ======     ======     ======
Earnings (loss) per share:
  Basic:
     Income (loss) before extraordinary item............  $(1.40)    $ 0.22     $ 2.49
     Extraordinary item.................................   (0.15)     (0.06)        --
                                                          ------     ------     ------
     Net income (loss)..................................  $(1.55)    $ 0.16     $ 2.49
                                                          ======     ======     ======
  Diluted(1):
     Income before extraordinary item...................      --     $ 0.22     $ 2.44
     Extraordinary item.................................      --      (0.06)        --
                                                                     ------     ------
     Net income.........................................      --     $ 0.16     $ 2.44
                                                                     ======     ======

---------------

(1) Not presented where the effect of potential shares is antidilutive.

                 GAYLORD CONTAINER CORPORATION AND SUBSIDIARIES

20. QUARTERLY DATA (UNAUDITED)

                                                                   QUARTER
                                  --------------------------------------------------------------------------
                                        1ST                2ND                3RD                 4TH                 YEAR
                                        ---                ---                ---                 ---                 ----
                                                               (IN MILLIONS, EXCEPT PER SHARE DATA)
FISCAL 1997
Net sales.......................  $195.6             $192.4             $189.4             $181.9              $  759.3
Gross margin....................    21.4               12.3                9.4               (1.1)                 42.0
Loss before extraordinary
  item..........................    (9.7)             (18.5)             (19.9)             (26.2)                (74.3)
Extraordinary loss..............      --                 --               (7.7)                --                  (7.7)
Net loss........................    (9.7)             (18.5)             (27.6)             (26.2)                (82.0)
Earnings per share(1):
  Basic:
     Loss before extraordinary
       item.....................   (0.18)             (0.35)             (0.38)             (0.49)                (1.40)
     Extraordinary loss.........      --                 --              (0.15)                --                 (0.15)
     Net loss...................   (0.18)             (0.35)             (0.53)             (0.49)                (1.55)
Weighted average common shares
  outstanding...................    52.7               52.8               52.8               53.0                  52.8
Common stock price (AMEX)
  High..........................       8 7/16             7 1/4              8 5/8             10 1/8                10 1/8
  Low...........................       6 1/8              6 1/16             5 1/2              7 9/16                5 1/2
Warrant price (AMEX)
  High..........................       8 1/4              7 1/4              8 3/8              9 3/4                 9 3/4
  Low...........................       6 1/8              6 1/8              5 5/8              8                     5 5/8
FISCAL 1996
Net sales.......................  $253.8             $219.3             $225.5             $223.4              $  922.0
Gross margin....................    74.8               45.2               43.8               42.0                 205.8
Income (loss) before
  extraordinary item............    19.1                1.2                0.1               (8.6)                 11.8
Extraordinary loss..............    (2.6)                --                 --               (0.6)                 (3.2)
Net income (loss)...............    16.5                1.2                0.1               (9.2)                  8.6
Earnings per share(1):
  Basic:
     Income (loss) before
       extraordinary item.......    0.35               0.02               0.00              (0.16)                 0.22
     Extraordinary loss.........   (0.05)                --                 --              (0.01)                (0.06)
     Net income (loss)..........    0.30               0.02               0.00              (0.17)                 0.16
  Diluted:
     Income before extraordinary
       item.....................    0.35               0.02               0.00                 --                  0.22
     Extraordinary loss.........   (0.05)                --                 --                 --                 (0.06)
     Net income.................    0.30               0.02               0.00                 --                  0.16
Weighted average shares
  outstanding:
  Basic.........................    54.1               54.1               54.2               53.6                  54.0
  Diluted.......................    55.0               55.1               55.1               54.3                  54.7
Common stock price (AMEX)
  High..........................      10 3/8             11 5/8             11 1/2              7 15/16              11 5/8
  Low...........................       7 1/16             7 1/2              7 11/16            5 3/8                 5 3/8
Warrant price (AMEX)
  High..........................       9 3/8             10 7/8             10 7/8              7 11/16              10 7/8
  Low...........................       6 1/2              7 1/4              7 5/8              5 3/4                 5 3/4

                 GAYLORD CONTAINER CORPORATION AND SUBSIDIARIES

           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONCLUDED)

                                                                   QUARTER
                                  --------------------------------------------------------------------------
                                      1ST                2ND                3RD               4TH                 YEAR
                                      ---                ---                ---               ---                 ----
                                                               (IN MILLIONS, EXCEPT PER SHARE DATA)
FISCAL 1995
Net sales.......................  $241.2             $256.3             $285.2             $268.7              $1,051.4
Gross margin....................    57.1               74.5               85.4               79.4                 296.4
Net income......................    11.8               27.5               39.8               55.1                 134.2
Earnings per share(1):
  Basic.........................    0.22               0.51               0.73               1.03                  2.49
  Diluted.......................    0.21               0.51               0.72               1.00                  2.44
Weighted average shares
  outstanding:
  Basic.........................    53.7               53.9               54.0               54.1                  53.9
  Diluted.......................    54.9               55.1               55.2               55.2                  55.1
Common stock price (AMEX)
  High..........................       9 3/4             13 7/8             15 1/2             13 3/8                15 1/2
  Low...........................       7 1/2              7 3/4              7 3/4              9                     7 1/2
Warrant price (AMEX)
  High..........................       8 1/8             10 7/8             11 7/8             11 1/2                11 7/8
  Low...........................       5 7/8              6 1/2              7 1/4              8 1/4                 5 7/8

---------------

(1) Diluted earnings per share is not presented for periods where effect of potential shares of antidilutive.

                 GAYLORD CONTAINER CORPORATION AND SUBSIDIARIES

                UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS
                    DECEMBER 31, 1997 AND SEPTEMBER 30, 1997

                                                                DECEMBER 31,    SEPTEMBER 30,
                                                                    1997            1997
                                                                ------------    -------------
                                                                        (IN MILLIONS)
ASSETS
Current assets:
  Cash and equivalents......................................      $    5.6        $    6.1
  Trade receivables (less allowances of $6.0 million and
     $5.5 million, respectively)............................         101.2           100.6
  Inventories (Note 2)......................................          88.2            77.4
  Deferred income taxes.....................................           4.7             4.7
  Other current assets......................................          13.6            15.4
                                                                  --------        --------
     Total current assets...................................         213.3           204.2
                                                                  --------        --------
Property, plant and equipment:
  Property, plant and equipment, at cost....................       1,080.5         1,061.5
  Less accumulated depreciation.............................         488.3           475.4
                                                                  --------        --------
     Property -- net........................................         592.2           586.1
                                                                  --------        --------
Deferred income taxes                                                 81.1            71.2
Other assets................................................          68.2            68.4
                                                                  --------        --------
     Total..................................................      $  954.8        $  929.9
                                                                  ========        ========
LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
  Current maturities of long-term debt......................      $   14.6        $   14.4
  Trade payables............................................          59.7            65.2
  Accrued interest payable..................................           8.2            26.3
  Accrued and other liabilities.............................          49.8            61.4
                                                                  --------        --------
     Total current liabilities..............................         132.3           167.3
                                                                  --------        --------
Long-term debt..............................................         780.0           701.7
Other long-term liabilities.................................          26.4            26.3
Commitments and contingencies (Note 3)......................            --              --
Stockholders' equity:
  Class A common stock -- par value, $.0001 per share;
     authorized 125,000,000 shares; issued 54,595,513 shares
     and 54,573,164 shares, respectively, and outstanding
     53,057,425 shares and 53,026,961 shares, respectively              --              --
  Capital in excess of par value............................         175.8           175.6
  Retained deficit..........................................        (146.9)         (128.1)
  Common stock in treasury -- at cost; 1,538,088 shares and
     1,546,203 shares, respectively.........................         (11.3)          (11.4)
  Recognition of minimum pension liability..................          (1.5)           (1.5)
                                                                  --------        --------
     Total stockholders' equity.............................          16.1            34.6
                                                                  --------        --------
     Total..................................................      $  954.8        $  929.9
                                                                  ========        ========

      See notes to unaudited condensed consolidated financial statements.

                 GAYLORD CONTAINER CORPORATION AND SUBSIDIARIES

                UNAUDITED CONSOLIDATED STATEMENTS OF OPERATIONS
             FOR THE THREE MONTHS ENDED DECEMBER 31, 1997 AND 1996

                                                                 THREE MONTHS ENDED
                                                                    DECEMBER 31,
                                                              ------------------------
                                                                1997            1996
                                                                ----            ----
                                                              (IN MILLIONS, EXCEPT PER
                                                                    SHARE DATA)
Net sales...................................................   $ 197.6         $195.6
Cost of goods sold..........................................     186.1          174.2
                                                               -------         ------
Gross margin................................................      11.5           21.4
Selling and administrative costs............................     (20.6)         (20.5)
                                                               -------         ------
Operating earnings (loss)...................................      (9.1)           0.9
Interest expense -- net.....................................     (21.1)         (19.4)
Other income (expense) -- net...............................      (0.2)           0.8
                                                               -------         ------
Loss before taxes...........................................     (30.4)         (17.7)
Income taxes................................................     (11.6)          (8.0)
                                                               -------         ------
Net loss....................................................     (18.8)        $ (9.7)
                                                                               ======
Retained deficit:
  Beginning of period.......................................    (128.1)
                                                               -------
  End of period.............................................   $(146.9)
                                                               =======
Loss per common share:(A)...................................   $ (0.35)        $(0.18)
                                                               =======         ======
Average number of common shares outstanding:(A).............      53.0           52.7
                                                               =======         ======

---------------
(A) Diluted loss per share and corresponding average potential shares outstanding have not been presented because of their antidilutive nature (see Note 4).

      See notes to unaudited condensed consolidated financial statements.

                 GAYLORD CONTAINER CORPORATION AND SUBSIDIARIES

                UNAUDITED CONSOLIDATED STATEMENTS OF CASH FLOWS
             FOR THE THREE MONTHS ENDED DECEMBER 31, 1997 AND 1996

                                                               THREE MONTHS ENDED
                                                                  DECEMBER 31,
                                                               -------------------
                                                                1997         1996
                                                                ----         ----
                                                                  (IN MILLIONS)
CASH FLOWS FROM OPERATIONS:
  Net loss.................................................    $(18.8)      $ (9.7)
  Adjustments to reconcile net loss to net cash from
     operating activities:
     Depreciation and amortization.........................      16.6         16.3
     Deferred tax provision................................      (9.9)        (6.4)
     Change in current assets and liabilities, excluding
       acquisitions and dispositions.......................     (41.8)       (36.3)
     Other -- net..........................................      (0.1)        (2.1)
                                                               ------       ------
Net cash used for operations...............................     (54.0)       (38.2)
                                                               ------       ------
CASH FLOWS FROM INVESTMENTS:
  Capital expenditures.....................................     (14.6)        (8.4)
  Capitalized interest.....................................      (0.3)        (0.2)
  Other investments -- net.................................       0.2          0.4
                                                               ------       ------
Net cash used for investments..............................     (14.7)        (8.2)
                                                               ------       ------
CASH FLOWS FROM FINANCING:
  Senior debt -- repayments................................      (3.0)        (2.1)
  Debt issuance costs......................................        --          0.1
  Revolving credit agreement borrowings -- net.............      71.0         12.5
  Other financing -- net...................................       0.2          0.2
                                                               ------       ------
Net cash provided by financing.............................      68.2         10.7
                                                               ------       ------
NET DECREASE IN CASH AND EQUIVALENTS.......................      (0.5)       (35.7)
Cash and equivalents, beginning of period..................       6.1         39.2
                                                               ------       ------
Cash and equivalents, end of period........................    $  5.6       $  3.5
                                                               ======       ======
SUPPLEMENTAL CASH FLOW DISCLOSURES:
  Cash paid (refunded) for:
     Interest..............................................    $ 38.7       $ 37.3
                                                               ======       ======
     Income taxes..........................................    $ (0.2)      $   --
                                                               ======       ======
SUPPLEMENTAL DISCLOSURE OF NON-CASH INVESTING AND FINANCING
  ACTIVITIES:
  Property additions.......................................    $  8.9       $   --
                                                               ======       ======
  Increase in total debt...................................    $ 10.5       $   --
                                                               ======       ======
  Decrease in accrued and other liabilities................    $  1.6       $   --
                                                               ======       ======

      See notes to unaudited condensed consolidated financial statements.

                 GAYLORD CONTAINER CORPORATION AND SUBSIDIARIES

         NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

1. GENERAL

     In the opinion of management, the accompanying unaudited condensed consolidated financial statements include all normal and recurring adjustments and accruals necessary to present fairly the financial position as of December 31, 1997 and the results of operations and cash flows for the three months ended December 31, 1997 and 1996, including all the accounts of Gaylord Container Corporation (including its subsidiaries, the Company), and are in conformity with Securities and Exchange Commission Rule 10-01 of Regulation S-X. The financial statements should be read in conjunction with the audited consolidated financial statements and the notes thereto on Form 10-K for the fiscal year ended September 30, 1997. Certain amounts in the consolidated statement of cash flows have been reclassified to conform to the current year presentation.

2. INVENTORIES

                                                         DECEMBER 31,    SEPTEMBER 30,
                                                             1997            1997
                                                         ------------    -------------
                                                                 (IN MILLIONS)
Inventories consist of:
  Finished products..................................       $20.5            $22.5
  In process.........................................        48.8             39.3
  Raw materials......................................        12.2              9.2
  Supplies...........................................        14.6             15.0
                                                            -----            -----
                                                             96.1             86.0
  LIFO valuation adjustment..........................        (7.9)            (8.6)
                                                            -----            -----
       Total.........................................       $88.2            $77.4
                                                            =====            =====

3. CONTINGENCIES

     The Company is not a party to any legal proceedings other than litigation incidental to normal business activities, except as described below:

     The Company and certain of its officers and directors have been named in a civil suit filed in Cook County (Illinois) Circuit Court alleging that they omitted or misrepresented facts about the Company's operations in connection with the Company's initial public offering of stock in 1988 and in certain periodic reports. The complaint, a purported class action, originally sought unspecified damages under the Illinois Consumer Fraud and Deceptive Practices Act and for common law fraud. On January 10, 1996, the court dismissed both counts with prejudice, and the plaintiff appealed. On September 29, 1997, the Illinois Court of Appeals affirmed, in all respects, dismissal of the complaint. Plaintiff's appeal of that decision to the Illinois Supreme Court is pending. A similar lawsuit, based on the same factual allegations, but alleging violations of Federal securities laws and filed in the United States District Court for the Northern District of Illinois, was voluntarily dismissed by the same plaintiff in July 1993. The Company believes that after investigation of the facts the allegations in the complaint are without merit, and the Company is vigorously defending the decision on appeal.

     On October 18 and December 4, 1995, the Company, its directors and certain of its officers were named in complaints which have been consolidated in the Court of Chancery of the state of Delaware alleging breach of fiduciary duties on two counts. The first count is a putative class action and the second is an alleged derivative claim brought on behalf of the Company against the individual defendants. Both counts allege that the Company's stockholder Rights Agreement (as defined), adopted on June 12, 1995, amendments to the Company's charter and by-laws, adopted on July 21, 1995, and a redemption of warrants in June 1995 all were designed to entrench the individual defendants in their capacities as directors and officers at the expense of stockholders who otherwise would have been able to take advantage of a sale of the Company. The complaint

                 GAYLORD CONTAINER CORPORATION AND SUBSIDIARIES asks the court, among other things, to rescind the amendments and prohibit the use of the stockholder Rights Agreement to discourage any bona fide acquirer. In the alternative, the plaintiffs seek compensatory damages. On December 19, 1996, the Delaware Chancery Court denied the Company's motion to dismiss the complaint in its entirety. The case is now in the discovery stage. The Company believes that, after investigation of the facts, the allegations are without merit and is defending itself vigorously.

     On October 23, 1995, a rail tank car exploded on the premises of the Bogalusa, Louisiana plant of Gaylord Chemical Corporation, a wholly owned, independently operated subsidiary of the Company. The accident resulted in the venting of certain chemicals, including by-products of nitrogen tetroxide, a raw material used by the plant to produce dimethyl sulfoxide, a solvent used in the manufacture of pharmaceutical and agricultural chemicals. More than 160 lawsuits have been filed in both federal and state courts naming as defendants Gaylord Chemical Corporation and/or the Company, certain of their respective officers and other unrelated corporations and individuals. The lawsuits, which seek unspecified damages, allege personal injury, property damage, economic loss, related injuries and fear of injuries as a result of the accident. On April 1, 1996, the federal judge dismissed all but one of the federal actions for failing to state claims under federal law and remanded the remaining tort cases to the district court in Washington Parish, Louisiana, where they have been consolidated. Discovery in the remaining federal action, a suit to recover alleged clean-up costs, was ordered coordinated with the Louisiana state action.

     On May 21, 1996, the Louisiana state court established a Plaintiff's Liaison Committee (PLC) to coordinate and oversee the consolidated cases on behalf of plaintiffs. On June 26, 1996 the PLC and defendants agreed to a Case Management Order (CMO) that was subsequently entered by the Court. Pursuant to the CMO, the plaintiffs filed a single Consolidated Master Petition against Gaylord Chemical Corporation, the Company and twenty-one other defendants. In the Consolidated Master Petition all claims against individual defendants (including the officers of Gaylord Chemical Corporation and the Company) were dropped. The Consolidated Master Petition includes substantially all of the claims and theories asserted in the prior lawsuits, including negligence and strict liability, as well as several claims of statutory liability. Compensatory and punitive damages are sought. The Company and its subsidiaries are vigorously contesting all of these claims.

     On July 15, 1996 the Louisiana state court certified these consolidated actions as a single class action. The class was tentatively defined to include all those persons or entities who claim to have been injured as a result of the October 23, 1995 accident. On March 27, 1997, the Louisiana Court of Appeal for the First Circuit reversed the trial court's order granting class certification, defining the class, approving class notice, requiring all notice forms be notarized and appointing the plaintiffs' attorneys to the PLC. The Court of Appeal ordered the trial court to conduct a new class certification hearing to allow additional evidence on the adequacy of class representatives and class counsel and instructed the trial court to create a concise geographic definition of the class of individuals allegedly impacted. Finally, the Court of Appeal instructed the trial judge to approve a new class notice form that permits the use of notice of claim forms and/or proof of claim forms only after a determination of liability, if any. The Louisiana Supreme Court declined to review that decision. On May 23, 1997, the trial court reappointed the PLC with several new members. On June 20, 1997, a second CMO was entered by the court. Pursuant to this second CMO, a Second Consolidated Amended Master Petition (SCAMP) was filed on June 20, 1997. The SCAMP includes substantially all the claims and theories asserted in the original Consolidated Master Petition. No officers of Gaylord Chemical Corporation or the Company are named as defendants in the SCAMP.

     Pursuant to the second CMO, the status of all lawsuits pending before the filing of the SCAMP, some of which name officers of Gaylord Chemical Corporation or the Company as defendants, will be determined by the trial court after class certification. The trial court certified a class on November 10, 1997. The class consists of allegedly injured parties in the city of Bogalusa, parts of Washington Parish, Louisiana, and parts of

                GAYLORD CONTAINER CORPORATION AND SUBSIDIARIES
      NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS --
                                 (CONCLUDED)

Marion, Walthall and Pike Counties in Mississippi. Defendants have filed supervisory writs with the Court of Appeal challenging the trial court's class certification ruling. Those writs are currently pending.

     In addition, the Company, Gaylord Chemical Corporation and numerous other third party companies have been named as defendants in twelve actions brought by plaintiffs in Mississippi state court, who claim injury as a result of the October 23, 1995 accident at the Bogalusa facility. These cases, which purported to be on behalf of over 11,000 individuals, were not filed as a class action but rather have all been consolidated before a single judge in Hinds County, Mississippi. All of these cases allege claims similar to those in Louisiana State Court. To date, discovery in the consolidated cases has been coordinated with the ongoing discovery in the Louisiana class action. Following several rulings by the Mississippi Trial Court judge, over 7,400 individuals' claims in these consolidated actions have been either: (1) dismissed for failure to comply with outstanding discovery orders or (2) voluntarily withdrawn. As with the Louisiana class action, the Company and Gaylord Chemical Corporation are vigorously contesting all claims in Mississippi arising out of the October 23, 1995 explosion. In addition, the Company and Gaylord Chemical Corporation have filed cross-claims for indemnity and contribution against co-defendants in both of the Mississippi and Louisiana actions.

     The Company and Gaylord Chemical Corporation maintain insurance and have filed separate suits seeking a declaratory judgement of coverage for the October 23, 1995 accident against their general liability and directors and officers liability insurance carriers. These cases are currently pending in Louisiana state court before the same judge who is hearing the liability class action. The carrier with the first layer of coverage under the general liability policy has agreed to pay the Company's and Gaylord Chemical Corporation's defense costs under a reservation of rights. The primary carrier and the nine excess level insurers moved for summary judgment before the trial court claiming that coverage for the accident is excluded because of pollution exclusions contained in these policies. On November 20, 1997, the trial court denied all of the motions, and the insurers have filed supervisory writs with the Court of Appeal contesting that ruling. Those writs are pending.

     The Company believes the outcome of such litigation will not have a material adverse effect on the Company's financial position, results of operations or cash flows.

4. ADOPTION OF NEW ACCOUNTING STANDARD

     Effective October 1, 1997, the Company has adopted Statement of Financial Accounting Standards No. 128, "Earnings Per Share" (FAS No. 128). FAS No. 128 requires the presentation of both basic earnings per share and diluted earnings per share. Diluted earnings per share will not be presented in periods where the effect is antidilutive (that is, results in increased earnings per share or decreased net loss per share).

======================================================

    NO DEALER, SALESPERSON OR ANY OTHER PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS IN CONNECTION WITH THE OFFER CONTAIN HEREIN OTHER THAN THOSE CONTAINED IN THIS PROSPECTUS, AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE COMPANY. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY ANY SECURITY OTHER THAN THOSE TO WHICH IT RELATES, NOR DOES IT CONSTITUTE AN OFFER TO SELL, OR THE SOLICITATION OF AN OFFER TO BUY, TO ANY PERSON IN ANY JURISDICTION IN WHICH SUCH OFFER OR SOLICITATION IS NOT AUTHORIZED, OR IN WHICH THE PERSON MAKING SUCH OFFER OR SOLICITATION IS NOT QUALIFIED TO DO SO, OR TO ANY PERSON TO WHOM IT IS UNLAWFUL TO MAKE SUCH OFFER OR SOLICITATION. NEITHER THE DELIVERY OF THIS PROSPECTUS NOR ANY SALE MADE HEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE ANY IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF THE COMPANY SINCE THE DATE HEREOF OR THAT THE INFORMATION CONTAINED HEREIN IS CORRECT AS OF ANY TIME SUBSEQUENT TO THE DATE HEREOF.

                               ------------------

                               TABLE OF CONTENTS

                                                         PAGE
                                                         ----
Market Data............................................       i
Forward-Looking Statements.............................       i
Available Information..................................       i
Incorporation of Certain Information by Reference......      ii
Prospectus Summary.....................................       1
Risk Factors...........................................      13
The Company............................................      18
The Refinancing........................................      19
Use of Proceeds........................................      20
Capitalization.........................................      21
Selected Historical and Pro Forma Financial Data.......      22
Management's Discussion and Analysis of Financial
 Condition and Results of Operations...................      24
Business...............................................      30
Description of Other Indebtedness and Other
 Obligations...........................................      38
Description of Notes...................................      40
Book-Entry; Delivery and Form..........................      61

                                                         PAGE
                                                         ----
The Exchange Offer.....................................      63
Certain Federal Income Tax Consequences................      72
Plan of Distribution...................................      73
Experts................................................      73
Legal Matters..........................................      73
Index to Financial Statements..........................     F-1

======================================================
======================================================

                            ------------------------
                                   PROSPECTUS
                            ------------------------

                                 [GAYLORD LOGO]
                                    GAYLORD
                                   CONTAINER
                                  CORPORATION
                             OFFER TO EXCHANGE ITS
                              9 3/8% SENIOR NOTES
                              DUE 2007, SERIES B,
                       FOR ANY AND ALL OF ITS OUTSTANDING
                              9 3/8% SENIOR NOTES
                             DUE 2007, SERIES A AND
                                TO EXCHANGE ITS
                        9 7/8% SENIOR SUBORDINATED NOTES
                              DUE 2008, SERIES B,
                       FOR ANY AND ALL OF ITS OUTSTANDING
                        9 7/8% SENIOR SUBORDINATED NOTES
                               DUE 2008, SERIES A
                                MARCH    , 1998
======================================================

              PART II: INFORMATION NOT REQUIRED IN THE PROSPECTUS

ITEM 20: INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     The Company is incorporated under the laws of the State of Delaware.
Section 145 of the General Corporation Law of the State of Delaware ("Section 145") provides that a Delaware corporation may indemnify any persons who are, or are threatened to be made, parties to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of such corporation), by reason of the fact that such person is or was an officer, director, employee or agent of such corporation, or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation or enterprise. The indemnity may include expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, provided such person acted in good faith and in a manner he reasonably believed to be in or not opposed to the corporation's best interests and, with respect to any criminal action or proceeding, had no reasonable cause to believe that his conduct was illegal. A Delaware corporation may indemnify any persons who are, or are threatened to be made, a party to any threatened, pending or completed action or suit by or in the right of the corporation by reason of the fact that such person was a director, officer, employee or agent of such corporation, or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation or enterprise. The indemnity may include expenses (including attorneys' fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit, provided such person acted in good faith and in a manner he reasonably believed to be in or not opposed to the corporation's best interests except that no indemnification is permitted without judicial approval if the officer or director is adjudged to be liable to the corporation. Where an officer or director is successful on the merits or otherwise in the defense of any action referred to above, the corporation must indemnify him against the expenses which such officer or director has actually and reasonably incurred.

     Article IX of the Certificate of Incorporation, as amended and restated, of the Company provides that no director of the corporation shall be liable to the corporation or its stockholders for monetary damages arising from a breach of fiduciary duty owed to the corporation or its stockholders to the fullest extent permitted by the Delaware General Corporation Law.

     Article IX of the Certificate of Incorporation, as amended and restated, further provides that the Company shall indemnify and hold harmless, to the fullest extent authorized by the Delaware General Corporation Law, each person who was or is made a party or is threatened to be made a party to or is otherwise involved (including involvement as a witness) in any action, suit or proceeding, whether civil, criminal, administrative or investigative by reason of the fact that he or she is or was a director or officer of the corporation, is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to an employee benefit plan, whether the basis of such proceeding is alleged action in an official capacity as a director or officer or in any other capacity while serving as a director or officer, against all expense, liability and loss (including attorneys' fees, judgments, fines, ERISA excise taxes or penalties and amounts paid in settlement) reasonably incurred or suffered by such indemnitee in connection therewith and such indemnification shall continue as to an indemnitee who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the indemnitee's heirs, executors and administrators; provided, however, that, except as provided below with respect to proceedings to enforce rights to indemnification, the corporation shall indemnify any such indemnitee in connection with a proceeding (or part thereof) initiated by such indemnitee only if such proceeding (or part thereof) was authorized by the Board of Directors. The right to indemnification is a contract right and includes the right to be paid by the corporation the expenses incurred in defending any such proceeding in advance of its final disposition (advancement of expenses); provided, however, that, if and to the extent that the Delaware General Corporation Law requires, an advancement of expenses incurred by an indemnitee in his or her capacity as a director or officer (and not in any other capacity in which service was or is rendered by such indemnitee, including, without limitation, service to an employee benefit plan) shall be made only upon delivery to the corporation of an undertaking by or on behalf of such indemnitee, to repay all amounts so advanced if it shall ultimately be determined by final judicial decision from which there is no further right to appeal than such indemnitee is not entitled to be indemnified for such expenses.

     Article IX of the Certificate of Incorporation, as amended and restated, further provides that any person serving as a director, officer, employee or agent of another corporation, partnership, joint venture or other enterprise, at least 50% of whose equity interests are owned by the corporation, shall be conclusively presumed to be serving in such capacity at the request of the Company and, hence, subject to indemnification by the Company.

     Article IX of the Certificate of Incorporation, as amended and restated, further provides that persons who after the date of the adoption of Article IX become or remain directors or officers of the corporation or who, while a director or officer of the corporation, become or remain a director, officer, employee or agent of a subsidiary, shall be conclusively presumed to have relied on the rights to indemnity, advancement of expenses and other rights contained in Article IX in entering into or continuing such service. The rights to indemnification and to the advancement of expenses conferred in Article IX shall apply to claims made against a indemnitee arising out of acts or omissions which occurred or occur both prior and subsequent to the adoption hereof. The rights to indemnification and to the advancement of expenses conferred in Article IX shall not be exclusive of any other right which any person may have or hereafter acquire under the Amended and Restated Certificate of Incorporation or under any statute, bylaw, agreement, vote of stockholders or disinterested directors or otherwise.

     Section 145 further authorizes a corporation to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or enterprise, against any liability asserted against him and incurred by him in any such capacity, arising out of his status as such, whether or not the corporation would otherwise have the power to indemnify him under Section 145.

     Article IX of the Certificate of Incorporation, as amended and restated, further provides that the corporation may maintain insurance, at its own expense, to protect itself any director, officer, employee or agent of the corporation or another corporation, partnership, joint venture, trust or other enterprise against any expense, liability or loss, whether or not the corporation would have the power to indemnify such person against such expenses, liability or loss under the Delaware General Corporation Law.

     All of the directors and officers of the Company are covered by insurance policies maintained and held in effect by such corporation against certain liabilities for actions taken in such capacities, including liabilities under the Securities Act of 1933.

ITEM 21. EXHIBITS.

EXHIBIT NO.                           DESCRIPTION
-----------                           -----------
 3.1          Amended and Restated Certificate of Incorporation of the
              Registrant, as of July 21, 1995, incorporated by reference to Exhibit 3.1 of the Registrant's Quarterly Report on Form
              10-Q (No. 1-9915) for the quarter ended June 30, 1995 filed under the Securities Exchange Act of 1934, as amended (the
              June 30, 1995 Form 10-Q)
 3.2          Amended and Restated Bylaws of the Registrant, as amended, incorporated by reference to Exhibit 3.1 of the Registrant's
              Current Report on Form 8-K filed on July 5, 1995 under the
              Securities Act of 1934, as amended (the July 5, 1995 Form
              8-K)
 4.1          Indenture dated as of June 12, 1997, among the Company and
              State Street Bank and Trust Company, as successor to Fleet
              National Bank, as Trustee, (Including the forms of Series A and Series B 9 3/4% Senior Notes), incorporated by reference to Exhibit 4.1 of the Company's Registration Statement on
              Form S-4 (No. 333-30423) filed under the Securities Act of
              1933, as amended (the 1997 Debt Registration Statement)
 4.2          Amended and Restated Credit Agreement dated as of June 30,
              1995 by and between the Registrant, the financial
              institutions signatory thereto, Bankers Trust Company, as
              agent and Co-Manager and Wells Fargo Bank National
              Association, as Co-Manager, incorporated by reference to
              Exhibit 4.1 of the June 30, 1995 Form 10-Q

EXHIBIT NO.                           DESCRIPTION
-----------                           -----------
 4.3          First Amendment to Amended and Restated Credit Agreement
              dated as of May 30, 1996 by and between the Registrant, the financial institutions signatory thereto, Bankers Trust
              Company, as agent and Co-Manager and Wells Fargo Bank
              National Association, as Co-Manager, incorporated by
              reference to Exhibit 4.1 of the Registrant's Quarterly
              Report on Form 10-Q (No. 1-9915) for the quarter ended June
              30, 1996 filed under the Securities Exchange Act of 1934, as amended (the June 30, 1996 Form 10-Q)
 4.4          Second Amendment to Amended and Restated Credit Agreement
              dated as of July 19, 1996 by and between the Registrant, the financial institutions signatory thereto, and Bankers Trust
              Company, as agent, incorporated by reference to Exhibit 4.2 of June 30, 1996 Form 10-Q
 4.5          Third Amendment to Amended and Restated Credit Agreement
              dated as of May 20, 1997 by and between the Company, the
              financial institutions signatory thereto, and Bankers Trust
              Company, as agent, incorporated by reference to Exhibit 4.5 of the 1997 Debt Registration Statement
 4.6          Fourth Amendment to Amended and Restated Credit Agreement
              dated as of June 6, 1997 by and between the Company, the
              financial institutions signatory thereto, and Bankers Trust
              Company, as agent, incorporated by reference to Exhibit 4.6 of the 1997 Debt Registration Statement
 4.7          Fifth Amendment to Amended and Restated Credit Agreement
              dated as of September 30, 1997 by and between the Company, the financial institutions signatory thereto and Bankers
              Trust Company, as agent, incorporated by reference to
              Exhibit 4.7 of the Registrant's Annual Report on Form 10-K
              (No. 1-9515) for the year ended September 30, 1997 filed
              under the Securities Exchange Act of 1934, as amended (the
              1997 Form 10-K)
 4.8          Registration Rights Agreement dated as of June 5, 1997 among the Company, BT Securities Corporation, Bear, Stearns & Co.
              Inc. and Solomon Brothers Inc, incorporated by reference to
              Exhibit 4.7 of the 1997 Debt Registration Statement
 4.9          Credit agreement dated as of October 31, 1989 between the
              Registrant and the Export-Import Bank of the United States
              incorporated by reference to Exhibit 4.21 of the
              Registrant's Annual Report on Form 10-K (No. 1-9915) for the
              year ended September 30, 1990, filed under the Securities
              Exchange Act of 1934, as amended
 4.10         Specimen Certificate for the Class A Common Stock, par value
              $.0001 per share, of the Registrant, incorporated by
              reference to Exhibit 4.5 of the Registrant's Current Report on Form 8-K filed on October 30, 1992 under the Securities
              Exchange Act of 1934, as amended (October 30, 1992 Form 8-K)
 4.11         Warrant Agreement between the Registrant and Harris Trust
              and Savings Bank, as Warrant Agent, relating to the
              Registrant's Redeemable Exchangeable Warrants, incorporated by reference to Exhibit 4.3 of the October 30, 1992 Form 8-K
 4.12         Specimen Certificate for the Redeemable Exchangeable
              Warrants of the Registrant, incorporated by reference to
              Exhibit 4.6 of the October 30, 1992 Form 8-K
 4.13         Trust Agreement between the Registrant and Harris Trust and
              Savings Bank, as Warrant Agent, relating to the Class A
              Common Stock obtainable upon exercise of the Redeemable
              Exchangeable Warrants, incorporated by reference to Exhibit
              4.4 of the October 30, 1992 Form 8-K
 4.14         Rights Agreement, dated June 12, 1995, between the
              Registrant and Harris Trust and Savings Bank as Rights
              agent, including the form of Certificate of Designation,
              Preferences and Rights of Junior Participating Preferred
              Stock, Series A, attached thereto, as Exhibit A, the form of
              Rights Certificate attached thereto as Exhibit B and the
              Summary of Rights attached thereto as Exhibit C,
              incorporated by reference to Exhibit 4.1 of the July 5, 1995
              Form 8-K
 4.15         Form of Indenture between the Registrant and Ameritrust
              Texas, National Association as Trustee, relating to the
              Registrant's 12 3/4% Senior Subordinated Discount Debentures
              Due 2005, incorporated by reference to Exhibit 4(c) of the
              Registrant's Registration Statement on Form S-3 (No.
              33-60016), as amended, filed under the Securities Act of
              1933, as amended (the 1993 Debt Registration Statement)
 4.16         Specimen Certificate of the Registrant's 12 3/4% Senior
              Subordinated Discount Debentures Due 2005, incorporated by reference to Exhibit 4(d) of the 1993 Debt Registration
              Statement

EXHIBIT NO.                           DESCRIPTION
-----------                           -----------
 4.17         Subscription and Stockholder Agreement dated as of September
              24, 1993 between the Registrant and Gaylord Receivables
              Corporation, incorporated by reference to Exhibit 4.13 of
              the Registrant's Annual Report on Form 10-K (No. 1-9915) for
              the year ended September 30, 1993, filed under the
              Securities Exchange Act of 1934, as amended (the 1993 Form
              10-K)
 4.18         Receivables Purchase Agreement dated as of September 24,
              1993 between the Registrant and Gaylord Receivables
              Corporation, incorporated by reference to Exhibit 4.14 of
              the 1993 Form 10-K
 4.19         Amendment No. 1 to Receivables Purchase Agreement dated as of November 7, 1996 between the Company and Gaylord
              Receivables Corporation, incorporated by reference to
              Exhibit 3.16 of the Company's Annual Report on Form 10-K
              (No. 1-9915) for the year ended September 30, 1996, filed
              under the Securities Exchange Act of 1934, as amended (the
              1996 Form 10-K)
 4.20         Gaylord Receivables Master Pooling and Servicing Agreement
              dated as of September 24, 1993 between the Registrant and
              Gaylord Receivables Corporation, incorporated by reference to Exhibit 4.15 of the 1993 Form 10-K
 4.21         Revolving Credit Agreement dated as of September 24, 1993
              between Gaylord Receivables Corporation, the financial
              institutions signatory thereto and Harris Trust and Savings
              Bank as Facility Agent, incorporated by reference to Exhibit
              4.16 of the 1993 Form 10-K
 4.22         Extension of Credit Agreement dated as of September 27, 1996 between Gaylord Receivables Corporation, the financial
              institutions signatory thereto and Harris Trust and Savings
              Bank as Facility Agent, incorporated by reference to Exhibit
              4.19 of the 1996 Form 10-K
 4.23         Security Agreement dated as of September 24, 1993 between
              Gaylord Receivables Corporation and Harris Trust and Savings
              Bank, incorporated by reference to Exhibit 4.17 of the 1993
              Form 10-K
 4.24         Series 1993-1 A-RI Supplemental Issuance Agreement dated as of September 24, 1993 by and between the Registrant, Gaylord
              Receivables Corporation and Manufacturers and Traders Trust
              Company, as Trustee, incorporated by reference to Exhibit
              4.1 of the Registrant's Quarterly Report on Form 10-Q (No.
              1-9915) for the quarter ended December 31, 1993, filed under the Securities Exchange Act of 1934, as amended
 4.25         Extension of Credit Agreement dated as of September 2, 1997 between Gaylord Receivables Corporation, the financial
              institutions signatory thereto and Harris Trust and Savings
              Bank as Facility Agent, incorporated by reference to Exhibit
              4.25 of the 1997 Form 10-K
 4.26         Sixth Amendment to Amended and Restated Credit Agreement
              dated as of February 13, 1998 by and between the Company,
              the financial institutions signatory thereto, and Bankers
              Trust Company, as agent
 4.27         Securities Purchase Agreement, dated as of February 13,
              1998, among the Company and BT Alex. Brown Incorporated,
              Donaldson, Lufkin & Jenrette Securities Corporation, Bear
              Stearns & Co. Inc., Salomon Brothers Inc, and NationsBanc
              Montgomery Securities LLC, as Initial Purchasers
 4.28         Indenture, dated as of February 23, 1998, among the Company and State Street Bank and Trust Company with respect to the
              9 3/8% Senior Notes due 2007 (including the forms of Series
              A and Series B 9 3/8% Senior Notes due 2007)
 4.29         Registration Rights Agreement, dated as of February 23,
              1998, among the Company and BT Alex. Brown Incorporated,
              Donaldson, Lufkin & Jenrette Securities Corporation, Bear,
              Stearns & Co. Inc., Salomon Brothers Inc, and NationsBanc
              Montgomery Securities LLC with respect to the 9 3/8% Senior
              Notes due 2007
 4.30         Indenture, dated as of February 23, 1998, among the Company and Chase Bank of Texas National Association with respect to the 9 7/8% Senior Subordinated Notes due 2008 (including the forms of Series A and Series B 9 7/8% Senior Subordinated
              Notes due 2008)
 4.31         Registration Rights Agreement, dated as of February 23,
              1998, among the Company and BT Alex. Brown Incorporated,
              Donaldson, Lufkin & Jenrette Securities Corporation, Bear
              Stearns & Co. Inc., Salomon Brothers Inc, and NationsBanc
              Montgomery Securities LLC with respect to the 9 7/8% Senior
              Subordinated Notes due 2008

EXHIBIT NO.                           DESCRIPTION
-----------                           -----------
 5.1          Opinion and Consent of Kirkland & Ellis
10.1          Bogalusa Hog Fuel Supply Agreement by and between the
              Registrant and Cavenham Forest Industries, Inc. dated as of
              March 28, 1986, incorporated by reference to Exhibit 10.8 of the Registrant's Registration Statement on Form S-1 (No.
              33-13455), as amended, filed under the Securities Act of
              1933, as amended (the 1986 Debt Registration Statement)
10.2          Bogalusa Hog Fuel Supply Agreement (St. Francisville) by and
              between the Registrant and Crown Zellerbach Corporation
              dated as of March 31, 1986, incorporated by reference to
              Exhibit 10.9 of the 1986 Debt Registration Statement
10.3          Bogalusa Sawmill Agreement by and between the Registrant and
              Cavenham Forest Industries, Inc. dated as of March 28, 1986, incorporated by reference to Exhibit 10.11 of the 1986 Debt
              Registration Statement
10.4          Bogalusa Timberland Agreement by and between the Registrant and Cavenham Forest Industries, Inc. dated as of March 28,
              1986, incorporated by reference to Exhibit 10.12 of the 1986
              Debt Registration Statement
10.5          Transfer and Assumption Agreement by and between the
              Registrant and Gaylord Container Limited dated as of
              November 17, 1986, incorporated by reference to Exhibit
              10.16 of the 1986 Debt Registration Statement
10.6          Undertaking by and between the Registrant and Crown
              Zellerbach Corporation dated as of May 2, 1986, incorporated by reference to Exhibit 10.17 of the 1986 Debt Registration
              Statement
10.7          Transaction Agreement by and between James River Corporation of Virginia and Crown Zellerbach Corporation dated as of
              December 14, 1985, incorporated by reference to Exhibit
              10.18 of the 1986 Debt Registration Statement
10.8          Stockholder Agreement by and among the Registrant and the
              Persons listed on the signature pages thereto dated as of
              June 1, 1988, incorporated by reference to Exhibit 10.22 of the Registrant's Registration Statement on Form S-1 (No.
              33-21227), as amended, filed under the Securities Act of
              1933, as amended (the 1988 Debt Registration Statement)
10.9          Agreement among the Registrant and the Persons listed on the signature pages thereto dated as of June 1, 1988,
              incorporated by reference to Exhibit 10.23 of the 1988 Debt
              Registration Statement
10.10         Bogalusa Roundwood Supply and Cutting Rights Agreement by
              and between the Registrant and Cavenham Forest Industries,
              Inc. dated as of March 28, 1986, incorporated by reference to Exhibit 10.10 of the 1986 Debt Registration Statement
10.11         Letters dated March 1, 1991 and March 19, 1991 between the
              Registrant and Cavenham Forest Industries Inc., amending the
              Bogalusa Roundwood Supply and Cutting Rights Agreement dated as of March 28, 1986, incorporated by reference to Exhibit
              10(e) of the Registrant's Proxy Statement -- Prospectus on
              Form S-4 (No. 33-41799) as amended, filed under the
              Securities Act of 1933, as amended (the 1991 Proxy Statement
              -- Prospectus)
10.12         Bogalusa Wood Chip Supply Agreement by and between the
              Registrant and Cavenham Forest Industries, Inc., dated as of
              March 28, 1986, incorporated by reference to Exhibit 10.13 of the 1986 Debt Registration Statement
10.13         Letters dated March 1, 1991 and March 19, 1991 between the
              Registrant and Cavenham Forest Industries, Inc. amending the
              Bogalusa Wood Chip Supply Agreement dated as of March 28,
              1986, incorporated by reference to Exhibit 10(I) of the 1991
              Proxy Statement -- Prospectus
10.14         Power Purchase Agreement by and between Pacific Gas &
              Electric Company and Crown Zellerbach Corporation dated as of December 29, 1982, incorporated by reference to Exhibit
              10.14 of the 1986 Debt Registration Statement
10.15         Indemnification Agreement by and between the Registrant,
              Crown Zellerbach Corporation and Cavenham Forest Industries,
              Inc. dated as of November 17, 1986 regarding Power Purchase
              Agreement by and between Pacific Gas & Electric Company and
              Crown Zellerbach Corporation dated as of December 29, 1982, incorporated by reference to Exhibit 10.15 of the 1986 Debt
              Registration Statement

EXHIBIT NO.                           DESCRIPTION
-----------                           -----------
10.16         Employment Agreement by and between the Registrant and
              Marvin A. Pomerantz dated as of May 18, 1988, incorporated by reference to Exhibit 10.1 of the 1988 Debt Registration
              Statement
10.17         Amendment No. 1 to Employment Agreement between the
              Registrant and Marvin A. Pomerantz dated February 8, 1989, incorporated by reference to Exhibit 10.25 of the
              Registrant's Registration Statement on Form S-1 (No.
              33-29722), as amended, filed under the Securities Act of
              1933, as amended (the 1989 Debt Registration Statement)
10.18         Employment Agreement by and between the Registrant and
              Marvin A. Pomerantz dated January 1, 1993, incorporated by reference to Exhibit 10.20 of the 1993 Form 10-K
10.19         Employment Agreement by and between the Company and Marvin
              A. Pomerantz dated June 1, 1997, incorporated by reference to Exhibit 10.18 of the 1997 Debt Registration Statement
10.20         Employment Agreement by and between the Registrant and
              Warren J. Hayford dated as of May 18, 1988, incorporated by reference to Exhibit 10.2 of the 1988 Debt Registration
              Statement
10.21         Amendment No. 1 to Employment Agreement between the
              Registrant and Warren J. Hayford dated February 8, 1989,
              incorporated by reference to Exhibit 10.26 of the 1989 Debt
              Registration Statement
10.22         Employment Letter Agreement by and between the Registrant
              and Dale E. Stahl, dated as of November 22, 1993,
              incorporated by reference to Exhibit 10.25 of the 1993 Form
              10-K
10.23         Employment Letter Agreement by and between the Registrant
              and Daniel P. Casey, dated as of November 22, 1993,
              incorporated by reference to Exhibit 10.27 of the 1993 Form
              10-K
10.24         Employment Letter Agreement by and between the Registrant
              and Lawrence G. Rogna, dated as of November 22, 1993,
              incorporated by reference to Exhibit 10.29 of the 1993 Form
              10-K
10.25         Stock Retention Agreement dated June 25, 1992 between the
              Registrant and Mid-America Group, Ltd., incorporated by
              reference to Exhibit 10(nn) of the 1991 Proxy Statement --
              Prospectus
10.26         Stock Retention Agreement dated June 25, 1992 between the
              Registrant and Warren J. Hayford, incorporated by reference to Exhibit 10(pp) of the 1991 Proxy Statement -- Prospectus
10.27         S&G Packaging Company, L.L.C. Joint Venture Agreement dated as of July 12, 1996 by and between the Registrant and Stone
              Container Corporation incorporated by reference to Exhibit
              10.1 of the June 1996 Form 10-Q
10.28         S&G Packaging Company, L.L.C. Limited Liability Company
              Agreement dated as of July 12, 1996 incorporated by
              reference to Exhibit 10.2 of the June 30, 1996 Form 10-Q
10.29         Gaylord Container Corporation 1987 Key Employee Stock Option
              Plan, incorporated by reference to Exhibit 28 of the
              Registrant's Registration Statement on Form S-8 (No.
              33-25675) filed under the Securities Act of 1933, as amended
10.30         Gaylord Container Corporation 1989 Long-Term Incentive Plan,
              incorporated by reference to Exhibit 28.1 of the
              Registrant's Registration Statement on Form S-8 (No.
              33-33977) filed under the Securities Act of 1933, as amended
10.31         Gaylord Container Corporation Outside Director Stock Option
              Plan, incorporated by reference to Exhibit 28 of the
              Registrant's Registration Statement on Form S-8 (No.
              33-33871) filed under the Securities Act of 1933, as amended
10.32         Gaylord Container Corporation 1997 Long-Term Incentive Plan,
              incorporated by reference to Exhibit 28.1 of the
              Registrant's Registration Statement on Form S-8 (No.
              333-39809) filed under the Securities Act of 1933, as
              amended
10.33         Description of Gaylord Container Corporation Management
              Incentive Plan, incorporated by reference to Exhibit 10.31 of Amendment No. 3 to the Company's Registration Statement
              on Form S-4 (No. 333-30423) Filed under the Securities Act of 1933, as amended (Amendment No. 3 to the 1997 Debt
              Registration Statement
10.34         Gaylord Container Corporation Shareholder Value Plan,
              incorporated by reference to Exhibit A of the Company's
              Proxy Statement for its 1994 Annual Meeting filed December
              10, 1993
10.35         Gaylord Container Corporation Supplemental Retirement Plan,
              incorporated by reference to Exhibit 10.33 of Amendment No.
              3 to the 1997 Debt Registration Statement

EXHIBIT NO.                           DESCRIPTION
-----------                           -----------
10.36         Gaylord Container Corporation Supplemental Executive
              Retirement Plan, incorporated by reference to Exhibit 10.36 of the Company's Annual Report on Form 10-K (No. 1-9915) for
              the year ended September 30, 1995, filed under the
              Securities Exchange Act of 1934, as amended
10.37         Gaylord Container Corporation Shareholder Value Plan
              Amendment, incorporated by reference to the Company's Proxy
              Statement for its 1998 Annual Meeting filed December 22,
              1997.
12.1          Statement Regarding Computation of Earnings to Fixed Charges
21.1          Subsidiaries of the Registrant, incorporated by reference to
              Exhibit 21.1 of the Amendment No. 1 to the Company's
              Registration Statement on Form S-4 (No. 333-30423) filed
              under the Securities Act of 1933, as amended
23.1          Consent of Deloitte & Touche LLP
23.2          Consent of Kirkland & Ellis (included in Exhibit 5.1)
24.1          Power of Attorney
25.1          Statement of Eligibility of Senior Note Trustee
25.2          Statement of Eligibility of Senior Subordinated Note Trustee
27.1          Financial Data Schedule for the year ended September 30,
              1997, incorporated by reference to Exhibit 27.1 of the 1997
              Form 10-K
27.2          Financial Data Schedule for the quarter ended December 31,
              1997, incorporated by reference to Exhibit 27.1 of the
              Company's Quarterly Report on Form 10-Q (File No. 1-9915)
              filed under the Securities Exchange Act of 1934, as amended
99.1          Form of Letter of Transmittal for the Old Senior Notes
99.2          Form of Notice of Guaranteed Delivery for the Old Senior
              Notes
99.3          Form of Tender Instructions for the Old Senior Notes
99.4          Form of Letter of Transmittal for the Old Senior
              Subordinated Notes
99.5          Form of Guaranteed Delivery for the Old Senior Subordinated
              Notes
99.6          Form of Tender Instructions for the Old Senior Subordinated
              Notes

ITEM 22. UNDERTAKINGS.

     (a) The undersigned registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

             (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933.

             (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

             (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

          (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at the time shall be deemed to be the initial bona fide offering thereof;

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of
1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered, therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a directors, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

     (d) The undersigned registrant hereby undertakes to respond to requests for information that is incorporated by reference into the prospectus pursuant to
Item 4, 10(b), 11, or 13 of this form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

     (e) The undersigned registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Company duly caused this Registration Statement on Form S-4 to be signed on its behalf by the undersigned, thereunto duly authorized, in City of Deerfield, State of Illinois, on the 23rd day of March, 1998.

                                          GAYLORD CONTAINER CORPORATION

                                          By:    /s/ MARVIN A. POMERANTZ
                                            ------------------------------------
                                                    Marvin A. Pomerantz
                                            Chairman and Chief Executive Officer

     Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed below by the following persons in the capacities indicated on the 23rd day of March, 1998.

                      SIGNATURE                                              TITLE
                      ---------                                              -----

               /s/ MARVIN A. POMERANTZ                   Chairman, Chief Executive Officer and Director
-----------------------------------------------------    (Principal Executive Officer)
                 Marvin A. Pomerantz

                 /s/ DANIEL P. CASEY                     Executive Vice President
-----------------------------------------------------    (Principal Financial Officer)
                   Daniel P. Casey

                 /s/ JEFFREY B. PARK                     Vice President - Corporate Controller
-----------------------------------------------------    (Principal Accounting Officer)
                   Jeffrey B. Park

                          *                              Director
-----------------------------------------------------
                  Mary Sue Coleman

                          *                              Director
-----------------------------------------------------
                  Harve A. Ferrill

                          *                              Director
-----------------------------------------------------
                  John E. Goodenow

                          *                              Director
-----------------------------------------------------
                  David B. Hawkins

                          *                              Director
-----------------------------------------------------
                  Warren J. Hayford

                          *                              Director
-----------------------------------------------------
                 Charles S. Johnson

                          *                              Director
-----------------------------------------------------
               Ralph L. MacDonald, Jr.

                          *                              Director
-----------------------------------------------------
                  Thomas H. Stoner

* The undersigned, by signing his name hereto, does sign and execute this Registration Statement on Form S-4 on behalf of the above named officers and directors of the Company pursuant to the Power of Attorney executed by such officers and directors and filed with the Securities and Exchange Commission.

       /s/ DANIEL P. CASEY
------------------------------------
          Daniel P. Casey
          Attorney-in-fact